Exhibit 10.44
EXECUTION COPY

CREDIT AGREEMENT*
dated as of
August 4, 2010
between
THE GEO GROUP, INC.,
as Borrower,
the Lenders referred to herein
and
BNP PARIBAS,
as Administrative Agent

$750,000,000

BNP PARIBAS SECURITIES CORP.,
as Lead Arranger

*	Certain portions of the Credit Agreement have been omitted based upon a request for confidential treatment filed with the Securities and Exchange Commission. The non-public information has been filed with the Securities and Exchange Commission.

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EXHIBIT A	—	Form of Assignment and Assumption
EXHIBIT B	—	Form of Collateral Agreement
EXHIBIT C	—	Form of Guaranty Agreement
EXHIBIT D	—	Form of Collateral Assignment
EXHIBIT E	—	Form of Mortgage
EXHIBIT F	—	Form of Joinder Agreement
EXHIBIT G	—	Form of Opinion of Counsel to the Borrower
EXHIBIT H	—	Form of Opinion of Special Counsel
EXHIBIT I	—	Form of Lender Addendum

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          CREDIT AGREEMENT (this “Agreement”) dated as of August 4, 2010, between THE GEO GROUP, INC., a Florida corporation, as borrower (the “Borrower”), the Lenders referred to herein and BNP PARIBAS, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”).
          WHEREAS, the Borrower has requested the extension of credit to it in an aggregate principal or face amount not exceeding $750,000,000 at any one time outstanding, to finance the Acquisition (as defined below), to refinance certain indebtedness (including all loans under the Existing Credit Agreement (as defined below)) and for other purposes; and
          WHEREAS, the Lenders and the Administrative Agent have agreed to such extensions of credit on the terms and conditions hereof.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
          “Acquisition” means the acquisition by the Borrower of 100% of the outstanding capital stock of the Target Company in accordance with the Merger Agreement.
          “Acquisition Date” means the date the Acquisition is consummated in accordance with the Merger Agreement.
          “Acquisition Indemnity” means an agreement between the Borrower and the Target, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which, among other things, (a) the Target agrees to issue, immediately prior to the consummation of the Acquisition at the request of the Borrower following mutual agreement by the Borrower and the Target that all conditions precedent to the Acquisition have been satisfied, a notice of redemption of the 10.75% Senior Notes due 2012 issued by the Target Company, (b) the Borrower agrees to indemnify the Target Company for all losses, liabilities, damages and expenses suffered by the Target in connection with such request if the Acquisition is not consummated within a specified period after such request and (c) the Borrower agrees
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to lend to the Target sufficient funds to enable the Target to redeem the Target Company Debt pursuant to such notice of redemption if the Acquisition is not consummated within such specified period after such request.
          “Adjusted EBITDA” means, for any period, (a) EBITDA for such period minus (b) the amount, if a positive number, by which the amount of such EBITDA attributable to Unrestricted Subsidiaries and Other Consolidated Persons minus Non-Recourse Debt Service of the Unrestricted Subsidiaries and the Other Consolidated Persons exceeds 20% of such EBITDA.
          “Adjusted LIBO Rate” means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.
          “Administrative Agent” has the meaning assigned thereto in the Preamble hereof.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Agreed Foreign Currency” means in respect of any Letter of Credit requested to be issued by an Issuing Lender, Euros, Sterling, Australian Dollars, South African Rand and any other Foreign Currency approved by such Issuing Lender (each of whom agrees not to withhold such approval unreasonably) but only if at such time (a) such Foreign Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (b) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of Euros, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Lender for issuing any Letter of Credit or participating in any LC Exposure hereunder, unless such authorization has been obtained and is in full force and effect.
          “Alternate Base Rate” means, for any day, for any Borrowing, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate that would apply to a Eurodollar Borrowing of the same Class as such Borrowing with an Interest Period of one month starting on the second Business Day following such day, plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.
          “Applicable Percentage” means (a) with respect to any Revolving Credit Lender for purposes of Section 2.04 or Section 2.05 or in respect of any indemnity claim under Section 9.03(c) arising out of an action or omission of any Swingline Lender or any Issuing Lender under this Agreement, the percentage of the total Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment, and (b) with respect to any Lender in respect of any indemnity
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claim under Section 9.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender’s Commitments or Loans of all Classes hereunder; provided that in the case of Section 2.19 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Revolving Credit Commitments have expired or been terminated, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.
          “Applicable Rate”means, (a) for Revolving Credit Loans and Tranche A Term Loans, (i) 2.50% per annum in the case of Eurodollar Loans and (ii) 1.50% in the case of ABR Loans (including Swingline Loans), (b) for Tranche B Term Loans, (i) 3.25% per annum in the case of Eurodollar Loans and (ii) 2.25% in the case of ABR Loans, (c) for commitment fees, 0.50% per annum and (d) for Incremental Loans of any Series, such rate or rates of interest as shall be agreed upon at the time the Incremental Loan Commitments of such Series are established; provided that from and after December 31, 2010, the “Applicable Rate” for Revolving Credit Loans, Tranche A Term Loans and commitment fees shall be the applicable rate per annum set forth below, based upon the Total Leverage Ratio as of the most recent determination date:

		ABR	Eurodollar
		Applicable	Applicable	Commitment
Category	Total Leverage Ratio	Rate	Rate	Fee Rate
1	>4.25 to 1.00	2.00%	3.00%	0.500%
2	>3.75 to 1.00 and ≤4.25 to 1.00	1.75%	2.75%	0.500%
3	>3.25 to 1.00 and ≤3.75 to 1.00	1.50%	2.50%	0.500%
4	>2.50 to 1.00 and ≤3.25 to 1.00	1.25%	2.25%	0.500%
5	≤2.50 to 1.00	1.00%	2.00%	0.375%
          For purposes of the foregoing, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower (starting with its fiscal quarter ending nearest to September 30, 2010) based upon the Borrower’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date of December 31, 2010 and the date 10 Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing and (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.
          Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.12(f).
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          “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          “Assignment Agreement” has the meaning set forth in the Collateral Agreement.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
          “Assuming Lender” has the meaning assigned to such term in Section 2.08(e)(i).
          “Australian Dollars” or “A$” refers to the lawful currency of Australia.
          “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
          “Basic Documents” means, collectively, the Loan Documents and the Merger Agreement.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrower” has the meaning assigned thereto in the Preamble hereof.
          “Borrowing” means (a) all Syndicated ABR Loans of the same Class, (b) all Eurodollar Loans of the same Class that have the same Interest Period or (c) a Swingline Loan.
          “Borrowing Request” means a request by the Borrower for a Syndicated Borrowing in accordance with Section 2.03.
          “Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment,
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continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
          “Capital Asset” means any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a consolidated balance sheet of the Borrower, its Subsidiaries and the Other Consolidated Persons.
          “Capital Expenditures” means, for any period, expenditures (including the aggregate amount of obligations under Capital Leases and Synthetic Leases incurred during such period) made by the Borrower, any of its Subsidiaries or any Other Consolidated Person to acquire or construct Capital Assets (including renewals, improvements and replacements) during such period computed in accordance with GAAP, but excluding Reimbursed Capital Expenditures.
          “Capital Lease” means any lease of any property by the Borrower, any of its Subsidiaries or any Other Consolidated Person, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of the Borrower, its Subsidiaries and the Other Consolidated Persons.
          “Casualty Event” means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person receives insurance proceeds, or proceeds of a condemnation award or other compensation.
          “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower over a period of shorter than or equal to 24 months by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of any “change in control” as defined in any indenture or other instrument evidencing any Indebtedness in excess of $10,000,000 obligating the Borrower (at the option of one or more holders of such Indebtedness or otherwise) to repurchase, redeem or repay all or any part of such Indebtedness.
          “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
          “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans, Incremental Loans of the same Series or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Tranche A Term Loan Commitment, Tranche B Term Loan Commitment or Incremental Loan Commitment.
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          “Code” means the Internal Revenue Code of 1986.
          “Collateral Account” has the meaning assigned to such term in Section 2.05(k).
          “Collateral Agreement” means the Collateral Agreement substantially in the form of Exhibit B among the Borrower, each Restricted Domestic Subsidiary and the Administrative Agent.
          “Collateral Assignment” means the Collateral Assignment Agreement substantially in the form of Exhibit D among the Borrower, certain of its Restricted Subsidiaries and the Administrative Agent.
          “Commitment” means a Revolving Credit Commitment, Tranche A Term Loan Commitment, Tranche B Term Loan Commitment or Incremental Loan Commitment, or any combination thereof (as the context requires).
          “Commitment Increase Date” has the meaning assigned to such term in Section 2.08(e)(i).
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Credit Party” means the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender.
          “Currency” means Dollars or any Foreign Currency.
          “Debt Incurrence” means the incurrence by the Borrower or any of its Restricted Subsidiaries after the Effective Date of any Indebtedness, other than Indebtedness permitted by Section 6.01.
          “Default” means any event or condition which constitutes an Event of Default or which with the giving of notice, the lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) if such Lender is a Revolving Credit Lender, fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular breach, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has
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failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and, if such Lender is a Revolving Credit Lender, participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.
          “Disclosed Matters” means the actions, suits and proceedings disclosed in the Disclosure Supplement.
          “Disclosure Supplement” means the Disclosure Supplement dated as of the date hereof heretofore furnished to the Administrative Agent and the Lenders.
          “Disposition” means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Restricted Subsidiaries to any Person other than the Borrower or any of its Restricted Subsidiaries, excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.
          “Dollar Equivalent” means, on any date of determination, (i) with respect to an amount denominated in Dollars, such Dollar amount and (ii) with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on such date, based upon the rate appearing on the applicable page of the Reuters Screen (or on any successor or substitute page of such screen, or any successor to or substitute for such screen, providing rate quotations comparable to those currently provided on such page of such screen, as determined by the Administrative Agent from time to time for purposes of) providing quotations of exchange rates applicable to the sale of such Foreign Currency in the London foreign exchange market at approximately 11.00 a.m., London Time, for delivery two days later.
          “Dollars” or “$” refers to lawful money of the United States of America.
          “Domestic Subsidiary” means a Subsidiary of the Borrower that is organized under the laws of the United States of America, any State therein or the District of Columbia.
          “EBITDA” means, for any period, Net Income for such period plus the sum of the following determined on a consolidated basis, without duplication, for the Borrower and its Subsidiaries and Other Consolidated Persons in accordance with GAAP: (a) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), (iv) extraordinary losses and (v) an amount (not exceeding $10,000,000) equal to the aggregate amount of start-up and transition costs incurred during such period in connection with Facilities less (b) to the extent added in determining Net Income, interest income and any extraordinary gains. If the Acquisition or any Permitted Acquisition is consummated at any time during a period for which EBITDA is calculated, EBITDA for such period shall be calculated on a Pro Forma Basis and, to the extent deducted in
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determining Net Income for such period, the amount of transaction costs and expenses relating to the Acquisition or such Permitted Acquisition, as the case may be, shall be added to EBITDA for such period.
          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
          “EMU Legislation” means legislation enacted by the European Union’s Economic and Monetary Union.
          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or human health matters.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any Equity Rights entitling the holder thereof to purchase or acquire any such equity interest.
          “Equity Issuance” means (a) any issuance or sale by the Borrower after the Effective Date of any of its Equity Interests (other than any Equity Interests issued to directors, officers or employees of the Borrower or any of its Restricted Subsidiaries pursuant to employee benefit compensation, purchase or incentive plans established in the ordinary course of business and any capital stock of the Borrower issued upon the exercise, exchange or conversion of such Equity Interests) or (b) the receipt by the Borrower or any of its Restricted Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any wholly owned Restricted Subsidiary of the Borrower or (y) any capital contribution by the Borrower or any wholly owned Restricted Subsidiary of the Borrower to any Subsidiary of the Borrower, or (z) any capital contribution by any holder of Equity Interests in any Restricted Subsidiary.
          “Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust
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agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.
          “ERISA” means the Employee Retirement Income Security Act of 1974.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy with respect to any Plan the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
          “Euro” or “€” refers to the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.
          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Excess Cash Flow” means, for any period (without duplication) the sum of (a) Adjusted EBITDA (excluding from the calculation thereof the effect, if any, of the last sentence of the definition of “EBITDA”) for such period minus (b) the sum (without duplication) of (i) Capital Expenditures (excluding Capital Expenditures to the extent financed with the proceeds of Indebtedness, or constituting Capital Lease obligations or Synthetic Lease obligations) during such period) plus (ii) Interest Expense and the amount of all regularly scheduled payments or prepayments of principal of Indebtedness (including the principal component of any payments in respect of Capital Leases and Synthetic Leases) made by the Borrower, its Subsidiaries and the Other Consolidated Persons during such period plus (iii) taxes of the Borrower, its Subsidiaries and the Other Consolidated Persons for such period plus (iv) Non-Recourse Debt Service for such period plus (v) 50% of the amount of Restricted Payments made
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in cash during such period that were otherwise permitted to be made hereunder plus (vi) without duplication, the cash consideration paid, plus all transaction costs paid in cash, by the Borrower, its Subsidiaries and the Other Consolidated Persons during such period in respect of the Acquisition or any Permitted Acquisition minus (in the case of increases) or plus (in the case of decreases) (c) any change in Working Capital from the first day through the last day of such period.
          “Excluded Property” means:
     (i) voting Equity Interests of any direct Foreign Subsidiary of the Borrower or of any Domestic Subsidiary in excess of 65% of all of the outstanding voting Equity Interests of such Foreign Subsidiary;
     (ii) rights under any contracts, leases or other instruments that contain a valid and enforceable prohibition on assignment of such rights (except to the extent that any such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid; and
     (iii) property and assets owned by the Borrower or any Guarantor that are the subject of Liens permitted by Section 6.02(d) hereof for so long as such Liens are in effect, if the Indebtedness secured thereby constitutes Indebtedness permitted by Section 6.01(f) hereof, the agreements or instruments evidencing or governing such Indebtedness prohibit the Loans from being secured thereby and no part of the Loans and no Letter of Credit was used to finance the acquisition, construction or improvement of such assets.
          “Excluded Taxes” means, with respect to (each of which shall be considered a “Payee”) the Administrative Agent, any Lender or any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any United States backup withholding tax that is required by the Code to be withheld from amounts payable to a recipient that has failed to comply with Section 2.16(e), and (d) in the case of a Foreign Payee (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Payee (including fees payable pursuant to Section 2.11) pursuant to the Code, treasury regulations or treaties (including officially published interpretations and guidelines), in each case as in place at the time such Foreign Payee becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Payee’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.16(e), except to the extent that such Foreign Payee (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).
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          “Existing Cornell Credit Agreement” means the Amended and Restated Credit Agreement dated as of October 10, 2007 by and among the Target Company, certain of its Subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and the lenders party thereto.
          “Existing Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of January 24, 2007 by and among the Borrower, BNP Paribas, as administrative agent, and the lenders party thereto.
          “Facility” means a correctional, detention, mental health or other facility the principal function of which is to carryout a Permitted Business.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
          “Foreign Currency” means at any time any Currency other than Dollars.
          “Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Foreign Payee” means any Payee that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.
Credit Agreement

          “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
          “GAAP” means generally accepted accounting principles in the United States of America.
          “GEO Acquisition Subsidiary” means GEO Acquisition III, Inc., a wholly-owned Restricted Subsidiary created by the Borrower to merge with the Target Company in order to consummate the Acquisition.
          “Government Contract” means a contract between the Borrower or any Restricted Subsidiary and a Governmental Authority located in the United States or all obligations of any such Governmental Authority as account debtor arising under any Account (as defined in the UCC) now existing or hereafter arising owing to the Borrower or any Restricted Subsidiary.
          “Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, any Governmental Authority.
          “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including (i) any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation and (ii) any Lien on any assets of the guarantor securing payment of Indebtedness or other obligations of the primary obligor; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business; provided, that the Acquisition Indemnity shall not constitute a Guarantee hereunder.
          “Guarantors” means the Restricted Domestic Subsidiaries and any other Person which, after the Effective Date, becomes a party to the Guaranty Agreement pursuant to a supplement to the Guaranty Agreement.
Credit Agreement

          “Guaranty Agreement” means the Guaranty Agreement substantially in the form of Exhibit C between the Borrower, the Guarantors and the Administrative Agent.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.
          “Hedge Counterparty” means each Person that is a Lender or an Affiliate of a Lender (i) at the time it enters into a Hedging Agreement or (ii) party to a Hedging Agreement outstanding as of the Effective Date, in each case with the Borrower or any Restricted Subsidiary, in its capacity as a party thereto.
          “Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Hedging Agreement.
          “Increasing Lender” has the meaning assigned to such term in Section 2.08(e)(i).
          “Incremental” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01(d).
          “Incremental Lenders” means, in respect of any Series of Incremental Loans, the Lenders (or other financial institutions referred to in Section 2.01(d)) whose offers to make Incremental Loans of such Series shall have been accepted by the Borrower in accordance with the provisions of Section 2.01(d).
          “Incremental Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Incremental Loans of any Series that is accepted by the Borrower in accordance with the provisions of Section 2.01(d), Section 2.08 or Section 2.10(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
          “Indebtedness” of any Person means, without duplication, (a) all liabilities, obligations and indebtedness of such Person for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business not more than 90 days past due or payable on such later date as is customary in the trade, (c) all obligations of such Person as lessee under Capital Leases, (d) all Indebtedness of any other Person secured by a Lien on any asset of such Person, (e) all Guarantees by such Person of Indebtedness of others (including all Guarantees by the Borrower or any Restricted Subsidiary of
Credit Agreement

Unrestricted Subsidiary Debt), (f) all obligations, contingent or otherwise, of such Person with respect to letters of credit (supporting payment of Indebtedness), whether or not drawn, including, without limitation, reimbursement obligations related thereto, and banker’s acceptances issued for the account of such Person, (g) all obligations of such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of Equity Interests of such Person, (h) all outstanding payment obligations with respect to Synthetic Leases, (i) the outstanding attributed principal amount under any asset securitization program and (j) all outstanding payment obligations with respect to performance surety bonds that have been drawn upon. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Interest Election Request” means a request by the Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.07.
          “Interest Expense” means, for any period, the sum, for the Borrower and its Subsidiaries and Other Consolidated Persons (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest and fees in respect of Indebtedness (including the interest component of any payments in respect of Capital Leases and Synthetic Leases accounted for as interest under GAAP) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period) minus (c) interest income during such period (whether or not actually received during such period).
          “Interest Payment Date” means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
          “Interest Period” means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or on such other day as all of the Lenders holding such Loan or Borrowing may agree in their sole discretion) or for any period ending on or prior to the 30th day following the Effective Date, one, two or three weeks thereafter, in each case, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) unless otherwise agreed to by the Administrative Agent, until the date falling on the 30th day following the Effective Date, all Interest
Credit Agreement

Periods for all Eurodollar Borrowings shall be coterminous and no Interest Period may commence before and end after such 30th day. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.
          “Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale, but excluding any such agreement expressly subject to a condition that such acquisition shall not be consummated if such acquisition would constitute a Default); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.
          “Issuing Lenders” means (i) BNP Paribas or (ii) any Lender selected by the Borrower that is reasonably acceptable to the Administrative Agent and consents to be an “Issuing Lender” hereunder, and their successors in such capacity as provided in Section 2.05(j). An Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to “the Issuing Lender” shall refer to the respective Issuing Lender of a Letter of Credit.
          “Joinder Agreement” means collectively, each joinder agreement executed in favor of the Administrative Agent for the ratable benefit of itself and the other Secured Parties, substantially in the form of Exhibit F.
          “LC Disbursement” means a payment made by an Issuing Lender pursuant to a Letter of Credit.
          “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
          “Lead Arranger” means BNP Paribas Securities Corp.
          “Lender Addendum” means a Lender Addendum in the form of Exhibit I or any other form approved by the Administrative Agent, to be executed and delivered by each initial Lender as provided in Section 9.06(b).
Credit Agreement

          “Lenders” means each Person that shall have become a party hereto pursuant to a Lender Addendum (including, without limitation, any Issuing Lender and any Swingline Lender, unless the context otherwise requires), each Incremental Lender and each other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
          “Letter of Credit” means any letter of credit issued pursuant to this Agreement.
          “Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.
          “LIBO Rate” means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. If such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in the London interbank market to first class banks at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If the LIBO Rate for any Interest Period for any Tranche B Term Eurodollar Borrowing as determined above in this definition would otherwise be less than 1.50%, then such LIBO Rate shall instead be 1.50%.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, other than customary rights of a third party to acquire Equity Interests in a Subsidiary pursuant to an agreement for a sale of such Equity Interests permitted hereunder.
          “Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.
          “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including Incremental Loans of any Series.
          “Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.
Credit Agreement

          “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and each Restricted Subsidiary to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party, (c) the legality, validity, binding effect or enforceability of this Agreement or any of the other Loan Documents or (d) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.
          “Material Contract” means (a) any Material Government Contract or (b) any other contract or agreement, written or oral, of the Borrower or any of its Restricted Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.
          “Material Government Contract” means any Government Contract, with respect to which the aggregate amount of EBITDA reasonably attributable to such Government Contract for the four fiscal quarters ending on or most recently ended prior to any date of determination is greater than ten percent of EBITDA for the same four fiscal quarter period.
          “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Restricted Subsidiaries (including Unrestricted Subsidiary Debt and any such obligations of Unrestricted Subsidiaries that are Guaranteed by the Borrower or any Restricted Subsidiary) in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.
          “Material Real Property” means any real property interest, including improvements, now or hereafter owned or leased by the Borrower or any of its Restricted Subsidiaries having a book value in excess of $20,000,000.
          “MCF Bonds” means the $197,400,000 8.47% amortizing bonds due 2016 issued by MCF.
          “MCF” means Municipal Corrections Finance L.P.
          “Merger Agreement” means the Agreement and Plan of Merger dated as of April 18, 2010 by and among the Borrower, the GEO Acquisition Subsidiary and Target Company, as amended by Amendment to Agreement and Plan of Merger, dated as of July 22, 2010.
          “Mortgages” means, collectively, one or more mortgages and deeds of trust (or equivalent instruments) (including any amendment to any Mortgage existing on the Effective Date recorded in connection with the Existing Credit Agreement), in substantially the form attached hereto as Exhibit E (with such changes as may be appropriate in the applicable jurisdiction) and otherwise in form and substance satisfactory to the Administrative Agent, executed by the Borrower or a Restricted Subsidiary in favor of the Administrative Agent for the benefit of the Secured Parties, as any such document may be amended, restated, supplemented or otherwise modified from time to time and covering
Credit Agreement

(i) as of the Effective Date, the properties and leasehold interests identified in Schedule 3.17 of the Disclosure Supplement as subject to existing Mortgages and (ii) thereafter, the properties and leasehold interests of the Borrower and its Restricted Subsidiaries that are required to be subject to the Lien of a Mortgage in accordance with the terms hereof.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Available Proceeds” means:
     (a) in the case of any Disposition, the aggregate amount of all cash payments, received by the Borrower and its Restricted Subsidiaries directly or indirectly in connection with such Disposition; provided that (i) Net Available Proceeds shall be net of (x) the amount of any legal fees and expenses, title premiums and costs, recording fees and expenses, state and local taxes, commissions, and other fees and expenses paid by the Borrower and its Restricted Subsidiaries in connection with such Disposition and (y) any Federal, foreign, state and local income or other taxes estimated to be payable by the Borrower and its Restricted Subsidiaries as a result of such Disposition and (ii) Net Available Proceeds shall be net of any repayments by the Borrower or any of its Restricted Subsidiaries of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property;
     (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Restricted Subsidiaries in respect of such Casualty Event net of (i) reasonable fees and expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Borrower or any of its Restricted Subsidiaries in respect of such Casualty Event;
     (c) in the case of any Equity Issuance, the aggregate amount of all cash received by the Borrower and its Restricted Subsidiaries in respect of such Equity Issuance net of reasonable fees and expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith; and
     (d) in the case of any Debt Incurrence, the aggregate amount of all cash received by the Borrower and its Restricted Subsidiaries in respect of such Debt Incurrence net of reasonable fees and expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith.
          “Net Income” means, with respect to the Borrower and its Subsidiaries and Other Consolidated Persons, for any period of determination, the net income (or loss) for such period, determined on a consolidated basis in accordance with GAAP; provided that, solely for the purposes of calculating the amount of Restricted Payments permitted to be made pursuant to Section 6.05(d)(ii), there
Credit Agreement

shall be added back to Net Income (to the extent otherwise deducted) for such period the amount of transaction costs and expenses relating to the Acquisition or any Permitted Acquisition.
          “Non-Recourse Debt Service” means, with respect to any Person, for any period, the sum of, without duplication (a) the net interest expense of such Person with respect to Indebtedness that is Non-Recourse to the Borrower and the Restricted Subsidiaries, determined for such period, without duplication, on a consolidated or combined basis, as the case may be, in accordance with GAAP, (b) the scheduled principal payments required to be made during such period by such Person with respect to Indebtedness that is Non-Recourse to the Borrower and the Restricted Subsidiaries and (c) rent expense for such period associated with Indebtedness that is Non-Recourse to the Borrower and the Restricted Subsidiaries.
          “Non-Recourse” means, with respect to any Indebtedness or other obligation and to any Person, that such Person has not Guaranteed such Indebtedness or other obligation, and is not otherwise liable, directly or indirectly for such Indebtedness or other obligation, and that any action or inaction by such Person, including without limitation any default by such Person on its own Indebtedness or other obligations, will not result in any default, event of default, acceleration, or increased financial or other obligations, under or with respect to such Indebtedness or other obligation; provided, that, any Indebtedness or other obligation of any Unrestricted Subsidiary or Other Consolidated Person that would otherwise be Non-Recourse to the Borrower and the Restricted Subsidiaries shall not be Non-Recourse to the Borrower and the Restricted Subsidiaries solely due to (A) any investment funded at the time or prior to the incurrence of such Indebtedness or other obligation or (B) the assignment by the Borrower or any Restricted Subsidiary of its rights under any Government Contract to secure Unrestricted Subsidiary Debt, or Indebtedness or other obligations of any Other Consolidate Person, related to such Government Contract or (C) to the extent undrawn, the issuance of any Letter of Credit in support of such Indebtedness or other obligation.
          “Notice of Assignment” has the meaning assigned to such term in the Collateral Agreement.
          “Obligations” means, collectively, (a) all obligations of the Borrower under the Loan Documents to pay the principal of and interest on the Loans and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Administrative Agent or the Lenders under the Loan Documents, (b) all existing or future payment and other obligations owing by the Borrower or any Restricted Subsidiary under any Hedging Agreement permitted hereunder or outstanding as of the Effective Date, in each case with any Hedge Counterparty and (c) all other interest, fees and commissions (including reasonable attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.
          “Officer’s Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).
Credit Agreement

          “Other Consolidated Persons” means Persons, none of the Equity Interests of which are owned by the Borrower or any of its Subsidiaries, whose financial statements are required to be consolidated with the financial statements of the Borrower in accordance with GAAP; provided that MCF shall not be excluded as an Other Consolidated Person solely by reason of the ownership by the Borrower or any of its Subsidiaries of Equity Rights in MCF.
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
          “Participant” means any Person to whom a participation is sold as permitted by clause (d) of Section 9.04.
          “Payee” has the meaning assigned to such term in the definition of “Excluded Taxes” in this Section 1.01.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Permitted Acquisition” means an acquisition by the Borrower or a Restricted Subsidiary of a Facility, all of the Equity Interests of a Person or all or substantially all of the assets and related rights constituting an ongoing business, in each case primarily constituting a Permitted Business, and where each of the following conditions is satisfied:
     (a) at the time of such acquisition, both before and immediately after the consummation thereof, no Default shall have occurred and be continuing;
     (b) unless the consideration paid for such acquisition (including, without duplication, the assumption of Indebtedness and aggregate amount of Indebtedness of the subject of such acquisition remaining outstanding after the consummation thereof) is less than $15,000,000, Subject EBITDA for the period of four fiscal quarters of the Facility, Person or business so acquired ended most recently before the consummation of such acquisition, was greater than zero;
     (c) the Total Leverage Ratio and Senior Secured Leverage Ratio on the last day of the period of four fiscal quarters of the Borrower ended most recently before the consummation of such acquisition for which financial statements have been delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis as if the acquisition had occurred on the first day of such period, and giving pro forma effect to all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of Indebtedness from and after such day through and including the date of the consummation of such acquisition, is at least 0.25
Credit Agreement

below the Total Leverage Ratio and Senior Secured Leverage Ratio, respectively, required to be maintained by the Borrower pursuant to Section 6.09 on such day; and
     (d) such acquisition shall be consummated such that, after giving effect thereto, the subject of such acquisition shall be one or more Restricted Subsidiaries or (to the extent constituting assets that are not Persons) or shall be acquired directly by the Borrower and/or one or more of its Restricted Subsidiaries; provided that nothing herein shall prevent the Borrower from designating the subject of such acquisition as an Unrestricted Subsidiary in accordance with Section 5.09(d) hereof.
          “Permitted Business” means a business, a line of business or a facility in the same line of business as is conducted by the Borrower and its Restricted Subsidiaries on the date hereof, or a business reasonably related thereto or ancillary or incidental thereto, or a reasonable extension thereof, including the privatization of governmental services.
          “Permitted Encumbrances” means:
     (a) Liens imposed by law for taxes, assessments and other governmental charges that are not yet due beyond the period of grace or are being contested in compliance with Section 5.04;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, banker’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
     (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
     (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k); and
     (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
Credit Agreement

          “Permitted Investments” means:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
     (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least AA from Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, Inc. (“S&P”) or Aa from Moody’s Investors Service, Inc. (“Moody’s”);
     (c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 from S&P or P-2 from Moody’s;
     (d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, or by any, Lender which has a combined capital and surplus and undivided profits of not less than $500,000,000;
     (e) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition; and
     (f) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least AA by S&P or Aa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Prime Rate” means, at any time, the rate of interest per annum established from time to time by BNP Paribas as its prevailing “base rate” or “prime rate” for loans in Dollars in the United States. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by BNP Paribas
Credit Agreement

as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
          “Principal Payment Dates” means (a) in the case of Tranche A Term Loans, the quarter-annual anniversaries of the Effective Date, beginning with and including the first such quarter-annual anniversary falling after the Tranche A Term Loans are made and ending with and including the Term Loan Maturity Date for Tranche A Term Loans and (b) in the case of Tranche B Term Loans, the 24 consecutive quarter-annual anniversaries of the Effective Date beginning with and including the first such quarter-annual anniversary falling after the Effective Date and ending with and including the Term Loan Maturity Date for Tranche B Term Loans; provided that if there is no day corresponding to the Effective Date in the appropriate calendar month, then the relevant Principal Payment Date shall be the last day of such month.
          “Pro Forma Basis” means, in making any determination of EBITDA or Adjusted EBITDA for any period, that pro forma effect shall be given to any acquisition permitted hereunder (including the Acquisition) that occurred during such period, taking into account both revenues (excluding revenues created by synergies) and estimated cost-savings, as determined reasonably and in good faith by a Financial Officer and approved by the Administrative Agent, provided that Borrower delivers to the Administrative Agent a certificate of a Financial Officer setting forth such pro forma calculations and all assumptions that are material to such calculations.
          “Pro Forma Senior Secured Leverage Ratio” means, on any date, (a) if such date is the last day of a fiscal quarter of the Borrower, the Senior Secured Leverage Ratio on such date and (b) if such date is not the last day of a fiscal quarter of the Borrower, the Senior Secured Leverage Ratio on the last day of the Borrower’s fiscal quarter then most recently ended, after giving pro forma effect to all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of Indebtedness since such last day through and including such date.
          “Pro Forma Total Leverage Ratio” means, on any date, (a) if such date is the last day of a fiscal quarter of the Borrower, the Total Leverage Ratio on such date and (b) if such date is not the last day of a fiscal quarter of the Borrower, the Total Leverage Ratio on the last day of the Borrower’s fiscal quarter then most recently ended, after giving pro forma effect to all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of Indebtedness since such last day through and including such date.
          “Quarterly Dates” means the last Business Day of January, April, July and October in each year, the first of which shall be the first such day after the date hereof.
          “Register” has the meaning assigned to such term in Section 9.04.
          “Reimbursed Capital Expenditures” means with respect to the Borrower, its Subsidiaries and the Other Consolidated Persons for any period, the aggregate cost of all Capital Assets acquired by the Borrower, its Subsidiaries and the Other Consolidated Persons during such period, as determined in accordance with GAAP, which are reimbursable to the Borrower, any of its Subsidiaries or any Other Consolidated Person by a Person (other than the Borrower, any of its Subsidiaries or any Other
Credit Agreement

Consolidated Person) within three months after such costs were incurred pursuant to a legally binding agreement with respect to which such Person is not in default.
          “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
          “Required Lenders” means, at any time, subject to the last paragraph of Section 9.02(b), Lenders having Revolving Credit Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments at such time. The “Required Lenders” of a particular Class of Loans means Lenders having Revolving Credit Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments of such Class representing more than 50% of the total Revolving Credit Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments of such Class at such time.
          “Restricted Domestic Subsidiary” means any Domestic Subsidiary of the Borrower that is not an Unrestricted Subsidiary.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Borrower or any of its Subsidiaries, or any payment to any Person other than the Borrower (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower; provided, that, any payment or distribution made pursuant to the Merger Agreement with respect to any Equity Interest of the Target Company shall not be a Restricted Payment.
          “Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.
          “Revolving Credit”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01(a).
          “Revolving Credit Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.
          “Revolving Credit Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Lenders’
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Revolving Credit Commitments is $400,000,000, and the initial amount of each Lender’s Revolving Credit Commitment on the Effective Date is set forth in such Lender’s Lender Addendum.
          “Revolving Credit Commitment Increase” has the meaning assigned to such term in Section 2.08(e)(i).
          “Revolving Credit Commitment Termination Date” means the fifth anniversary of the Effective Date.
          “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Credit Loans and its LC Exposure and Swingline Exposure at such time.
          “Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have expired or been terminated, a Lender with Revolving Credit Exposure.
          “Revolving Credit Loan” means a Loan made pursuant to Section 2.01(a).
          “Secured Parties” means the Administrative Agent, the Lenders and the Hedge Counterparties.
          “Security Documents” means the Guaranty Agreement, the Collateral Agreement, the Mortgages, the Collateral Assignment and each other agreement or writing pursuant to which the Borrower or any Restricted Subsidiary thereof purports to grant a Lien on any property or assets securing their obligations under the Loan Documents.
          “Senior Note Indenture” means the Indenture dated October 20, 2009 under which the Senior Notes are issued.
          “Senior Notes” means the $250,000,000 7 3/4% Senior Notes due 2017 issued by the Borrower.
          “Senior Secured Leverage Ratio” means, on any date, the ratio of (a) the result of (i) the aggregate outstanding principal amount of all secured Indebtedness of the Borrower and its Restricted Subsidiaries on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash held by the Borrower and its Restricted Subsidiaries on such date plus (y) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding Letters of Credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Borrower ending on or most recently ended prior to such date.
          “Series” has the meaning assigned to such term in Section 2.01(d).
          “Significant Subsidiary” means any Subsidiary (or group of Subsidiaries on a consolidated or combined basis) that would be a “significant subsidiary” as defined in Article 1, Rule
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1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date hereof.
          “Solvent” means, as to the Borrower and its Restricted Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, and (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies).
          “South African Rand” refers to the lawful currency of South Africa.
          “Special Counsel” means Milbank, Tweed, Hadley & McCloy LLP, in its capacity as special counsel to BNP Paribas, as Administrative Agent.
          “Statutory Reserve Rate” means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Sterling” or “£” refers to the lawful currency of the United Kingdom.
          “Subject EBITDA” means, for any period, for any Facility, Person or business that is the subject of a proposed Permitted Acquisition (the “Acquired Business”), the sum of the following for such period (calculated without duplication on a consolidated basis for such Acquired Business and its Subsidiares to the fullest extent practicable in accordance with GAAP (and, if such Acquired Business consists of assets rather than a Person, as if such Acquired Business were a Person)) (a) net operating income (or loss) plus (b) the sum of the following to the extent deducted in determining such net operating income: (i) income and franchise taxes, (ii) interest expense, (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), and (iv) extraordinary losses.
          “Subsidiary” means, with respect to any Person (the “parent”) at any date, any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.
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          “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
          “Swingline Lender” means (i) BNP Paribas or (ii) any Lender selected by the Borrower that is reasonably acceptable to the Administrative Agent and consents to be an “Swingline Lender” hereunder. Each reference herein to “the Swingline Lender” shall refer to the respective Swingline Lender of a Swingline Loan.
          “Swingline Loan” means a Loan made pursuant to Section 2.04.
          “Syndicated”, when used in reference to any Loan or Borrowing, refers to whether the Class of such Loan or Borrowing is Revolving Credit, Tranche A Term, Tranche B Term or Incremental, as opposed to Swingline.
          “Synthetic Leases” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.
          “Target Company” means Cornell Companies, Inc., a corporation organized under the laws of the State of Delaware.
          “Target Company Debt” has the meaning assigned to such term in Section 4.03(b).
          “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
          “Term”, when used in reference to any Loan or Borrowing, refers to whether the Class of such Loan or Borrowing is Tranche A Term or Tranche B Term, as opposed to Revolving Credit or Swingline.
          “Term Lender” means a Lender with a Term Loan Commitment or an outstanding Term Loan.
          “Term Loan Commitments” means, collectively, the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments.
          “Term Loan Maturity Date” means: (a) with respect to the Tranche A Term Loans, the fifth anniversary of the Effective Date, and (b) with respect to the Tranche B Term Loans, the sixth anniversary of the Effective Date.
          “Term Loans” means, collectively, Tranche A Term Loans and Tranche B Term Loans.
          “Title Companies” has the meaning assigned to such term in Section 5.10(a)(ii).
Credit Agreement

          “Total Leverage Ratio” means, on any date, the ratio of (a) the result of the following calculation: (i) the aggregate outstanding principal amount of all Indebtedness of the Borrower, its Subsidiaries and the Other Consolidated Persons on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash held by the Borrower and its Restricted Subsidiaries on such date and the aggregate amount of cash and Permitted Investments held in the MCF Debt Service Reserve Fund and the MCF Bond Fund Payment Account established and as defined in connection with the MCF Bonds plus (y) the aggregate outstanding principal amount of all Indebtedness (other than the MCF Bonds) of the Unrestricted Subsidiaries and the Other Consolidated Persons on such date that is Non-Recourse to the Borrower and its Restricted Subsidiaries plus (z) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding Letters of Credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Borrower ending on or most recently ended prior to such date.
          “Tranche A Term”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01(b).
          “Tranche A Term Lender” means a Lender with a Tranche A Term Loan Commitment or an outstanding Tranche A Term Loan.
          “Tranche A Term Loan Availability Period” means the period from and including the Effective Date to the date falling six months after the Effective Date; provided that if there is no day corresponding to such date in the sixth month following the month in which the Effective Date falls, the last day of the Tranche A Term Loan Availability Period shall be the last day of such sixth month.
          “Tranche A Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a single Tranche A Term Loan hereunder during the Tranche A Term Loan Availability Period, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or Section 2.10(b) or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Lenders’ Tranche A Term Loan Commitments is $150,000,000, and the initial amount of each Lender’s Tranche A Term Loan Commitment on the Effective Date is set forth on the applicable Lender Addendum.
          “Tranche B Term”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01(c).
          “Tranche B Term Lender” means a Lender with a Tranche B Term Loan Commitment or an outstanding Tranche B Term Loan.
          “Tranche B Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a single Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Tranche B Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to
Credit Agreement

time pursuant to Section 2.08 or Section 2.10(b) or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Lenders’ Tranche B Term Loan Commitments is $200,000,000, and the initial amount of each Lender’s Tranche B Term Loan Commitment on the Effective Date is set forth on the applicable Lender Addendum.
          “Transactions” means the execution, delivery and performance by the Borrower and each Restricted Subsidiary of this Agreement and the other Basic Documents to which it intended to be a party, the borrowing of Loans, the use of the proceeds thereof, the issuance, amendment, renewal or extension of Letters of Credit hereunder and the discharge of the 10.75% Senior Notes due 2012, issued by the Target Company.
          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
          “UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
          “Unrestricted Cash” means cash and Permitted Investments held by the Borrower and its Restricted Subsidiaries that are not subject to any Lien or preferential arrangement in favor of any Person to protect such Person against loss and are not part of any funded reserve established by the Borrower or any of its Restricted Subsidiaries required by GAAP.
          “Unrestricted Subsidiary” means any Subsidiary of the Borrower identified in the Disclosure Supplement as an Unrestricted Subsidiary or designated as an Unrestricted Subsidiary after the Effective Date pursuant to Section 5.09(d), provided that such Unrestricted Subsidiary meets the requirements set forth in Section 5.09(d).
          “Unrestricted Subsidiary Debt” means Indebtedness of any one or more Unrestricted Subsidiaries.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          “Working Capital” means, at any time, the excess at such time of current assets (excluding cash and cash equivalents) over current liabilities (excluding the current portion of long-term debt) of the Borrower, its Subsidiaries and the Other Consolidated Persons (determined on a consolidated basis without duplication in accordance with GAAP).
          SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Syndicated Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Syndicated ABR Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Syndicated Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Syndicated ABR Borrowing”).
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          SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Any reference herein to “the date hereof”, “the date of this Agreement” and words of similar import shall be deemed to mean August 4, 2010. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein, including in Section 6.13), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified, supplemented, re-enacted or redesignated from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, the Borrower will not change the last day of its fiscal year from the Sunday closest to December 31 of the calendar year most closely approximating such fiscal year, or the duration of any of its fiscal quarters from either 13 weeks or 14 weeks.
          SECTION 1.05 Currencies; Currency Equivalents. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. For purposes of determining
     (i) whether the amount of any Revolving Credit Borrowing or Letter of Credit, together with all other Revolving Credit Borrowings and Letters of Credit then outstanding or to be borrowed or issued at the same time that such Revolving Credit Borrowing or Letter of Credit is outstanding, would exceed the aggregate amount of the Revolving Credit Commitments,
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     (ii) the aggregate unutilized amount of the Commitments of any Class, or
     (iii) the Revolving Credit Exposure or the LC Exposure of any Class,
the outstanding principal amount of any Letter of Credit that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Letter of Credit, determined as of the date of such Letter of Credit. Wherever in this Agreement in connection with a Letter of Credit a required minimum or multiple amount is expressed in Dollars, but such Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).
ARTICLE II
THE CREDITS
          SECTION 2.01 The Commitments.
          (a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period, in Dollars, in an aggregate principal amount that will result in neither (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment nor (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.
          (b) Tranche A Term Loans. Subject to the terms and conditions set forth herein, each Tranche A Term Lender agrees to make one or more Tranche A Term Loans to the Borrower on the Acquisition Date (but in no event after the termination of the Tranche A Term Loan Availability Period) in Dollars, in a principal amount not exceeding its Tranche A Term Loan Commitment. Amounts prepaid or repaid in respect of Tranche A Term Loans may not be reborrowed.
          (c) Tranche B Term Loans. Subject to the terms and conditions set forth herein, each Tranche B Term Lender agrees to make one or more Tranche B Term Loans to the Borrower on the Effective Date, in Dollars, in a principal amount not exceeding its Tranche B Term Loan Commitment. Amounts prepaid or repaid in respect of Tranche B Term Loans may not be reborrowed.
          (d) Incremental Loans. In addition to Borrowings of Revolving Credit Loans and Term Loans pursuant to paragraphs (a), (b) and (c) above, at any time and from time to time, the Borrower may request that any one or more of the Lenders or, at the option of the Borrower, other financial institutions or funds selected by the Borrower offer to enter into commitments to make additional term Incremental Loans to the Borrower, in Dollars, under this paragraph (d). In the event that one or more of the Lenders or such other financial institutions or funds offer, in their sole discretion, to enter into such commitments, and such Lenders or financial institutions or funds and the Borrower agree as to the
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amount of such commitments that shall be allocated to the respective Lenders or financial institutions or funds making such offers and the fees (if any) to be payable by the Borrower in connection therewith, such Lenders or financial institutions or funds shall become obligated to make Incremental Loans under this Agreement in an amount equal to the amount of their respective Incremental Loan Commitments (and such financial institutions shall become “Incremental Lenders” hereunder). The Incremental Loans to be made pursuant to any such agreement between the Borrower and any such Lenders or financial institutions or funds in response to any such request by the Borrower shall be deemed to be a separate “Series” of Incremental Loans for all purposes of this Agreement.
          Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Loan Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Loans) shall be (A) $20,000,000 or a larger multiple of $1,000,000 or (B) any other amount consented to by the Administrative Agent and (ii) the aggregate principal amount of all Incremental Loan Commitments established after the date hereof plus the aggregate principal amount of all Revolving Credit Commitment Increases obtained after the date hereof shall not exceed $250,000,000. Except as otherwise expressly provided herein, the Incremental Loans of any Series shall have the interest rate, participation and other fees, commitment reduction schedule (if any), amortization and maturity date, and be subject to such conditions to effectiveness and initial credit extension, as shall be agreed upon by the respective Incremental Lenders of such Series, the Borrower and the Administrative Agent (which agreement by the Administrative Agent shall not be unreasonably withheld in the case of interest rates and participation and other fees), provided that in any event (i) the Incremental Loans shall be subject to, and entitled to the benefits of, the collateral security and Guarantees provided for herein and in the other Loan Documents on an equal and ratable basis with each other Loan, (ii) the maturity for Incremental Loans shall not be earlier than the Term Loan Maturity Date for Tranche B Term Loans and may be later than such Term Loan Maturity Date to the extent so agreed by the Borrower and such Incremental Lenders and (iii) the weighted average-life-to-maturity for such Series of Incremental Loans shall not be shorter than the weighted average-life-to-maturity for the Tranche B Term Loans and may be longer than the weighted average-life-to-maturity for the Tranche B Term Loans to the extent so agreed by the Borrower and such Incremental Lenders.
          Following the acceptance by the Borrower of the offers made by any one or more Lenders to make any Series of Incremental Loans pursuant to the foregoing provisions of this paragraph (d), each Incremental Lender in respect of such Series of Incremental Loans severally agrees, on the terms and conditions of this Agreement, to make such Incremental Loans to the Borrower during the period from and including the date of such acceptance to and including the commitment termination date specified in the agreement entered into with respect to such Series in an aggregate principal amount up to but not exceeding the amount of the Incremental Loan Commitment of such Incremental Lender in respect of such Series as in effect from time to time. Amounts prepaid or repaid in respect of Incremental Loans may not be reborrowed.
          SECTION 2.02 Loans and Borrowings.
          (a) Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Swingline Loan shall be made in
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accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          (b) Type of Loans. Subject to Section 2.13, each Syndicated Borrowing shall be comprised entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
          (c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Borrowing shall be in an aggregate amount of $2,500,000 or a larger multiple of $1,000,000. Each Syndicated ABR Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $1,000,000; provided that a Syndicated ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or (in the case of a Revolving Credit ABR Borrowing) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount equal to $100,000 or a larger multiple of $100,000. Borrowings of more than one Class and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen Eurodollar Borrowings outstanding.
          (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing):
     (i) any Revolving Credit Borrowing if the Interest Period requested therefor would end after the Revolving Credit Commitment Termination Date;
     (ii) any Term Borrowing if the Interest Period requested therefor would end after the applicable Term Loan Maturity Date;
     (iii) any Term Borrowing of either Class if the Interest Period requested therefor would commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans of such Class having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans of such Class permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; and
     (iv) any Borrowing of a Series of Incremental Term Loans if the Interest Period requested therefor would commence before and end after (x) the final maturity date for such Series or (y) any date specified for the amortization of such Series unless, in the case of this clause (y), after giving effect thereto, the aggregate principal amount of the Incremental Loans of such Series having Interest Periods that end after such date shall be equal to or less than the
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aggregate principal amount of the Incremental Loans of such Series permitted to be outstanding after giving effect to the payments of principal required to be made on such date.
          SECTION 2.03 Requests for Syndicated Borrowings.
          (a) Notice by the Borrower. To request a Syndicated Borrowing, the Borrower shall notify the Administrative Agent of such request (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, or (ii) in the case of a Syndicated ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Revolving Credit ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall be in writing in a form approved by the Administrative Agent and signed by the Borrower.
          (b) Content of Borrowing Requests. Each Borrowing Request shall specify the following information in compliance with Section 2.02:
     (i) whether the requested Borrowing is to be a Revolving Credit Borrowing, Tranche A Term Borrowing, Tranche B Term Borrowing or Incremental Borrowing;
     (ii) the aggregate amount of the requested Borrowing;
     (iii) the date of such Borrowing, which shall be a Business Day;
     (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
     (v) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and
     (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
          (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          (d) Failure to Elect. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
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          SECTION 2.04 Swingline Loans.
          (a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Credit Availability Period, in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments, provided that such Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
          (b) Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request in writing, not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from the Borrower. Such Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the respective Issuing Lender) by 2:00 p.m., New York City time, on the requested date of such Swingline Loan.
          (c) Participations by Lenders in Swingline Loans. The applicable Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of such Swingline Lender, such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lender the amounts so received by it from the Revolving Credit Lender.
          The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to the preceding paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to a Swingline Lender. Any amounts
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received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to the preceding paragraph and to such Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
          SECTION 2.05 Letters of Credit.
          (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request any Issuing Lender to issue, at any time and from time to time during the Revolving Credit Availability Period, Letters of Credit for its own account (or in the case of letters of credit referred to in Section 2.05(m), for the account of the Target Company) in such form as is acceptable to the Administrative Agent and such Issuing Lender in its reasonable determination, which Letters of Credit may be denominated in Dollars or in any Agreed Foreign Currency. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.
          (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Lender) to an Issuing Lender selected by it and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. Such notice shall be given to the Administrative Agent (i) in the case of a Letter of Credit to be denominated in Dollars, not later than 4:00 p.m., New York City time, three Business Days before the date of the proposed issuance, amendment, renewal or extension and (ii) in the case of a Letter of Credit to be denominated in a Foreign Currency, not later than 4:00 p.m., London time, three Business Days (or four Business Days if longer notice is determined by the Administrative Agent to be required) before the date of the proposed issuance, amendment, renewal or extension. The Issuing Lender shall promptly notify each Lender of the issuance of any Letter of Credit and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender’s participation therein.
          If requested by the respective Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the
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Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (c) Limitations. A Letter of Credit shall be issued, amended, renewed or extended (including pursuant to paragraphs (l) and (m) of this Section 2.05) only if after giving effect to such issuance, amendment, renewal or extension (A) the aggregate LC Exposure shall not exceed $125,000,000 and (B) the total Revolving Credit Exposure shall not exceed the total Revolving Credit Commitments (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant as to the same).
          (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date reasonably satisfactory to the applicable Issuing Lender and (ii) the date that is five Business Days prior to the Revolving Credit Commitment Termination Date.
          (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.
          In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the respective Issuing Lender, such Revolving Credit Lender’s Applicable Percentage of the Dollar Equivalent of each LC Disbursement made by an Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the immediately following paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Revolving Credit Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
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          (f) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to the Dollar Equivalent of such LC Disbursement not later than 4:00 p.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 11:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if the Dollar Equivalent of such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.04 that such payment be financed with a Revolving Credit ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit ABR Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender’s Applicable Percentage of the Dollar Equivalent thereof.
          (g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement in such draft or other document being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.
          Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder) or any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination, and that:
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     (i) any Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;
     (ii) any Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
     (iii) this sentence shall establish the standard of care to be exercised by each Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
          (h) Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.
          (i) Interim Interest. If the Issuing Lender for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Credit ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of such Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Lender shall be for account of such Revolving Credit Lender to the extent of such payment.
          (j) Replacement of an Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to include such successor or any previous Issuing Lender, or such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and
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obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (k) Cash Collateralization. If either (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders of the Revolving Credit Loans (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.10(c), the Borrower shall immediately deposit into a cash collateral account established at a banking institution selected by the Administrative Agent (the “Collateral Account”), which account may be a “securities account” (within the meaning of Section 8-501 of the UCC as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Revolving Credit Lenders, an amount in cash equal to, in the case of an Event of Default, 105% of the Dollar Equivalent of the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.10(c), the amount required under Section 2.10(c), provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.
          The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of all Lenders with LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of (i) the occurrence of an Event of Default, or (ii) pursuant to Section 2.10(c)(ii), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived (in the case of the preceding clause (i)) or as provided in said Section 2.10(c)(ii) (in the case of the preceding clause (ii)).
          (l) Letters of Credit Under the Existing Credit Agreement. To the extent that, pursuant to Section 3.1 of the Existing Credit Agreement, BNP Paribas, as the “Issuing Lender” thereunder, has issued “Letters of Credit” under and as defined in the Existing Credit Agreement then, on the Effective Date, subject to (i) the satisfaction of the conditions to effectiveness of the obligations of the Lenders hereunder set forth in Sections 4.01 and 4.02 and (ii) the limitations set forth in Section 2.05(c), each of such “Letters of Credit” under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, become Letters of Credit hereunder.
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          (m) Letters of Credit Under the Existing Cornell Credit Agreement. If any letters of credit issued by JPMorgan Chase Bank, N.A. under the Existing Cornell Credit Agreement remain outstanding on the Acquisition Date, then, subject to (i) the satisfaction of the conditions set forth in Section 4.03, (ii) the Borrower selecting JPMorgan Chase Bank, N.A. as, and JPMorgan Chase Bank, N.A. consenting to be, an “Issuing Lender” hereunder (in which case, JPMorgan Chase Bank, N.A. shall be deemed acceptable to the Administrative Agent to be an “Issuing Lender”) and (iii) the limitations set forth in Section 2.05(c), such letters of credit shall automatically, and without any action on the part of any Person, become Letters of Credit hereunder.
          SECTION 2.06 Funding of Borrowings.
          (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that Revolving Credit ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the respective Issuing Lender.
          (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
          SECTION 2.07 Interest Elections.
          (a) Elections by the Borrower for Syndicated Borrowings. The Loans comprising
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each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
          (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and shall be in writing in a form approved by the Administrative Agent and signed by the Borrower.
          (c) Content of Interest Election Requests. Each Interest Election Request shall specify the following information in compliance with Section 2.02:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).
          (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Eurodollar Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
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          Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Syndicated Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall automatically be converted to a Syndicated ABR Borrowing at the end of the Interest Period therefor.
          SECTION 2.08 Termination and Reduction of the Commitments.
          (a) Scheduled Termination. Unless previously terminated, (i) the Term Loan Commitments of each Class shall terminate at 5:00 p.m., New York City time, on the Effective Date (in the case of Tranche B Term Loan Commitments) or the Acquisition Date (in the case of Tranche A Term Loan Commitments), (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date and (iii) the Incremental Loan Commitments of any Series shall terminate on the close of business on the commitment termination date specified in the agreement establishing such Series pursuant to Section 2.01(d).
          (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is $3,000,000 or a larger multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.10, the total Revolving Credit Exposure would exceed the total Revolving Credit Commitments.
          (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Term Loan Commitments, the Incremental Loan Commitments or the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the receipt of funds under other credit facilities or pursuant to an Equity Issuance, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
          (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
          (e) Increase of the Revolving Credit Commitments.
     (i) Requests for Increase by Borrower. The Borrower may, from time to time at any time prior to the Revolving Credit Commitment Termination Date, propose that the Revolving
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Credit Commitments be increased (each such proposed increase being a “Revolving Credit Commitment Increase”) by notice to the Administrative Agent, specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed (in its sole discretion) to increase or to assume a Revolving Credit Commitment and the date on which such increase or assumption is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and at least 30 days prior to the Revolving Credit Commitment Termination Date; provided that:
     (A) the minimum amount of any such increase shall be (1) $20,000,000 or a larger multiple of $1,000,000 or (2) any other amount consented to by the Administrative Agent, and the minimum amount of the Revolving Credit Commitment of any Assuming Lender, and the minimum amount of the increase of the Revolving Credit Commitment of any Increasing Lender, as part of such Revolving Credit Commitment Increase shall be $5,000,000 or a larger multiple of $1,000,000 in excess thereof;
     (B) the aggregate principal amount of all Incremental Loan Commitments established after the date hereof plus the aggregate principal amount of all Revolving Credit Commitment Increases obtained after the date hereof shall not exceed $250,000,000;
     (C) the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower stating on such Commitment Increase Date that (i) no Default has occurred and is continuing and (ii) the representations and warranties contained in this Agreement are true and correct in all material respects as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and
     (D) each Assuming Lender shall be acceptable to the Administrative Agent, each Issuing Lender and each Swingline Lender in the reasonable exercise of their discretion.
     (ii) Effectiveness of Revolving Credit Commitment Increase. Each Assuming Lender, if any, shall become a Revolving Credit Lender hereunder as of such Commitment Increase Date and the Revolving Credit Commitment of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; provided that:
     (x) the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent in its reasonable discretion) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Revolving Credit Commitment Increase set forth in the foregoing paragraph (i)(C) have been satisfied;
     (y) each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 11:00 a.m., New York City time on
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such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent in its reasonable discretion), an agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Revolving Credit Commitment or an increase of Revolving Credit Commitment duly executed by such Assuming Lender and the Borrower and acknowledged by the Administrative Agent; and
     (z) the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) such proof of corporate action, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.01 and reasonably requested by the Administrative Agent, any Assuming Lender and/or any Increasing Lender in connection with such Revolving Credit Commitment Increase.
Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.
     (iii) Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(y) above executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (ii)(x) above and the satisfaction of the conditions referred to in clause (ii)(z) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.
     (iv) Adjustments of Borrowings. On the Commitment Increase Date, the Borrower shall (A) prepay in full the outstanding Revolving Credit Loans (if any) made to it, (B) simultaneously borrow new Revolving Credit Loans hereunder in an amount equal to such prepayment and (C) pay to the Revolving Credit Lenders the amounts, if any, payable under Section 2.15 as a result of any such prepayment; provided that with respect to subclauses (A) and (B) above, (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Revolving Credit Borrowings are held ratably by the Revolving Credit Lenders in accordance with the respective Revolving Credit Commitments of the Revolving Credit Lenders (after giving effect to such Revolving Credit Commitment Increase). Concurrently therewith, the Revolving Credit Lenders shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit and Swingline Loans so that such interests are held ratably in accordance with their Revolving Credit Commitments as so increased.
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     SECTION 2.09 Repayment of Loans; Evidence of Debt.
     (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans as follows:
     (i) to the Administrative Agent for account of the Revolving Credit Lenders the outstanding principal amount of the Revolving Credit Loans on the Revolving Credit Commitment Termination Date;
     (ii) to the Administrative Agent for account of the Tranche A Term Lenders the outstanding principal amount of the Tranche A Term Loans on each Principal Payment Date set forth below in the aggregate principal amount set forth opposite such Principal Payment Date (subject to adjustment pursuant to paragraph (b) of this Section):

Each of the Principal Payment Dates falling on or before the first anniversary of the Effective Date	An amount equal to $7,500,000 divided by the number of Principal Payment Dates for Tranche A Term Loans falling on or before the first anniversary of the Effective Date
Each of the Principal Payment Dates falling after the first anniversary of the Effective Date and on or before the second anniversary of the Effective Date	$1,875,000
Each of the Principal Payment Dates falling after the second anniversary of the Effective Date and on or before the third anniversary of the Effective Date	$3,750,000
Each of the Principal Payment Dates falling after the third anniversary of the Effective Date and on or before the fourth anniversary of the Effective Date	$7,500,000
Each of the Principal Payment Dates falling after the fourth anniversary of the Effective Date and on or before the fifth anniversary of the Effective Date	$22,500,000
     (iii) to the Administrative Agent for account of the Tranche B Term Lenders the outstanding principal amount of the Tranche B Term Loans on each Principal Payment Date set forth below in the aggregate principal amount set forth opposite such Principal Payment Date (subject to adjustment pursuant to paragraph (b) of this Section):

Each of the 1st through 20th Principal Payment Dates	$500,000
Each of the 21st through 24th Principal Payment Dates	$47,500,000
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     (iv) to each Swingline Lender or, to the extent required by Section 2.04(c), to the Administrative Agent for account of the Revolving Credit Lenders, the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Revolving Credit Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Credit Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding; and
     (v) to the Administrative Agent for account of the Incremental Lenders of any Series, the principal of the Incremental Loans of such Series on the dates and in the amounts specified in the agreement establishing such Series pursuant to Section 2.01(d).
          (b) Adjustment of Amortization Schedule. If the initial aggregate amount of the Term Loan Commitments of either Class exceeds the aggregate principal amount of Term Loans of such Class that are made on the Effective Date (in the case of Tranche B Term Loans) or that are made during the Tranche A Term Loan Availability Period (in the case of the Tranche A Term Loans), then the scheduled repayments of Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Loan Borrowing of either Class or of a Class of Incremental Loans shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section 2.09 ratably. To the extent not previously paid, all Term Loans of each Class shall be due and payable on the Term Loan Maturity Date for such Class.
          (c) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, and subject (in the case of a prepayment) to any applicable provisions of Section 2.10, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent in writing of such selection not later than 1:00 p.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of any Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.
          (d) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
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          (e) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.
          (f) Effect of Entries. The entries made in the records maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
          (g) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          SECTION 2.10 Prepayment of Loans.
          (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
          (b) Mandatory Prepayments. The Borrower will prepay the Loans, and/or the Commitments shall be subject to automatic reduction, as follows:
     (i) Casualty Events. Upon the date 180 days following the receipt by the Borrower or any of its Restricted Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrower or any of its Restricted Subsidiaries (or upon such earlier date as the Borrower or such Restricted Subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied or committed to be applied (and if committed to be applied, not actually applied within 360 days following the receipt of such proceeds) to the repair or replacement of such property, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph. Nothing in this paragraph shall be deemed to limit any obligation of the Borrower or any of its Restricted Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Administrative Agent pursuant to any of the Security
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Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.
     (ii) Equity Issuance. Not later than the date falling five Business Days after any Equity Issuance, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the lesser of (x) 50% of the Net Available Proceeds thereof and (y) an amount necessary to reduce the Pro Forma Total Leverage Ratio on the date of such prepayment to 3.50 to 1.00, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph. Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment and the Commitments shall not be subject to automatic reduction pursuant to this Section 2.10(b)(ii) with respect to the Net Available Proceeds from an Equity Issuance, so long as (A) no Default has occurred and is continuing on such date or during the period of up to 180 days referred to below in clause (C) of this paragraph (ii) prior to the date on which such Net Available Proceeds are applied, (B) the Borrower advises the Administrative Agent no later than five Business Days after such Equity Issuance that the Borrower intends to retain such Net Available Proceeds and apply the same to make Permitted Acquisitions and (C) the Net Available Proceeds so retained from such Equity Issuance are in fact so applied within 180 days of such Equity Issuance (it being understood that in the event that Net Available Proceeds from more than one Equity Issuance are retained by the Borrower pending application, such Net Available Proceeds shall be deemed to be applied in the same order in which such Equity Issuances occurred and, accordingly, with respect to any such Net Available Proceeds so retained for more than 180 days, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, as provided above).
     (iii) Excess Cash Flow. Not later than the date falling 125 days after the last day of the Borrower’s fiscal year ending nearest to December 31, 2010 and after the last day of each fiscal year of the Borrower thereafter, if the Total Leverage Ratio on such last day exceeded 2.50 to 1.00, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to (x) 50% of Excess Cash Flow for such fiscal year minus (y) the aggregate amount of optional prepayments of Term Loans made by the Borrower during such fiscal year under Section 2.10(a), such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph. Notwithstanding the foregoing, Excess Cash Flow computed for any period shall exclude any portion thereof attributable to the Target Company and its Subsidiaries or to any Acquired Business (as defined in the definition of “Subject EBITDA”) and its Subsidiaries acquired during such period in the Acquisition or any Permitted Acquisition to the extent that such portion arose before such acquisition.
     (iv) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders pursuant to Section 6.03 to any Disposition not otherwise permitted hereunder, no later than five Business Days prior to the occurrence of any Disposition, the Borrower will deliver to the Lenders a statement, certified by a Financial Officer of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of such Disposition (except that such statement shall not be
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required for any Disposition the Net Available Proceeds of which are less than or equal to $50,000,000) and upon the consummation of such Disposition will prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of such Disposition, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph. Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment and the Commitments shall not be subject to automatic reduction pursuant to this Section 2.10(b)(iv) with respect to the Net Available Proceeds from any Disposition, so long as no Default has occurred and is continuing on such date or during the Applicable Period (prior to the date the Net Available Proceeds are used or otherwise invested as provided in this sentence) and such Net Available Proceeds are used for one or more acquisitions or otherwise reinvested in the business of the Borrower and its Restricted Subsidiaries within the Applicable Period (as defined below for such Disposition (it being understood that Net Available Proceeds shall be deemed to be used in the same order in which the related Dispositions occurred) and, accordingly, any such Net Available Proceeds not so used on or before the last day of the Applicable Period for such Disposition shall be forthwith applied as provided above). For purposes hereof, “Applicable Period” means, with respect to any Disposition, the period starting on the day such Disposition is consummated and ending on the date falling 270 days thereafter, except that if the Borrower or the applicable Restricted Subsidiary agrees in a legally binding commitment to reinvest the Net Available Proceeds from the Disposition of any Facility pursuant to the proviso in the preceding sentence in the construction and equipping of one or more Facilities on or before such 270th day, the Applicable Period for such Disposition shall be extended automatically by 18 months.
     (v) Debt Incurrence. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders pursuant to Section 6.01 to any Indebtedness not otherwise permitted hereunder, if the Pro Forma Total Leverage Ratio on the date of any Debt Incurrence is greater than or equal to 3.50 to 1.00, the Borrower shall on such dates prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph.
     (vi) Application. Except as otherwise provided in Section 7.02, prepayments and/or reductions of Commitments pursuant to this paragraph shall be applied as follows:
     first, ratably between the Classes of Term Loans and the Series of Incremental Loans (if any) in accordance with the respective sums at such time of the aggregate amount of the unused Term Loan Commitments of each Class (if any) and the unused Incremental Loan Commitments of each Series (if any) and the aggregate amount of the outstanding Term Loans of such Class (if any) and the aggregate amount of the outstanding Incremental Loans of such Series (if any), (A) with respect to Term Loans, (x) if such prepayment and/or reduction of the Term Loan Commitments is required to be made before the Term Loan Commitments of either Class have terminated, to reduce the aggregate amount of the Term Loan Commitments of such Class (and to the extent that, after giving effect to such reduction, the aggregate principal amount of the Term Loans of such Class would exceed the Term Loan Commitments of such Class, the Borrower shall
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prepay the Term Loans of such Class in an aggregate amount equal to such excess), and (y) if such prepayment and/or reduction of the Term Loan Commitments is required to be made after the Term Loan Commitments of either Class have terminated, to prepay the Term Loans of such Class, and (B) with respect to Incremental Loans of each Series, to prepay the Incremental Loans of such Series and reduce the aggregate amount of the Incremental Loan Commitments of such Series, as specified in the agreement establishing such Series pursuant to Section 2.01(d), and second, after the payment in full of the Term Loans and the Incremental Loans (if any) and the termination of the Term Loan Commitments and the Incremental Loan Commitments (if any), first, to prepay Swingline Loans, and second, to prepay Revolving Credit Loans.
          Notwithstanding the foregoing, if at the time of any prepayment or Commitment reduction described in this paragraph there are any Tranche A Term Loans or Tranche A Term Loan Commitments outstanding, any Tranche B Term Lender may, by notice to the Borrower and the Administrative Agent at least three Business Days before such prepayment or Commitment reduction, decline all or any portion (in a minimum amount at least equal to $1,000,000) of the prepayment or Commitment reduction, as the case may be, to which it would otherwise be entitled, in which case the portion of such prepayment or Commitment reduction, as the case may be, so declined shall be applied ratably to the prepayment of the Tranche A Term Loans and Incremental Loans, and/or to the reduction of the Tranche A Term Loan Commitments and Incremental Loan Commitments as set forth in clause first above. If any Tranche B Term Lender declines any prepayment of its Term Loans pursuant to the preceding sentence, then, notwithstanding Section 2.09(c), prepayments of the Tranche B Term Loans held by the non-declining Tranche B Term Lenders shall be applied to all outstanding Borrowings constituting such Tranche B Term Loans ratably in accordance with the amortization of such Borrowings.
          (c) Mandatory Prepayments due to Changes in Exchange Rates.
     (i) Determination of Amount Outstanding. On each Quarterly Date prior to the Revolving Credit Commitment Termination Date, on each date that the Borrower shall request a Revolving Credit Borrowing or the issuance, amendment, renewal or extension of a Letter of Credit and, in addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Credit Exposure. For the purpose of this determination, the outstanding face amount of any Letter of Credit that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Letter of Credit, determined as of such Quarterly Date, date of such proposed Revolving Credit Borrowing, issuance, amendment, renewal or extension or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Revolving Credit Lenders and the Borrower thereof.
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     (ii) Prepayment and Cover. If, on the date of such determination (after giving effect to any prior or substantially concurrent deposit made by the Borrower, at its option, to the Collateral Account) the aggregate Revolving Credit Exposure exceeds the aggregate amount of the Revolving Credit Commitments as then in effect (such excess, an “Excess”), the Borrower shall, if requested by the Administrative Agent, within five Business Days following the Borrower’s receipt of such request:
     (A) if any Revolving Credit Loans are outstanding, prepay all such Revolving Credit Loans or such portion thereof as is sufficient to eliminate the Excess, and
     (B) if such prepayment is not sufficient to eliminate the Excess, provide cover for the LC Exposure pursuant to Section 2.05(k) in an amount sufficient to eliminate the Excess.
     (iii) Release of Cover. If, on the date of such determination, amount of the cover provided by the Borrower pursuant to the preceding paragraph (ii)(B) and then held by the Administrative Agent exceeds the the Excess (such excess, a “Refundable Excess”) on such date (or if such Excess is less than or equal to zero), and no Default has occurred and is continuing, the Administrative Agent shall, if requested by the Borrower, within three Business Days following the Administrative Agent’s receipt of such request, return to the Borrower the amount of the Refundable Excess (or, if the Excess is less than or equal to zero, the full amount of such cover).
          For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Lenders of the Revolving Credit Loans or any Issuing Lender to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Credit Exposure.
          Any prepayment of Loans constituting Revolving Credit Exposure pursuant to this paragraph shall be applied, first, to Swingline Loans outstanding and second, to Revolving Credit Loans outstanding.
          (d) Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) in writing of any prepayment hereunder not later than 1:00 p.m., New York City time, five Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid, any other information required to be in such notice pursuant to Section 2.09(b) and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Term Loan Commitments, the Incremental Loan Commitments or the Revolving Credit Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Syndicated Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same
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Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing, except to the extent otherwise expressly provided herein. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
          SECTION 2.11 Fees.
          (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for account of each Revolving Credit Lender and each Tranche A Term Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Credit Commitment and the Tranche A Term Loan Commitment of such Lender during the period from and including the Effective Date to but excluding the date such Commitment terminates. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the date the relevant Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Revolving Credit Commitments, the Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).
          (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Revolving Credit Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Lender a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Lender on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
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          (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
          (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the respective Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
          SECTION 2.12 Interest(a) ABR Loans. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.
          (b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate.
          (c) Default Interest. Notwithstanding the foregoing, if any Event of Default shall have occurred and be continuing, (i) all Loans shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in paragraph (a) or (b), as applicable, of this Section and (ii) all interest, fees and other amounts payable by the Borrower hereunder not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to Revolving Credit ABR Loans as provided in paragraph (a) of this Section.
          (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Credit ABR Loan prior to the Revolving Credit Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.
          (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
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          (f) Retroactive Adjustments of Applicable Rate. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender, any Issuing Lender or any Swingline Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender, any Issuing Lender or any Swingline Lender, as the case may be, under Section 2.05(i), 2.11(b) or 2.12(c) or under Article VII. The Borrower’s obligations under this paragraph shall not terminate until the payment by the Borrower of the principal of and interest on the Loans and all other outstanding obligations owing by it under the Loan Documents, the expiration or termination of all Letters of Credit and the expiration or termination of the Commitments if at such time no demand shall have been made for payment (and no amount shall have become automatically due) under this paragraph (f).
          SECTION 2.13 Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
     (b) the Administrative Agent is advised by the Required Lenders of the relevant Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Eurodollar Borrowing shall be ineffective and such Syndicated Borrowing (unless prepaid) shall be continued as, or converted to, a Syndicated ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Syndicated ABR Borrowing.
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          SECTION 2.14 Increased Costs.
          (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender;
     (ii) subject any Lender or any Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.16 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such Issuing Lender); or
     (iii) impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Lender, the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.
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          (c) Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth, in reasonable detail, the basis for determining such amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
          SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of the Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(c) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Eurodollar Loan other than on the last day of the Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth, in reasonable detail, the basis for determining such amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
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          SECTION 2.16 Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Delivery of Tax Forms. To the extent required by law to reduce or eliminate withholding or payment of taxes, each Payee shall deliver to the Borrower, with a copy to the Administrative Agent, on or before the Effective Date or concurrently with the delivery of the relevant Assignment and Assumption, as applicable, two United States Internal Revenue Service Forms W-9, Forms W-8ECI or Forms W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Payee is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes and backup withholding taxes. Each such Payee further agrees to deliver to the Borrower, with a copy to the Administrative Agent, as applicable, two Form W-9, Form W-8BEN or W-8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower,
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certifying that such Payee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and backup withholding tax (unless in any such case a Change in Law has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Payee notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes). In the case of a Payee claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, such Payee shall also deliver a certificate to the effect that such Payee is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code. Notwithstanding anything in any Loan Document to the contrary, the Borrower shall not be required to pay additional amounts to any Payee under this Section 2.16 if such Payee fails to comply with the requirements of this Section 2.16(e), other than to the extent that such failure is due to a Change in Law occurring after the date on which such Payee became a party to this Agreement.
          (f) Treatment of Certain Refunds. (i) If any payment is made by the Borrower to or for the account of any Payee after deduction either for or on account of any Taxes or Other Taxes, and an indemnity payment or additional amounts are paid by the Borrower pursuant to this Section 2.16, then, if such Payee determines, in its sole discretion, that it is entitled to a refund of such Taxes or Other Taxes, such Payee shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, apply for such refund and reimburse to the Borrower such amount of any refund received (net of reasonable out-of-pocket expenses incurred) as such Payee shall determine, in its sole discretion, to be attributable to the relevant Taxes or Other Taxes; and (ii) if the Administrative Agent or any Payee determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Payee, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that, in case of both (i) and (ii) the Borrower, upon the request of the Administrative Agent or such Payee, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Payee in the event the Administrative Agent or such Payee is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Payee to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
          (g) Indemnity. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for the full amount of any Excluded Taxes attributable to such Lender or any Participant of such Lender (or, in the case of a Lender that is treated as a partnership for U.S. federal income tax purposes, any direct or indirect beneficial owner of such Lender) that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.
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          SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
          (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise), or under any other Loan Document (except to the extent otherwise provided therein), prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 787 Seventh Avenue, New York, New York 10019, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender or a Swingline Lender as expressly provided herein and payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.
          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
          (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing of a particular Class shall be made from the relevant Lenders, each payment of commitment fee under Section 2.11 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.08 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Syndicated Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Syndicated Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Credit Loans, Tranche A Term Loans and Tranche B Term Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; and (iv) each payment of interest on Revolving Credit Loans, Tranche A Term Loans and Tranche B Term Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
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          (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
     (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
          (e) Payments by the Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders and each Issuing Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(e), Section 2.06(b) or Section 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for account of such Lender for the benefit of the Administrative Agent, any Swingline Lender or any Issuing Lender to
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satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
          SECTION 2.18 Mitigation Obligations; Replacement of Lenders.
          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, or if any Lender does not consent to a proposed amendment, modification or waiver of this Agreement or any other Loan Document requested by the Borrower which has been approved by the Required Lenders but which requires the consent of such Lender (or such Lender and other Lenders) to become effective, or if any Tranche B Term Lender does not consent to a proposed reduction of the Applicable Rate for Tranche B Term Loans which has been approved by the Required Lenders of the Tranche B Term Loans, then the Borrower may, at its sole expense (and without any obligation on the Administrative Agent or any Lender to cooperate or assist in any way in locating an assignee), upon notice to such Lender and the Administrative Agent, (x) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (y) in the case of any Lender that does not consent to a proposed amendment, modification or waiver of this Agreement or any other Loan Document as aforesaid, terminate the Commitments of such Lender and pay to such Lender an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15), all simultaneously with an amendment and restatement of this Agreement that does not result in the aggregate amount of the commitments of the Lenders to extend credit thereunder to be less than the aggregate amount of the used and unused Commitments hereunder as in effect immediately before giving effect to such amendment and restatement, provided that:
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     (i) if a Revolving Credit Commitment is being assigned, the Borrower shall have received the prior written consent of the Administrative Agent and each Issuing Lender, which consent shall not unreasonably be withheld;
     (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); and
     (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter.
In connection with any such replacement, if the replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the replacement Lender executes and delivers such Assignment and Assumption to the replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
          SECTION 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment and Tranche A Term Loan Commitment of such Defaulting Lender pursuant to Section 2.11(a);
          (b) the Revolving Credit Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected or directly affected thereby;
          (c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
     (i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Revolving Credit Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Revolving Credit Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline
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Exposure and LC Exposure does not exceed the total of all non-Defaulting Revolving Credit Lenders’ Commitments;
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(k) for so long as such LC Exposure is outstanding;
     (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
     (iv) if the LC Exposure of the non-Defaulting Revolving Credit Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
     (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Lender until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
          (d) so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Revolving Credit Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Revolving Credit Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).
          If (i) a Bankruptcy Event with respect to a Parent of any Revolving Credit Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or any Issuing Lender has a good faith belief that any Revolving Credit Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or such Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender,
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satisfactory to such Swingline Lender or such Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.
          In the event that the Administrative Agent, the Borrower, each Swingline Lender and each Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
          SECTION 2.20 Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof any Change in Law shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall promptly give notice thereof to the Administrative Agent and the Borrower, and (i) the commitments of such Lender hereunder to make Eurodollar Loans, to continue Eurodollar Loans as such and to convert ABR Loans to Eurodollar Loans shall be suspended during the period of such illegality, (ii) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as may be required by law and (iii) during the period of such illegality any Loans of such Lender that would otherwise be made or continued as Eurodollar Loans shall instead be made or continued, as the case may be, as ABR Loans. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.15.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          The Borrower represents and warrants to the Administrative Agent and the Lenders that:
          SECTION 3.01 Organization; Powers and Qualifications. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing (or its equivalent) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
          SECTION 3.02 Authorization; Enforceability. The Transactions are within the corporate or other power of the Borrower and each Restricted Subsidiary and have been duly authorized by all necessary corporate or other action (including, if required, equityholder action) on the part of the Borrower and such Restricted Subsidiary. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Basic Documents to which the Borrower or any
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Restricted Subsidiary is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and such Restricted Subsidiary, enforceable against the Borrower and such Restricted Subsidiary in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions:
          (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect or in the case of the Acquisition, will have been obtained or made and will be in full force and effect upon the consummation of the Acquisition, (ii) as may be required by laws affecting the offering and sale of securities generally, (iii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, (iv) filings under the UCC and/or the Assignment of Claims Act (or analogous state applicable law), (v) any other filings and recordings in respect of the Liens created pursuant to the Security Documents, and (vi) in the case of the Acquisition consents, approvals, registrations or filings the failure of which to be obtained or made could not reasonably be expected to result in a Material Adverse Effect,
          (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, except in the case of the Acquisition, for any violation of any law, regulation or order (other than a law, regulation or order of the United States of America, any state therein, the District of Columbia or any Governmental Authority of any thereof),
          (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and
          (d) except for the Liens created pursuant to the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.
          SECTION 3.04 Financial Condition; No Material Adverse Change.
          (a) Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended January 3, 2010, reported on by Grant Thornton LLC, independent public accountants, and (ii) as of and for the fiscal period ended April 4, 2010, certified by the chief financial officer of the Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries and Other Consolidated Persons as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) of the first sentence of this paragraph.
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          (b) No Material Adverse Change. Since January 3, 2010, no event has occurred or condition has arisen that has had or could reasonably be expected to have a Material Adverse Effect.
           SECTION 3.05 Properties.
          (a) Property Generally. Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
          (b) Intellectual Property Matters. Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.06 Litigation.
          (a) Actions, Suits and Proceedings. Other than the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries, or that involve this Agreement or the Transactions, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
          (b) Change in Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
          SECTION 3.07 Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability of the Borrower or any of its Restricted Subsidiaries.
          SECTION 3.08 Compliance with Laws and Agreements; No Defaults. Each of the Borrower and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
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          SECTION 3.09 Government Regulation. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
          SECTION 3.10 Tax Returns and Payments. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that any such failure could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of U.S. GAAP Codification Topic 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of U.S. GAAP Codification Topic 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.
          SECTION 3.12 Disclosure. The Borrower has disclosed to the Lenders (including by means of filings with the Securities and Exchange Commission) all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of the Borrower and its Restricted Subsidiaries to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by all other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          SECTION 3.13 Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.
          SECTION 3.14 Agreements and Liens.
          (a) Indebtedness and Guaranty Obligations. Part A of Schedule 3.14 of the Disclosure Supplement is a complete and correct list of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise
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relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Borrower or any of its Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000. The aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in said Part A of Schedule 3.14, and said Part A of Schedule 3.14 correctly indicates whether each such arrangement constitutes Unrestricted Subsidiary Debt Guaranteed by the Borrower or any Restricted Subsidiary.
          (b) Liens. Part B of Schedule 3.14 of the Disclosure Supplement is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in said Part B of Schedule 3.14.
          SECTION 3.15 Material Contracts; Material Government Contracts of the Target Company.
          (a) Material Contracts. Neither the Borrower nor any of its Subsidiaries is on the date hereof or will be on the Acquisition Date (after giving effect to the consummation of the Acquisition) party to any Material Contract other than the Merger Agreement, the Loan Documents and the Senior Note Indenture.
          (b) Material Government Contracts of the Target Company. Neither the Target Company nor any of its Subsidiaries is on the date hereof party to any Government Contract that, after giving effect to the consummation of the Acquisition, would be a Material Government Contract.
          SECTION 3.16 Subsidiaries and Investments.
          (a) Subsidiaries. Set forth in Part A of Schedule 3.16 of the Disclosure Supplement is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) an indication of whether such Subsidiary is a Restricted Subsidiary. Except as disclosed in said Part A of Schedule 3.16, on the date hereof (x) each of the Borrower and its Subsidiaries owns free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in said Part A of Schedule 3.16, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.
          (b) Investments. Set forth in Part B of Schedule 3.16 of the Disclosure Supplement is a complete and correct list of all Investments (other than Investments disclosed in said Part A of Schedule 3.16 and other than Investments of the types referred to in clauses (b) through (n) of
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Section 6.04) held by the Borrower or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in said Part B of Schedule 3.16, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.
          SECTION 3.17 Real Property. Set forth on Schedule 3.17 of the Disclosure Supplement is a list, as of the date hereof, of all of the real property interests held by the Borrower and its Restricted Domestic Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee, the location of the respective property and whether such property is covered by clause (ii) of the definition of “Mortgage” in Section 1.01. Except as set forth in said Schedule 3.17, no Mortgage encumbers real property which is located in an area that has been identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (the “Flood Act”).
          SECTION 3.18 Solvency. The Borrower and each of its Subsidiaries is Solvent.
          SECTION 3.19 Employee Relations. Neither the Borrower nor any Restricted Subsidiary is, as of the Effective Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 3.19. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Restricted Subsidiaries.
          SECTION 3.20 Burdensome Provisions. Neither the Borrower nor any Restricted Subsidiary is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or applicable law which in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. No Restricted Subsidiary (other than, with respect to Unrestricted Subsidiary Debt, any Subsidiary that is an obligor under such Unrestricted Subsidiary Debt) is party to any agreement or instrument of the type described in Section 6.07 or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to the Borrower or any Restricted Subsidiary or to transfer any of its assets or properties to the Borrower or any other Restricted Subsidiary in each case other than existing under or by reason of the Loan Documents or applicable law.
ARTICLE IV
CONDITIONS
          SECTION 4.01 Effective Date. This Agreement shall not be effective and the obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder
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shall not become effective until the date that each of the following conditions precedent is satisfied, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):
     (a) Executed Counterparts. The Administrative Agent (or Special Counsel) shall have received counterparts of the following documents signed by the following parties or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed: (i) from the Borrower, a counterpart of this Agreement and (ii) from the Borrower and each of the Persons that will be the initial Lenders hereunder a Lender Addendum providing in the aggregate for all such Lender Addenda for Revolving Credit Commitments in an aggregate amount equal to $400,000,000, Tranche A Term Loan Commitments in an aggregate amount equal to $150,000,000 and Tranche B Term Loan Commitments in an aggregate amount equal to $200,000,000.
     (b) Opinion of Counsel to the Borrower and the Guarantors. The Administrative Agent (or Special Counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Akerman, Senterfitt & Eidson, PA, counsel for the Borrower and the Guarantors, substantially in the form of Exhibit G, and covering such other matters relating to the Borrower, the Guarantors, this Agreement or the Transactions as the Administrative Agent or the Required Lenders shall reasonably request (and the Borrower and each Guarantor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).
     (c) Opinion of Special Counsel. The Administrative Agent shall have received an opinion, dated the Effective Date, of Special Counsel, substantially in the form of Exhibit H (and BNP Paribas hereby instructs such counsel to deliver such opinion to the Lenders).
     (d) Governmental and Third Party Approvals. The Administrative Agent (or Special Counsel) shall have received evidence that the Borrower and each Restricted Subsidiary shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.
     (e) Corporate Documents. The Administrative Agent (or Special Counsel) shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrower, the Guarantors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
     (f) Officer’s Certificate. The Administrative Agent (or Special Counsel) shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, to the effect that, on and as of the Effective Date (i) the representations and warranties of the Borrower and each Restricted Subsidiary set forth in this
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Agreement and in each of the other Loan Documents to which it is a party are true and correct and (ii) no Default has occurred and is continuing.
     (g) Notes. The Administrative Agent (or Special Counsel) shall have received for each Lender that shall have requested a promissory note, a duly completed and executed promissory note for such Lender.
     (h) Collateral Agreement. The Administrative Agent (or Special Counsel) shall have received (i) the Collateral Agreement, duly executed and delivered by the Borrower, each Restricted Domestic Subsidiary and the Administrative Agent, (ii) except as provided in Section 5.11(e), original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Collateral Agreement (to the extent such ownership interests are certificated), together with an undated stock power for each such certificate so received, duly executed in blank by the registered owner thereof, and (iii) each original promissory note pledged pursuant to the Collateral Agreement. In addition, all filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents (including, without limitation, Assignment Agreements executed by the Borrower or the applicable Restricted Subsidiary, as the case may be, and Notices of Assignment executed by the Administrative Agent, in each case, with respect to each Material Government Contract existing as of the Effective Date but, for the avoidance of doubt, not including acknowledgments of any such Notices of Assignment executed by the relevant Governmental Authorities) shall have been received by the Administrative Agent, and the Administrative Agent shall have received evidence reasonably satisfactory to it that upon such filings and recordations, such security interests constitute valid and perfected Liens therein, subject to no other Liens except for Liens permitted by Section 6.02.
     (i) Guaranty Agreement. The Administrative Agent (or Special Counsel) shall have received the Guaranty Agreement, duly executed and delivered by the Borrower, the Guarantors and the Administrative Agent.
     (j) Collateral Assignment. The Administrative Agent (or Special Counsel) shall have received the Collateral Assignment, duly executed and delivered by the Borrower, each Guarantor and the Administrative Agent. In addition, the Borrower and each such Guarantor shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Collateral Assignment.
     (k) Lien Search Results. The Administrative Agent (or Special Counsel) shall have received the results of a recent lien search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Borrower and each Restricted Domestic Subsidiary (to the extent obtainable in such jurisdiction), and such search results shall not reveal Liens on any of the assets of the Borrower or any Restricted Subsidiary except for Liens permitted hereunder or Liens to be discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.
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     (l) Insurance. The Administrative Agent (or Special Counsel) shall have received certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower and each of its Subsidiaries pursuant to Section 5.05(b) and the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by Section 5.05(b), such certificates to be in such form and contain such information as is specified in Section 5.05(b).
     (m) Repayment of Indebtedness under Existing Credit Agreement. The Administrative Agent shall have received evidence that the Borrower shall have paid or repaid in full the principal of and interest on all of the “Loans” outstanding under (and as defined in) the Existing Credit Agreement and all other amounts owing by the Borrower and its Subsidiaries thereunder and under the “Loan Documents” (as defined therein).
     (n) Fees and Expenses. The Administrative Agent shall have received evidence that the Borrower shall have paid such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Special Counsel, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).
     (o) Patriot Act Compliance. The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act referred to in Section 9.13.
     (p) Other Documents. The Administrative Agent (or Special Counsel) shall have received such other documents as the Administrative Agent or any Lender (or Special Counsel) may reasonably request.
          Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on September 30, 2010 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
          SECTION 4.02 Each Extension of Credit. The obligation of each Lender to make any Loan (other than the extension of Loans made for the consummation of the Acquisition), and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:
     (a) the Administrative Agent shall have received a Borrowing Request;
     (b) the representations and warranties of the Borrower and each Restricted Subsidiary set forth in this Agreement and in each of the other Loan Documents to which it is a party shall be true and correct on and as of the date of such Loan or the date of issuance,
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amendment, renewal or extension of such Letter of Credit, as applicable (other than any representations and warranties that speak as of a certain date, which shall be true and correct on and as of such date); and
     (c) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal, or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
          Each Borrowing (other than Borrowings made for the consummation of the Acquisition) and each issuance, amendment, renewal or extension of a Letter of Credit, as applicable, shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.
          SECTION 4.03 Acquisition. The obligation of each Lender to make Tranche A Term Loans and other Loans, and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, in connection with the consummation of the Acquisition is additionally subject to the satisfaction of the following conditions, each of which shall be satisfactory to the Administrative Agent in form and substance (or such condition shall have been waived in accordance with Section 9.02):
     (a) Consummation of Acquisition. The Administrative Agent (or Special Counsel) shall have received evidence that the Acquisition shall have been (or shall be simultaneously) consummated in all material respects in accordance with the terms of the Merger Agreement (except for any modifications, supplements or material waivers thereof, or written consents or determinations made by the parties thereto, that shall be consented to by the Administrative Agent, such consent not to be unreasonably withheld), and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower to such effect and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the closing of the Acquisition pursuant to the Merger Agreement. In addition, the Administrative Agent shall have received (or shall receive substantially contemporaneously) (i) such other instruments as are customary for transactions of this type or as the Administrative Agent may reasonably request (including, without limitation, the analogous documents required to be delivered in Sections 4.01(b) and (e) with respect to the Target Company, its Subsidiaries and their respective authorization to execute, deliver and perform the Merger Agreement and the transactions contemplated therein, as applicable) and (ii) such evidence as the Administrative Agent may reasonably request that the Acquisition does not violate the terms of the Senior Note Indenture.
     (b) Repayment of Target Company Debt. The Administrative Agent (or Special Counsel) shall have received evidence satisfactory to it that (i) the repayment of the $100,000,000 Amended and Restated Credit Agreement dated as of October 10, 2007 among the Target Company, as borrower, the subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., as syndication agent, (ii) the discharge of 10.75% Senior Notes due 2012, issued by the Target Company (collectively, the “Target Company Debt”) and (iii) the release of all Liens, if any, securing the Target Company
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Debt, will take place substantially simultaneously with the making of the Loans to finance the Acquisition.
     (c) New Collateral and Guarantors. The Administrative Agent (or Special Counsel) shall have received evidence satisfactory to it that each of the requirements under Section 5.09 has been satisfied with respect to the Target Company and its Subsidiaries. Without limiting the generality of the foregoing, the Administrative Agent shall have received the following documents:
     (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Collateral Agreement and acquired by the Borrower or any of its Restricted Subsidiaries in connection with the Acquisition shall have been received by the Administrative Agent, and the Administrative Agent shall have received evidence reasonably satisfactory thereto that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein.
     (ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Collateral Agreement (to the extent such ownership interests are certificated) in connection with the Acquisition, together with an undated stock power for each such certificate so received, duly executed in blank by the registered owner thereof, and (B) each original promissory note pledged pursuant to the Collateral Agreement in connection with the Acquisition.
          Notwithstanding the foregoing, the collateral shall not include assets that would result in costs (administrative or otherwise) that, in the determination of the Administrative Agent in its sole and absolute discretion, would be materially disproportionate to the benefit obtained thereby.
     (d) Representations and Warranties. The representations and warranties of the Borrower and each Restricted Subsidiary under this Agreement and the other Loan Documents to which it is a party shall be true and correct on and as of the Acquisition Date with the same effect as if made on and as of the Acquisition Date, in each case, immediately before and immediately after giving effect to the Acquisition; provided that the Borrower and the Restricted Subsidiaries shall not be required to make any such representation or warranty that is inaccurate (and the accuracy of any such representation or warranty shall not constitute a condition precedent) if both (a) the Borrower shall have notified the Administrative Agent at least three Business Days prior to the consummation of the Acquisition of which such representation or warranty it cannot make, and describing the inaccuracy in reasonable detail, and (b) such inaccuracy is not materially adverse with respect to (i) the properties, business, operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any of its Restricted Subsidiaries to perform its payment and other material obligations under the Loan Documents or (iii) the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent or the Lenders thereunder.
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     (e) Defaults. No Default shall have occurred and be continuing (i) at the time of and immediately after giving effect to the issuance of Loans hereunder and (ii) immediately before and immediately after giving effect to the Acquisition.
     (f) Approvals. The Administrative Agent (or Special Counsel) shall have received evidence that the Borrower and its Subsidiaries and the Target Company and its Subsidiaries shall have obtained all necessary material approvals, authorizations and consents of any Person and of all Governmental Authorities (including without limitation any approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and courts having jurisdiction with respect to the transactions contemplated by the Acquisition.
     (g) Litigation. Except as disclosed in the Disclosure Supplement, no action, proceeding or investigation shall have been instituted or threatened in writing before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of the Acquisition or the consummation of the transactions contemplated thereby.
     (h) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender or Special Counsel may reasonably request.
ARTICLE V
AFFIRMATIVE COVENANTS
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
          SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:
     (a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries and Other Consolidated Persons as of the end of and for such year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by Grant Thornton LLC or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood and agreed
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that the Borrower’s filing of a Form 10-K with the Securities and Exchange Commission with respect to a fiscal year within the period specified above shall be deemed to satisfy the Borrower’s obligations under this Section 5.01(a) with respect to such fiscal year);
     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries and Other Consolidated Persons as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood and agreed that the Borrower’s filing of a Form 10-Q with the Securities and Exchange Commission with respect to a fiscal quarter within the period specified above shall be deemed to satisfy the Borrower’s obligations under this Section 5.01(b) with respect to such fiscal quarter);
     (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower in form and scope reasonably satisfactory to the Administrative Agent (an “Officer’s Compliance Certificate”) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01, Section 6.02, Section 6.04, Section 6.05 and Section 6.09, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) stating the aggregate amount of Unrestricted Subsidiary Debt and the portion thereof Guaranteed by the Borrower or any Restricted Subsidiary outstanding as of the last day of the relevant fiscal quarter or fiscal year, as the case may be, and, in each case, the aggregate amount of principal thereof and interest thereon paid by the Borrower and its Restricted Subsidiary during the four fiscal quarters immediately preceding such day;
     (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
     (e) promptly after periodic and other reports, proxy statements and other materials are filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, notice thereof;
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     (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request; and
     (g) within 30 days after the beginning of each fiscal year commencing for fiscal year 2011, a business forecast of the Borrower and its Subsidiaries and Other Consolidated Persons for such fiscal year to include the following: a projected income statement, statement of cash flows and balance sheet (each prepared in accordance with GAAP, except for the absence of footnotes) and, to the extent reasonably requested by the Administrative Agent, management’s assumptions underlying such projections, accompanied by a certificate from a Financial Officer of the Borrower to the effect that, to the best of such officer’s knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries for such fiscal year.
          SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:
     (a) (i) the occurrence of any Default, or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound;
     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;
     (d) any notice of any material violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, the assertion of any environmental matters by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than, in each case, any violation, environmental matters or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect;
     (e) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any of its Subsidiaries thereof which could reasonably be expected to result in a Material Adverse Effect;
     (f) contemporaneously with the delivery of the quarterly reports required herein, (and, upon the occurrence and during the continuation of an Event of Default, on a more frequent
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basis if requested by the Administrative Agent), a list of all Material Government Contracts which have (i) been completed or have lapsed or terminated and not renewed or (ii) been entered into (or which have become Material Government Contracts) in each case, since the most recent list provided by the Borrower and signed by a Financial Officer or other executive officer of the Borrower as of the last Business Day of such fiscal quarter, unless in any such case such information has been filed, and notice thereof furnished to the Administrative Agent, as described in Section 5.01(e); and
     (g) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
          Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          SECTION 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
          SECTION 5.04 Payment of Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default beyond the period of grace, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, with the Administrative Agent designated as the loss payee or additional named insured, and on the Effective Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Such insurance policies shall provide that no cancellation or material change in coverage shall be effective until after 30 days’ prior written notice to the Administrative Agent. If any portion of the property covered by any Mortgage is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as an area having special flood hazards and in which flood insurance has been made available under the the Flood Act, then Borrower shall maintain, or cause the applicable Restricted Subsidiary to maintain, with a financially sound and reputable insurer, flood insurance in an amount as the Administrative Agent may from time to time reasonably require, but
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in no event less that an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Flood Act, and shall otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
          SECTION 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of its dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
          SECTION 5.07 Compliance with Laws. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including ERISA and any Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only (a) to refinance the Existing Credit Agreement, (b) for working capital and general corporate requirements of the Borrower and its Restricted Subsidiaries and payment of certain fees and expenses incurred in connection with the transactions contemplated hereby, (c) to finance the Acquisition and any other acquisition permitted hereunder, (d) to fulfill the obligations of the Borrower under the Acquisition Indemnity, (e) to repay the Target Company Debt, and (f) to fund Restricted Payments permitted hereunder and to make any other Investments permitted hereunder; provided, however, that the proceeds of Tranche A Term Loans shall only be used to finance the Acquisition and to repay the Target Company Debt. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.
          SECTION 5.09 Additional Subsidiaries; Restricted and Unrestricted Subsidiaries.
          (a) Additional Subsidiary Guarantors. The Borrower shall notify the Administrative Agent of (i) each redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.09(c) below and (ii) each creation or acquisition of any Subsidiary, and (unless such Subsidiary has been designated as an Unrestricted Subsidiary pursuant to Section 5.09(d)) promptly thereafter (and in any event within 30 days thereafter), in each of the cases referred to in the foregoing clauses (i) and (ii), cause such Subsidiary (other than a Foreign Subsidiary) to (A) become a “Guarantor” by executing and delivering to the Administrative Agent a supplement to the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) deliver to the Administrative Agent a duly executed Joinder Agreement and comply with the terms of each Security Document, (C) take such action (including delivering such shares of stock and executing and delivering such UCC financing statements and account control agreements) as shall be necessary to create and perfect valid and enforceable Liens on substantially all of the personal property (other than Excluded Property) of such Subsidiary as collateral security for the obligations of such Subsidiary under the Loan
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Documents subject to no Liens other than Liens permitted by Section 6.02, (D) take all actions with respect to all Material Real Property owned or leased by such Subsidiary required by Section 5.10 (as if such Material Real Property had been acquired by a Subsidiary), (E) deliver to the Administrative Agent such proof of corporate action, incumbency of officers, opinions of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (A), (B), (C) and (D)) and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.01 on the Effective Date and (F) deliver to the Administrative Agent such other documents and closing certificates as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
          (b) Additional Foreign Subsidiaries. The Borrower shall notify the Administrative Agent at the time that any Person becomes a direct Foreign Subsidiary of the Borrower or any Guarantor, and at the request of the Administrative Agent, promptly thereafter (and in any event within 45 days after such request), cause (i) the Borrower or such Guarantor to deliver to the Administrative Agent a supplement to the Security Documents pledging 65% of the total outstanding voting Equity Interests, and 100% of all other Equity Interests, in such Foreign Subsidiary and a consent thereto executed by such new Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the applicable laws and practices of any relevant foreign jurisdiction) evidencing such Equity Interest of such Foreign Subsidiary, together with an appropriate undated stock power (or the equivalent thereof pursuant to the applicable laws and practices of any relevant foreign jurisdiction) for each certificate (or equivalent) duly executed in blank by the registered owner thereof), (ii) the Borrower or such Guarantor to deliver to the Administrative Agent a favorable opinion of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of such pledge), and (iii) the Borrower or such Guarantor to deliver to the Administrative Agent such other documents and closing certificates as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
          (c) Designation of Restricted Subsidiaries. The Borrower may, at any time and upon written notice to the Administrative Agent, designate an Unrestricted Subsidiary as a Restricted Subsidiary.
          (d) Designation of Unrestricted Subsidiaries. So long as no Default has occurred and is continuing or would result therefrom, the Borrower may, on prior written notice to the Administrative Agent, designate any Restricted Subsidiary as an Unrestricted Subsidiary (or designate any newly formed or acquired Subsidiary as an Unrestricted Subsidiary). Such designation shall have an effective date mutually acceptable to the Administrative Agent and Borrower, but in no event earlier than five Business Days following receipt by the Administrative Agent of such written notice.
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          SECTION 5.10 New Collateral. If the Borrower or any Restricted Subsidiary shall acquire any Material Real Property (or shall make improvements upon any existing real property interest resulting in such interest together with such improvements constituting Material Real Property), and, if the Administrative Agent elects to encumber such property in the Administrative Agent’s sole and absolute discretion, then
          (a) the Borrower will and will cause each Restricted Subsidiary to, no later than 120 days (or such longer period as the Administrative Agent may agree in its sole and absolute discretion) thereafter, deliver to the Administrative Agent the following documents (each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent):
     (i) Mortgages in form and substance satisfactory to the Administrative Agent, duly executed and delivered by the Borrower or such Restricted Subsidiary, as the case may be, in recordable form (in such number of copies as the Administrative Agent shall have requested) and, to the extent necessary with respect to any leasehold property to be subject to a Mortgage, use commercially reasonable efforts by Borrower to obtain consents of the respective landlords with respect to such property and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), UCC financing statements covering fixtures, in each case appropriately completed (the “Fixture Filings”);
     (ii) one or more mortgagee policies of title insurance on forms of and issued by one or more title companies satisfactory to the Administrative Agent (the “Title Companies”), insuring the validity and first lien priority of the Liens created under the Mortgages for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent; each such title policy shall contain: (A) full coverage against mechanics’ liens (filed and inchoate) or such surety bonds or other additional collateral as may be satisfactory to the Administrative Agent in its sole discretion in lieu of such coverage, (B) a reference to the relevant survey with no survey exceptions except those theretofore approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and (C) such affirmative insurance and endorsements as the Administrative Agent may reasonably require;
     (iii) as-built surveys of recent date of each of the Facilities to be covered by the Mortgages, showing such matters as may be required by the Administrative Agent, which surveys shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent and to each Lender and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Administrative Agent;
     (iv) certified copies of permanent and unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in a jurisdiction in which the Facilities to be covered by the Mortgages are located, then such other evidence reasonably satisfactory to the Administrative Agent) permitting the fully functioning operation and occupancy of each such Facility and of such other permits necessary for the use and operation of each such Facility issued by the respective Governmental Authorities having jurisdiction over each such Facility;
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     (v) opinions of local counsel in the respective jurisdictions in which the properties covered by the Mortgages are located, satisfactory in form and substance to the Administrative Agent (and the Borrower and each Restricted Subsidiary hereby instructs such counsel to deliver such opinion(s) to the Lenders and the Administrative Agent);
     (vi) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each property covered by a Mortgage; and
     (vii) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Companies to issue the title policies and endorsements contemplated above;
          (b) the Borrower shall have paid or caused to be paid to the Title Companies (i) all expenses and premiums of the Title Companies in connection with the issuance of such policies and (ii) an amount equal to the recording, mortgage, intangibles, transfer and stamp taxes payable in connection with recording the Mortgages and the Fixture Filings in the appropriate county land office(s); and
          (c) promptly after the acquisition, the Borrower shall diligently pursue and use all reasonable efforts to obtain landlord consents, estoppel letters or consents and waivers, in form and substance reasonably acceptable to the Administrative Agent, in respect of collateral held on leased premises.
          SECTION 5.11 Further Assurances; Post-Closing Deliverables.
          (a) Further Assurances. The Borrower will, and will cause each of its Restricted Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Restricted Subsidiaries to, take such action from time to time (including filing appropriate UCC financing statements and executing and delivering such assignments, security agreements, account control agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Secured Parties, perfected security interests and Liens in substantially all of the property of the Borrower and the Restricted Subsidiaries (other than Excluded Property) as collateral security for obligations of the Borrower and the Guarantors under the Loan Documents; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.
          (b) Post-Closing Real Estate Deliverables. The Borrower will and will cause each Restricted Subsidiary to, no later than 120 days (or such longer period as the Administrative Agent may agree in its sole and absolute discretion) after the Effective Date, deliver to the Administrative Agent:
     (i) Opinion(s) of Local Counsel. Opinions of local counsel in the respective jurisdictions in which the properties covered by the Mortgages are located, satisfactory to the Administrative Agent in form and substance (and the Borrower and each Guarantor hereby instructs such counsel to deliver such opinion(s) to the Lenders and the Administrative Agent).
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     (ii) Mortgages and Title Insurance. The following documents, each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent; provided, that the Borrower shall not be required to deliver the following documents for any property that is not Material Real Property if doing so would result in costs (administrative or otherwise) that, in the determination of the Administrative Agent in its sole and absolute discretion, would be materially disproportionate to the benefit obtained thereby:
     (A) Mortgages (or, if applicable, amendments to the Mortgages securing the obligations of the Borrower and the Guarantors under the Existing Credit Agreement) in form and substance satisfactory to the Administrative Agent, duly executed and delivered by the Borrower or such Restricted Subsidiary, as the case may be, in recordable form (in such number of copies as the Administrative Agent shall have requested) and, to the extent necessary with respect to any leasehold property to be subject to a Mortgage, use commercially reasonable efforts by Borrower to obtain consents of the respective landlords with respect to such property and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Fixture Filings;
     (B) one or more mortgagee policies of title insurance on forms of and issued by the Title Companies, or modification and date down endorsements to the existing policies of title insurance insuring the validity and first lien priority of the Liens created under such Mortgages (as they may be amended) for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent; each such title policy shall contain: (A) full coverage against mechanics’ liens (filed and inchoate) or such surety bonds or other additional collateral as may be satisfactory to the Administrative Agent in its sole discretion in lieu of such coverage, (B) a reference to the relevant survey with no survey exceptions except those theretofore approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and (C) such affirmative insurance and endorsements as the Administrative Agent may reasonably require;
     (C) as-built surveys of recent date of each of the Facilities to be covered by the Mortgages, showing such matters as may be required by the Administrative Agent, which surveys shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent and to each Lender and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Administrative Agent or, with respect to existing surveys, an affidavit (a “Survey Affidavit”) of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate, in form acceptable to the Administrative Agent and the applicable Title Company in order to remove the standard survey exception;
     (D) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each property covered by a Mortgage;
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     (E) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Companies to issue the title policies and endorsements contemplated above; and
     (F) such other certificates, documents and information as are reasonably requested by the Administrative Agent or the Lenders, including, without limitation, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance reasonably satisfactory to the Administrative Agent.
          In addition, the Borrower shall have paid to the Title Companies (i) all expenses and premiums of the Title Companies in connection with the issuance of such policies and (ii) an amount equal to the recording, mortgage, intangibles, transfer and stamp taxes payable in connection with recording the Mortgages, any amendments to the Mortgages and the Fixture Filings in the appropriate county land office(s).
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          (c) Post-Closing Deliverables for Increases of the Revolving Credit Commitment and Incremental Loans. The Borrower will and will cause each Restricted Subsidiary to, no later than 120 days (or such longer period as the Administrative Agent may agree in its sole and absolute discretion) after any Revolving Credit Commitment Increase and Incremental Loan, deliver to the Administrative Agent such amendments to Mortgages, title insurance and opinions of counsel as reasonably requested by the Administrative Agent in connection with such Revolving Credit Commitment Increase and Incremental Loan; provided, however, notwithstanding anything herein or in any of the Loan Documents to the contrary, the Administrative Agent may, in its sole and absolute discretion, waive the requirement for the Borrower or any Restricted Subsidiary to obtain date-down endorsements to previously issued mortgagee title insurance policies in connection with amendments to the Mortgages entered into from time to time (each a “Mortgage Amendment”), in order to insure the lien of such Mortgage, as modified by any such Mortgage Amendment, if the applicable title insurance regulations for the State in which the related real property is located do not provide for the issuance of the requested endorsement such that a new mortgagee title insurance policy would otherwise be required (or premium charges substantially equivalent thereto would be incurred by the Borrower or any Restricted Subsidiary in connection with any endorsement); provided, further that, in such event, the Borrower or Restricted Subsidiary shall endeavor to obtain an endorsement, if available, to such previously issued mortgagee title insurance policies that insures that the title insurance coverage provided by the original mortgagee title insurance policy is not affected by the recording of any Mortgage Amendment, provided the cost for such endorsement is nominal.
          (d) Post-Closing Account Control Agreement Deliverables. The Borrower will and will cause each Restricted Subsidiary to, no later than 45 days (or such longer period as the Administrative Agent may agree in its sole and absolute discretion) after the Effective Date, deliver to the Administrative Agent such account control agreements as shall be reasonably requested by the Administrative Agent with respect to the Accounts of the Borrower and its Restricted Subsidiaries.
          (e) Certificates. The Borrower will and will cause each Restricted Subsidiary to, no later than 45 days (or such longer period as the Administrative Agent may agree in its sole and absolute discretion) after the Effective Date, deliver to the Administrative Agent original stock certificates or other certificates evidencing the capital stock or other ownership interests with respect to the following Subsidiaries, to the extent pledged under the Collateral Agreement, together with an undated stock power for each such certificate so received, duly executed in blank by the registered owner thereof:
     (i) Wackenhut Corrections Corporation N.V.;
     (ii) Canadian Correctional Management, Inc.;
     (iii) Miramichi Youth Centre Management, Inc.; and
     (iv) Just Care, Inc.
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ARTICLE VI
NEGATIVE COVENANTS
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
          SECTION 6.01 Indebtedness. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
     (a) Indebtedness created under the Loan Documents;
     (b) Indebtedness existing on the date hereof and set forth in Part A of Schedule 3.14 of the Disclosure Supplement (or, to the extent not meeting the minimum thresholds for required listing on said Schedule 3.14 pursuant to Section 3.14, in an aggregate amount not exceeding $10,000,000) and extensions, renewals, refinancings and replacements of any such Indebtedness that does not result in an increase of the outstanding principal amount thereof by more than the amount required to pay any penalty, premium, accrued and unpaid interest, and transaction fees and expenses incurred in connection with such extension, renewal, refinancing or replacement;
     (c) Guarantees by the Borrower and its Restricted Subsidiaries of Indebtedness of the Borrower and its Restricted Subsidiaries permitted by this Section 6.01;
     (d) Guarantees permitted by Section 6.04 (other than paragraph (h) thereof);
     (e) Guarantees by the Borrower and its Restricted Subsidiaries of Unrestricted Subsidiary Debt (including the assignment of rights under any Government Contract by the Borrower or any of its Restricted Subsidiaries to secure Unrestricted Subsidiary Debt related to such Government Contract); provided that the aggregate principal amount of Guarantees of Unrestricted Subsidiary Debt permitted by this clause (e) shall not exceed $30,000,000 at any time outstanding;
     (f) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets, including Capital Leases and any Indebtedness assumed in connection with the acquisition of any assets or secured by a Lien on any assets prior to the acquisition thereof, Guarantees by the Borrower or any Restricted Subsidiary of any such Indebtedness, and extensions, renewals and replacements of any such Indebtedness and Guarantees that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $20,000,000 at any time outstanding;
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     (g) Indebtedness owing by the Borrower to any Restricted Subsidiary or by any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary, in each case arising from intercompany loans;
     (h) unsecured Indebtedness for borrowed money, including by means of the issuance of notes and bonds; provided that the aggregate principal amount of all such Indebtedness incurred or issued on a date on which the Pro Forma Total Leverage Ratio (after giving effect to such incurrence or issuance) is greater than or equal to 3.50 to 1.00 shall not exceed $300,000,000;
     (i) Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; and
     (j) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof pursuant to an acquisition made by the Borrower or any Restricted Subsidiary; provided that (i) such Indebtedness exists at the time of such acquisition and is not created in contemplation of or in connection with such acquisition, (ii) such Person is acquired pursuant to the Acquisition or any Permitted Acquisition and (iii) the aggregate principal amount of Indebtedness permitted by this clause (j) shall not exceed $25,000,000 at any time outstanding.
          SECTION 6.02 Liens. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
     (a) Liens created pursuant to the Security Documents;
     (b) Permitted Encumbrances;
     (c) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth in Part B of Schedule 3.14 of the Disclosure Supplement (or, to the extent not meeting the minimum thresholds for required listing on said Schedule 3.14 pursuant to Section 3.14, in an aggregate amount not exceeding $5,000,000); provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Restricted Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (d) Liens on assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary;
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     (e) Liens securing Indebtedness permitted by Section 6.01(i), provided that the aggregate principal amount of such Indebtedness so secured does not exceed $5,000,000 at any time outstanding;
     (f) the assignment of rights under any Government Contract by the Borrower or any of its Restricted Subsidiaries to secure Unrestricted Subsidiary Debt related to such Government Contract; and
     (g) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, and (iv) such property or asset is acquired pursuant to the Acquisition or any Permitted Acquisition.
          SECTION 6.03 Fundamental Changes. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property (other than assets and related rights constituting an ongoing business) to be sold or used in the ordinary course of business and Investments permitted under Section 6.04. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (x) obsolete or worn-out property, tools or equipment no longer used or useful in its business, (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms and (z) any Disposition resulting from a Casualty Event).
          Notwithstanding the foregoing provisions of this Section, if no Default shall have occurred and be continuing or would result therefrom:
     (a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any other Restricted Subsidiary; provided that (i) if any such transaction shall be between a Restricted Subsidiary and the Borrower, the Borrower shall be the continuing or surviving entity and (ii) if any such transaction shall be between a Restricted Subsidiary that is a Guarantor and a Restricted Subsidiary that is not a Guarantor, such Guarantor shall be the continuing or surviving entity;
     (b) any Restricted Subsidiary of the Borrower may merge into the Person such Restricted Subsidiary was formed to acquire in connection with the Acquisition or any Permitted Acquisition;
     (c) any Restricted Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or
Credit Agreement

any other Restricted Subsidiary; provided that if any such transaction shall be between a Restricted Subsidiary that is a Guarantor and a Restricted Subsidiary that is not a Guarantor, such Guarantor shall be the recipient of such property;
     (d) the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any Guarantor;
     (e) the Borrower or any Restricted Subsidiary may sell to any Governmental Authority for fair market value (as determined by an independent appraisal made by a Person acceptable to the Administrative Agent) (or, if less, the net book value when required by such Governmental Authority) any Facility managed or operated by the Borrower or such Restricted Subsidiary pursuant to a Government Contract with such Governmental Authority so long as the aggregate amount of non-cash proceeds from all such sales do not exceed $10,000,000;
     (f) the Borrower or any Restricted Subsidiary may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof in the ordinary course of business, provided that the aggregate face or principal amount of all such accounts receivable sold or discounted after the date hereof may not exceed $10,000,000;
     (g) the Borrower or any Restricted Subsidiary may sell or otherwise dispose of assets not otherwise permitted by this Section 6.03; provided that (i) such sale or disposition shall be for cash for fair market value (as determined in good faith by the board of directors of the Borrower, provided that, if the board of directors of the Borrower so determines that the fair market value of such assets is equal to or greater than $50,000,000, then the fair market value shall be determined by an independent appraisal made by a Person acceptable to the Administrative Agent) and (ii) the aggregate book value of all assets sold or disposed of pursuant to this clause (g) shall not exceed $300,000,000 in the aggregate after the date hereof;
     (h) the Borrower or any Restricted Subsidiary may sell any property, business or assets acquired in a Permitted Acquisition to the extent that the same is not related to the construction, design, operation, development or operation of any Facility;
     (i) the Borrower or any Restricted Subsidiary may sell Permitted Investments in the ordinary course of business;
     (j) the Borrower or any Restricted Subsidiary may make the Acquisition and Permitted Acquisitions; and
     (k) any Restricted Subsidiary of the Borrower may be merged or consolidated into any Unrestricted Subsidiary of the Borrower provided that Borrower designates the continuing or surviving entity as an Unrestricted Subsidiary in compliance with Section 5.09(d) hereof.
          For purposes of this Section 6.03, all determinations of fair market value of any Facility shall include consideration of rights under any Government Contract transferred in connection therewith.
Credit Agreement

          SECTION 6.04 Investments. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:
     (a) Investments outstanding on the date hereof and identified in Part B of Schedule 3.16 of the Disclosure Supplement;
     (b) the Acquisition and Permitted Acquisitions;
     (c) Permitted Investments;
     (d) intercompany loans made by the Borrower to Restricted Subsidiaries and by Restricted Subsidiaries to the Borrower or to other Restricted Subsidiaries, provided that intercompany loans made to Restricted Subsidiaries that are not Guarantors (i) may not exceed $25,000,000 in the aggregate principal amount at any time outstanding and (ii) shall be evidenced by commercially reasonable promissory notes delivered in pledge to the Administrative Agent under the Collateral Agreement;
     (e) Hedging Agreements entered into to hedge, manage or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities;
     (f) operating deposit accounts with banks;
     (g) to the extent they constitute Investments, contributions to Plans and Multiemployer Plans;
     (h) Guarantees permitted by Section 6.01;
     (i) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;
     (j) Investments in Unrestricted Subsidiaries, joint ventures and/or Other Consolidated Persons in an aggregate amount for all such Investments made after the date hereof not to exceed $60,000,000;
     (k) Investments in an aggregate amount (excluding Equity Interests of the Borrower and/or its Subsidiaries but including the assumption of Indebtedness in connection with such Investments) made after the date hereof not exceeding the amount Net Available Proceeds from Equity Issuances after the date hereof not required to be applied under Section 2.10(b)(ii) and not used to make Permitted Acquisitions;
     (l) loans under the Acquisition Indemnity;
     (m) additional Investments but not exceeding $10,000,000 in the aggregate at any time outstanding; and
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     (n) Investments in Subsidiaries of the Borrower outstanding on the date hereof (and any refinancing thereof provided that the aggregate principal amount thereof is not increased).
     For purposes of paragraph (m) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash or property in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.
          SECTION 6.05 Restricted Payments. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that
          (a) any Restricted Subsidiary that is a real estate investment trust may purchase or redeem its Equity Interests for cash in an aggregate amount not exceeding $200,000 after the date hereof;
          (b) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, and may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans established in the ordinary course of business for directors, management, employees or consultants of the Borrower and its Subsidiaries;
          (c) if no Default shall have occurred and be continuing or would result therefrom, the Borrower may declare, pay and make Restricted Payments in an aggregate amount after the date hereof not exceeding $50,000,000; and
          (d) the Borrower may declare and make Restricted Payments in cash, subject to the satisfaction of each of the following conditions on the date of each such Restricted Payment and after giving effect thereto:
     (i) no Default shall have occurred and be continuing;
     (ii) the aggregate amount of Restricted Payments made since the Effective Date (including such Restricted Payment) under this clause (d) shall not exceed an amount equal to the aggregate of 50% of Net Income of the Borrower for the period from and including January 4, 2010 through and including the last day of the fiscal quarter of Borrower most recently ended prior to the date of such Restricted Payment (treated for this purposes as a single accounting period) and the aggregate amount of Net Available Proceeds from Equity Issuances not required to prepay Loans pursuant to Section 2.10 hereof and not used to make Permitted Acquisitions; and
     (iii) the Pro Forma Senior Secured Leverage Ratio on the date of such Restricted Payment shall not exceed 2.50 to 1.00.
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     Notwithstanding the foregoing, any Restricted Payment constituting a dividend on the capital stock of the Borrower may be made within 60 days after the date of declaration of such dividend, if, at the date of declaration, the dividend payment would have complied with Section 6.05(c) or Section 6.05(d).
     Nothing herein shall be deemed to prohibit the payment of dividends by any Restricted Subsidiary ratably in accordance with its outstanding Equity Interests, provided that the aggregate amount of such dividends paid by any real estate investment trust may not exceed $75,000 in any calendar year.
          SECTION 6.06 Transactions with Affiliates. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate, (c) transactions expressly permitted to be undertaken with or for the benefit of Affiliates by any of Sections 6.01, 6.03, and 6.04 and (c) Restricted Payments permitted by Section 6.05.
          SECTION 6.07 Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests on a pro rata basis in respect of any class of Equity Interests of such Restricted Subsidiary; provided that:
     (i) the foregoing shall not apply to (x) restrictions and conditions imposed by the Senior Note Indenture, by law or by any Loan Document, (y) restrictions and conditions existing on the date hereof identified on Schedule 6.07 of the Disclosure Supplement (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder; and
     (ii) clause (a) of the foregoing shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (y) customary provisions in leases and other contracts restricting the assignment thereof and (z) customary restrictions imposed on any real estate investment trust by the terms of preferred stock issued by such real estate investment trust requiring the prior payment of dividends to its holders of such preferred stock, provided that the aggregate amount of such dividends payable on all such preferred stock containing such restrictions held by Persons other than the Borrower and its Restricted Subsidiaries shall not exceed $75,000 for any calendar year.
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          SECTION 6.08 Modifications of Certain Documents. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of the Merger Agreement without the consent of the Administrative Agent (not to be unreasonably withheld) or any modification, supplement or waiver of any of the provisions of the Senior Note Indenture without the consent of the Administrative Agent (not to be unreasoanbly withheld), except for the addition of guarantors in accordance with the terms of the Senior Note Indenture.
          SECTION 6.09 Certain Financial Covenants.
          (a) Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio on the last day of any of its fiscal quarters to exceed the ratio set forth below opposite the period in which such last day falls:

Period	Maximum Ratio

Effective Date through and including the last day of the fiscal year 2011	4.50 to 1.00

First day of fiscal year 2012 through and including the last day of the fiscal year 2012	4.25 to 1.00

Thereafter	4.00 to 1.00
          (b) Senior Secured Leverage Ratio. The Borrower will not permit the Senior Secured Leverage Ratio on the last day of any of its fiscal quarters to exceed the ratio set forth below opposite the period in which such last day falls:

Period	Maximum Ratio

Effective Date through and including the last day of the fiscal year 2011	3.25 to 1.00

First day of fiscal year 2012 through and including the last day of the fiscal year 2012	3.00 to 1.00

Thereafter	2.75 to 1.00
          (c) Interest Coverage Ratio. The Borrower will not permit the ratio of (a) Adjusted EBITDA for any period of four consecutive fiscal quarters to (b) Interest Expense minus Interest Expense attributable to Indebtedness of Unrestricted Subsidiaries and Other Consolidated Persons that is Non-Recourse to the Borrower and the Restricted Subsidiaries for such four quarter period, to be less than 3.00 to 1.00.
          SECTION 6.10 Limitations on Exchange and Issuance of Equity Interests. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, issue, sell or otherwise dispose
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of any class or series of Equity Interests that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the occurrence of any event or the lapse of time would be, (a) convertible or exchangeable into Indebtedness or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part.
          SECTION 6.11 Nature of Business. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.
          SECTION 6.12 Impairment of Security Interest. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the collateral granted in favor of the Administrative Agent for the benefit of the Secured Parties or grant to any Person (other than the Administrative Agent for the benefit of itself and the other Secured Parties pursuant to the Security Documents) any interest whatsoever in such collateral, except for Liens permitted under Section 6.02 and asset sales permitted under Section 6.03.
          SECTION 6.13 Payments and Prepayments of Certain Debt. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of payment when due) any Senior Notes; provided, however, notwithstanding the foregoing, the Senior Notes may be repurchased, redeemed, acquired or defeased so long as the aggregate amount of the amounts paid in respect thereof does not exceed the sum of (i) the aggregate amount of Net Available Proceeds of the issuance of unsecured Indebtedness permitted under Section 6.01(h) hereof (provided that the terms and conditions of such Indebtedness do not require any payment or prepayment of any principal amount thereof before the date falling 90 days after the Term Loan Maturity Date for Tranche B Term Loans) plus (ii) the aggregate amount of Net Available Proceeds from Equity Issuances not required to prepay Loans pursuant to Section 2.10 hereof and not used to make Permitted Acquisitions plus (iii) the aggregate amount of Restricted Payments otherwise permitted to be made, but not made, under Section 6.05(c) or 6.05(d) hereof.
ARTICLE VII
EVENTS OF DEFAULT
          SECTION 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
     (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
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     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;
     (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Restricted Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made in any material respect; or any representation or warranty made by or on behalf of the Target Company or any of its Subsidiaries under the Merger Agreement or any other document delivered in connection therewith, shall prove to have been incorrect when made or deemed made to the extent material to the business, assets, property, condition (financial or otherwise) or prospects of the Borrower, the Target Company and their respective Subsidiaries taken as a whole;
     (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a)(i), Section 5.03 (with respect to the Borrower’s existence), Section 5.08, Section 5.09 and Section 5.10 or in Article VI;
     (e) the Borrower or any of its Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of 30 or more days after notice thereof has been given to the Borrower by the Administrative Agent;
     (f) the Borrower or any of its Restricted Subsidiaries shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace, cure or notice periods as originally in effect, without regard to any extension of any such periods);
     (g) any event or condition shall occur that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to Indebtedness that becomes due as a result of (x) the voluntary sale or transfer of property or assets or any casualty in respect of property or assets or (y) the furnishing of a notice of redemption or prepayment of such Indebtedness in connection with a refinancing or replacement thereof permitted by Section 6.01 or Section 6.13;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its
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Significant Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Significant Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) the Borrower or any of its Significant Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Significant Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of authorizing any of the foregoing;
     (j) the Borrower or any of its Significant Subsidiaries shall admit in writing its inability to pay its debts as they become due;
     (k) (i) one or more judgments for the payment of money in an aggregate amount (excluding any portion thereof covered by insurance issued by a creditworthy company that has admitted liability in respect thereof) in excess of $7,500,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment, or (ii) a settlement of any shareholder litigation or shareholder derivative action shall occur requiring the Borrower and/or any of its Restricted Subsidiaries to make an aggregate payment of money with respect to such shareholder litigation or such shareholder derivative action (excluding any portion thereof covered by insurance issued by a creditworthy company that has admitted liability in respect thereof) in excess of $25,000,000;
     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000 in any year;
     (m) any one or more Environmental Liability claims shall have been asserted against the Borrower or any of its Restricted Subsidiaries; the Borrower and its Restricted Subsidiaries would be reasonably likely to incur liability as a result thereof; and such Environmental Liability claims could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect;
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     (n) a Change in Control shall occur; or
     (o) any provision of this Agreement or any other Loan Document shall for any reason cease to be valid and binding on the Borrower or Subsidiary party thereto or any such Person shall so state in writing or the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
          SECTION 7.02 Application of Payments. (a) Anything herein to the contrary notwithstanding (but subject to Section 7.02(b)), following the occurrence and during the continuance of an Event of Default all payments received by the Administrative Agent (including any payments received in respect of optional and mandatory prepayments under Section 2.10) shall be applied as follows:
     (i) first, to the payment to the Administrative Agent of its costs and expenses, if any, of collection including reasonable out-of-pocket expenses of the Administrative Agent and the fees and expenses of its agents and its counsel;
     (ii) next, to the payment in full of the principal of and interest on the Loans and to provide cover for all LC Exposure as specified in Section 2.05(k), in each case ratably in accordance with the respective amounts thereof; and
     (iii) finally, after the payment in full of the principal and interest on the Loans and the provision of cover for all LC Exposure as specified in Section 2.05(k), to the Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct.
Credit Agreement

          (b) Anything herein to the contrary notwithstanding, following the occurrence and during the continuance of an Event of Default all amounts received by the Administrative Agent pursuant to the Security Documents shall be applied as follows:
     (i) first, to the payment of the costs and expenses of the collection, sale or other realization pursuant to the Security Documents, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all other expenses incurred and advances made by the Administrative Agent in connection therewith;
     (ii) next, to the payment in full of the Obligations, in each case (except to the extent otherwise provided in Section 2.17) equally and ratably in accordance with the respective amounts thereof then due and owing (for which purpose it is acknowledged and agreed that any obligation then due and owing to deposit cash cover in respect of outstanding Letters of Credit is an Obligation then due and owing) or as the Secured Parties holding the same may otherwise agree; and
     (iii) finally, to the payment to the Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.
     Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the Collateral Account pursuant to Section 2.05(k) shall be applied first to the LC Exposure outstanding from time to time and second to the other Obligations in the manner provided above in this Section 7.02(b).
ARTICLE VIII
AGENCY
          SECTION 8.01 Administrative Agent. Each of the Lenders and the Issuing Lenders hereby irrevocably appoints BNP Paribas to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.
          The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of
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business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.
          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution)
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believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment, renewal or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any
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actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
          Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
          Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the collateral or otherwise terminate all or substantially all of the Liens under any Security Document, agree to additional obligations being secured by all or substantially all of such collateral (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of such collateral or release all or substantially all of the Guarantors under the Loan Documents from their Guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property (and to release any such Guarantor) that is the subject of a disposition of property permitted hereunder, a disposition to which the Required Lenders have consented or the designation of any such Guarantor as an Unrestricted Subsidiary pursuant to Section 5.09(d).
          SECTION 8.02 Bookrunners, Etc. Anything herein to the contrary notwithstanding, the Lead Arranger listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents.
ARTICLE IX
MISCELLANEOUS
          SECTION 9.01 Notices.
          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices
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and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, as follows:
(i)	if to the Borrower:
The GEO Group, Inc.
One Park Place
621 NW 53rd Street
Suite 700
Boca Raton, Florida 33487
Attention: Brian Evans
Telephone No.: 561-999-7401
Telecopy No.: 561-999-7742
with copies to:
Akerman, Senterfitt & Eidson, PA
One Southeast Third Avenue
25th Floor
Miami, Florida 33131-1714
Attention: Stephen K. Roddenberry
Telephone No.: 305-374-5600
Telecopy No.: 305-374-5095
and
The GEO Group, Inc.
One Park Place
621 NW 53rd Street
Suite 700
Boca Raton, Florida 33487
Attention: John Bulfin, Esq.
Telephone No.: 561-622-5656
Telecopy No.: 561-691-6777
(ii)	if to the Administrative Agent:

in the case of any Borrowing Request, notice of continuation/conversion, notice of prepayment or other routine administrative notice, to:
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BNP Paribas
787 Seventh Avenue
New York, New York 10019
Attention: Loan Servicing Department
Telephone No.: (201) 850-6807
Telecopy No.: (201) 850-4020
in all other cases, to:
BNP Paribas
27th Floor
787 Seventh Avenue
New York, New York 10019
Attention: Duane Helkowski
Telephone No.: (212) 841-2940
Telecopy No.: (212) 841-3830
with copies to:
BNP Paribas
525 Washington Boulevard
Jersey City, New Jersey 07310
Attention: Loan Servicing Department
Telephone No.: (201) 850-6807
Telecopy No.: (201) 850-4020
     (iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
          (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
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          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent).
          SECTION 9.02 Waivers; Amendments.
          (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.
          (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall
     (i) increase any Commitment of any Lender without the written consent of each Lender directly affected thereby,
     (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby,
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     (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby,
     (iv) change Section 2.17(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby,
     (v) change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,
     (vi) permit any subordination of the principal or interest on any Loan or the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.05(f) for all LC Disbursements, without the prior written consent of each Lender,
     (vii) release the Borrower from its obligations under the Loan Documents without the prior written consent of each Lender,
     (viii) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrower’s rights and obligations hereunder without the prior written consent of each Lender,
     (ix) release all or substantially all of the collateral granted in favor of the Administrative Agent for the benefit of the Secured Parties or release any Security Document (other than disposition of assets permitted pursuant to Section 6.03 and as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the prior written consent of each Lender,
     (x) release all or substantially all of the Guarantors from their obligations under the Guaranty Agreement without the prior written consent of each Lender, except as expressly contemplated by any of the Loan Documents, or
     (xi) change Section 2.10(b)(vi) or 7.02 or Section 5.4 of the Collateral Agreement in a manner that would alter the application of payments required thereby without the written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Lender or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Lender or such Swingline Lender, as the case may be.
          (c) Amend and Extend. Notwithstanding anything contained herein to the contrary, any amendment or modification that extends the date required for the payment of principal of any Loan of
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Class and/or the termination date for any Commitment of any Class (which amendment or modification may but shall not be required to include increasing the Applicable Rate for any Lender that agrees to such extension for its Loans and/or Commitments of such Class (a “Consenting Lender”)) shall require only the consents of (i) the Borrower and the Guarantors, (ii) such Consenting Lender, (iii) the Required Lenders of such Class, (v) the Administrative Agent and (vi) if such Class includes Revolving Credit Loans and/or Revolving Credit Commitments, each Issuing Lender and Swingline Lender affected thereby. No such extension shall apply to any Loan or any Commitment of any Lender that is not a Consenting Lender.
          (d) Waivers of Certain Conditions. Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Loan of any Class shall be effective against the Lenders of such Class for purposes of the Commitments of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification, and no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification.
          SECTION 9.03 Expenses; Indemnity; Damage Waiver.
          (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Lender or any Lender) in connection with the enforcement or protection of its rights, whether in any action, work-out, restructuring, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.
          (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Lead Arranger, each Lender, each Swingline Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all
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losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) and any payments that the Administrative Agent is required to make under any indemnity issued to any bank to which remittances in respect of Accounts, as defined in the Collateral Agreement, are to be made, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental matters related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
          (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), an Issuing Lender or a Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swingline Lender in connection with such capacity.
          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended
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recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
          (e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.
          SECTION 9.04 Successors and Assigns.
          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, each Issuing Lender, each Swingline Lender, Participants, to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Lender, each Swingline Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) to any Person; provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of a Revolving Credit Commitment, or $1,000,000, in the case of any assignment in respect of a Term Loan Commitment or an Incremental
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Loan Commitment, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of different Classes of Commitments on a non-pro rata basis.
     (iii) Required Consents. No consent shall be required for any assignment to a Lender, an Affiliate of a Lender or an Approved Fund except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
     (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have given its consent ten days after the date notice thereof has been delivered by the Administrative Agent unless such consent is expressly refused by the Borrower prior to such tenth day;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) a Revolving Credit Commitment, a Term Loan Commitment or an Incremental Loan Commitment no part of which has been utilized if such assignment is to a Person that is not a Lender with a Commitment of such Class, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (y) a Term Loan Commitment or an Incremental Loan Commitment which has been utilized to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;
     (C) the consent(s) of the relevant Issuing Lender(s) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
     (D) the consent of each Swingline Lender and each Issuing Lender shall be required for any assignment in respect of the Revolving Credit Commitments.
     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to the Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
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     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be (x) entitled to the benefits of Section 2.15, Section 2.16 and Section 9.03 and (y) obligated pursuant to Section 2.16(g), in each case with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. Neither the Borrower nor the Administrative Agent shall be required to make the Register available for inspection by any Lender or to provide to any Lender any information (including without limitation as to identity or amount or percentage of credit exposure hereunder) about any other Lender.
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) in all or a portion (provided that any such portion shall not be less than $5,000,000, in the case of any participation in respect of a Revolving Credit Commitment, or $1,000,000, in the case of any participation in respect of a Term Loan Commitment or an Incremental Loan Commitment) of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Issuing Lenders and Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any
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amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which would reduce the principal of or the interest rate on any Loan or the obligation of the Borrower to reimburse any Borrowing, extend the term or increase the amount of the Revolving Credit Commitment, Term Loan Commitment and/or Incremental Loan Commitment of such Lender, reduce the amount of any fees to which such Participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the collateral granted granted in favor of the Administrative Agent for the benefit of the Secured Parties, in any such case in a manner that would affect such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.17(d) as though it were a Lender.
          (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.14 and Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with paragraphs (e) and (g) of Section 2.16 as though it were a Lender.
          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance, amendment, renewal or extension of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated. The provisions of Section 2.14, Section 2.15, Section 2.16 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Credit Agreement

          SECTION 9.06 Counterparts; Integration; Effectiveness; Lender Addendum.
          (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or in Portable Document Format shall be effective as delivery of a manually executed counterpart of this Agreement.
          (b) Lender Addendum. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender and the Borrower and, by executing its Lender Addendum, each such Lender agrees to be bound by the provisions hereof with the Commitment set forth opposite its name in such Lender Addendum.
          SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Lender, irrespective of whether or not such Lender or such Issuing Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and each Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Credit Agreement

          SECTION 9.09 Governing Law; Jurisdiction; Etc.
          (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
          (b) Submission to Jurisdiction. The Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
          (c) Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
          SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Credit Agreement

          SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 9.12 Treatment of Certain Information; Confidentiality.
          (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
          (b) Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Issuing Lender or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
          For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this
Credit Agreement

Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          SECTION 9.13 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.
          SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender.
          SECTION 9.15. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by
Credit Agreement

which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.
[Signature Pages to Follow]
Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE GEO GROUP, INC.
By:	/s/ George Zoley
	Name:	George Zoley
	Title:	CEO and Chairman

Credit Agreement

BNP PARIBAS, individually, as Swingline Lender and as Administrative Agent
By	/s/ Brendan Heneghan
	Name:	Brendan Heneghan
	Title:	Vice President

By	/s/ Scott Tricarico
	Name:	Scott Tricarico
	Title:	Vice President

Credit Agreement

EXHIBIT A
to
Credit Agreement
dated as of August 4, 2010
by and among
The GEO Group, Inc.,
as Borrower,
the lenders party thereto,
as Lenders,
and
BNP Paribas,
as Administrative Agent
FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	The GEO Group, Inc.

4.	Administrative Agent:	BNP Paribas, as the administrative agent under the Credit Agreement.

5.	Credit Agreement:	The Credit Agreement dated as of August 4, 2010 among The GEO Group, Inc., the Lenders referred to therein and BNP Paribas, as Administrative Agent.

6. Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans	Commitment/Loans	Percentage Assigned of
Commitment Assigned[1]	for all Lenders	Assigned	Commitment/Loans
	$	$	%
	$	$	%
	$	$	%
7. Wiring Instructions:
[____________]
ABA [____________]
Acct: [____________]
Acct Name: [____________]
Ref: [____________]
Attn: [____________] ([___]) [__________]
Effective Date: _______________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
[Signature Page Follows]

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Revolving Commitment,” “Tranche A Term Loan Commitment,” “Tranche B Term Loan Commitment,” etc.)

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

Consented to and Accepted:

BNP PARIBAS, as Administrative Agent
By
Title:

By
Title:

[Consented to:] THE GEO GROUP, INC.
By
Title:

[NAME OF RELEVANT PARTY][2]
By
Title:

[2]	To be added if the consent of other parties (e.g. Issuing Banks, Swingline Lenders) is required under Section 9.04 of the Credit Agreement.

Annex 1
Standard Terms and Conditions
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
to
Credit Agreement
dated as of August 4, 2010
by and among
The GEO Group, Inc.,
as Borrower,
the lenders party thereto,
as Lenders,
and
BNP Paribas,
as Administrative Agent
FORM OF COLLATERAL AGREEMENT

EXHIBIT C
to
Credit Agreement
dated as of August 4, 2010
by and among
The GEO Group, Inc.,
as Borrower,
the lenders party thereto,
as Lenders,
and
BNP Paribas,
as Administrative Agent
FORM OF GUARANTY AGREEMENT

EXHIBIT D
to
Credit Agreement
dated as of August 4, 2010
by and among
The GEO Group, Inc.,
as Borrower,
the lenders party thereto,
as Lenders,
and
BNP Paribas,
as Administrative Agent
FORM OF COLLATERAL ASSIGNMENT

EXHIBIT E
to
Credit Agreement
dated as of August 4, 2010
by and among
The GEO Group, Inc.,
as Borrower,
the lenders party thereto,
as Lenders,
and
BNP Paribas,
as Administrative Agent
FORM OF MORTGAGE

     [County], [State/Commonwealth]

[LEASEHOLD]3 MORTGAGE, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
BY
[INSERT MORTGAGOR NAME],
as Mortgagor
TO
BNP PARIBAS, as Administrative Agent,
as Mortgagee
Relating to Premises in:
                                                            ,
DATED: As of [                          ], 2010

This instrument was prepared
by and after recording should be returned to:
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
Attn: Lisa A. Brabant, Esq.

[3]	Insert if mortgage is a leasehold mortgage
Mortgage

[LEASEHOLD ]4 MORTGAGE, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
KNOW ALL PERSONS BY THESE PRESENTS:
          THIS [LEASEHOLD]5 MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of                      ___, 2010 by [                                                             ], a [                    ] duly organized and validly existing under the laws of the [State/Commonwealth] of [                    ] and having an office at [                                        ] (the “Mortgagor”), in favor of BNP PARIBAS, having an office at 787 Seventh Avenue, 31st Floor, New York, New York 10019, as administrative agent for the lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Mortgagee”).
WITNESSETH:
          WHEREAS, [The Geo Group, Inc. (the “Borrower"]6, [Mortgagor]7, certain lenders (collectively, the “Lenders”) and the Mortgagee are parties to a Credit Agreement dated as of [                    ], 2010 (said Credit Agreement, as modified, supplemented, amended and amended and restated and in effect from time to time, being herein called the “Credit Agreement”; except as otherwise herein expressly provided, all terms defined in the Credit Agreement being used herein as defined therein), which Credit Agreement provides for extensions of term credit to be made by the Lenders to the [Borrower]8[Mortgagor]9 in an aggregate principal amount up to but not exceeding $350,000,000 and for extensions of revolving credit (by means of the making of Revolving Credit Loans, the issuance of, or participations in, Letters of Credit and Swingline Loans) to be made by the Lenders to the [Borrower]8[Mortgagor]9 in an aggregate principal amount at any one time outstanding up to but not exceeding $400,000,000;

[4]	Insert if mortgage is a leasehold mortgage

[5]	Insert if mortgage is a leasehold mortgage

[6]	Use if Mortgagor is a Guarantor

[7]	Use if Mortgagor is the Borrower

[8]	Use if Mortgagor is a Guarantor

[9]	Use if Mortgagor is the Borrower

[10]	Use if Mortgagor is a Guarantor

[11]	Use if Mortgagor is the Borrower
Mortgage

          WHEREAS, the Credit Agreement provides for additional extensions of credit to be made by the Lenders to the [Borrower]12[Mortgagor]13 as Incremental Loans and increases of the Revolving Credit Commitments in a combined aggregate principal amount up to but not exceeding $250,000,000;
          WHEREAS, the [Borrower]14[Mortgagor]15 and the Restricted Subsidiaries may from time to time be obligated to the Hedge Counterparties in respect of one or more Hedging Agreements;
          WHEREAS, pursuant to the Guaranty Agreement (said Guaranty Agreement, as modified, supplemented, amended and amended and restated and in effect from time to time, being herein called the “Guaranty”), the Mortgagor has unconditionally guaranteed [the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders by the Borrower or any Restricted Subsidiary under the Credit Agreement and under any Hedging Agreement permitted under the Credit Agreement or outstanding as of the Effective Date, in each case with any Hedge Counterparty;]16[all amounts from time to time owing by the Mortgagor or any Restricted Subsidiary under any Hedging Agreement permitted under the Credit Agreement or outstanding as of the Effective Date, in each case with any Hedge Counterparty;]17
          WHEREAS, it is a condition to the obligation of the Lenders to extend credit to the [Borrower]18[Mortgagor]19 pursuant to the Credit Agreement that the Mortgagor execute and deliver this Mortgage;
          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and FOR THE PURPOSE OF SECURING the following (collectively, the “Obligations”):
     (a) [the Guaranteed Obligations (as defined in the Guaranty) in respect of its guarantee under the Guaranty,]20[the Guaranteed Obligations (as defined in the Guaranty) in respect of its guarantee under the Guaranty and the payment of all Obligations (as

[12]	Use if Mortgagor is Guarantor

[13]	Use if Borrower is Mortgagor

[14]	Use if Mortgagor is Guarantor

[15]	Use if Borrower is Mortgagor

[16]	Use if Mortgagor is a Guarantor

[17]	Use if Borrower is Mortgagor

[18]	Use if Mortgagor is a Guarantor

[19]	Use if Mortgagor is the Borrower

[20]	Use if Mortgagor is a Guarantor
Mortgage

defined in the Credit Agreement) under the Credit Agreement, including the initial Loans and any and all reborrowings, future advances and readvances thereunder and modifications, extensions, substitutions, exchanges and renewals of the Credit Agreement (each of which reborrowings, future advances, readvances, modifications, extensions, substitutions, exchanges and renewals shall enjoy the same priority as the initial Loans thereunder),]21
     (b) the performance and payment of the covenants, agreements and obligations hereinafter contained and contained in the Credit Agreement and the other Loan Instruments (as defined below) and all other monies secured hereby, including, without limitation, any and all sums expended by the Mortgagee pursuant to Section 1.06, together with interest thereon, and
     (c) the payment of all other obligations of [the Borrower and]22 the Mortgagor to the Lenders under the Loan Instruments (as defined below), the Mortgagor hereby irrevocably grants, bargains, sells, releases, conveys, warrants, assigns, transfers, mortgages, pledges, sets over and confirms unto the Mortgagee, under and subject to the terms and conditions hereinafter set forth, [all of its right, title and interest in and to the lease/lease agreement (the “Lease”) more particularly described in Schedule I affecting]23 the land and premises (collectively, the “Property”) described in Schedule I;
          TOGETHER WITH all interests, estates or other claims, both in law and in equity, that the Mortgagor now has or may hereafter acquire in (a) the Property, (b) all easements, rights-of-way and rights used in connection therewith or as a means of access thereto and (c) all tenements, hereditaments and appurtenances in any manner belonging, relating or appertaining thereto (all of the foregoing interests, estates and other claims being hereinafter collectively called “Easements and Rights of Way”); and
          TOGETHER WITH all estate, right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any streets, open or proposed, adjoining the Property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection therewith (all of the foregoing estate, right, title and interest being hereinafter called “Adjacent Rights”); and
          TOGETHER WITH all estate, right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any and all buildings and other improvements now or

[21]	Use if Mortgagor is the borrower

[22]	Use if Mortgagor is a Guarantor

[23]	Insert if mortgage is a leasehold mortgage
Mortgage

hereafter located on the Property and all building materials, building equipment and fixtures of every kind and nature located on the Property or, attached to, contained in or used in any such buildings and other improvements, and all appurtenances and additions thereto and betterments, substitutions and replacements thereof (all of the foregoing estate, right, title and interest being hereinafter collectively called “Improvements”); and
          TOGETHER WITH all estate, right, title and interest of the Mortgagor in and to all such tangible property now owned or hereafter acquired by the Mortgagor (including all machinery, apparatus, equipment, fittings and articles of personal property) and now or hereafter located on or at or attached to the Property such that an interest in such tangible property arises under applicable real estate law, and any and all products and accessions to any such property that may exist at any time (all of the foregoing estate, right, title and interest, and products and accessions being hereinafter called “Fixtures”); and
          TOGETHER WITH all estate, right, title and interest of the Mortgagor in and to all rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon substances on or in the Property, development rights or credits, air rights, water, water rights (whether riparian, appropriative, or otherwise and whether or not appurtenant) and water stock (all of the foregoing estate, right, title and interest being hereinafter collectively called “Mineral and Related Rights”); and
          TOGETHER WITH all reversion or reversions and remainder or remainders of the Property and Improvements and all estate, right, title and interest of the Mortgagor in and to any and all present and future leases of space in the Property and Improvements, and all rents, revenues, proceeds, issues, profits, royalties, income and other benefits now or hereafter derived from the Property, the Improvements and the Fixtures, subject to the right, power and authority hereinafter given to the Mortgagor to collect and apply the same (all of the foregoing reversions, remainders, leases of space, rents, revenues, proceeds, issues, profits, royalties, income and other benefits being hereinafter collectively called “Rents”); and
          TOGETHER WITH all estate, right, title and interest and other claim or demand that the Mortgagor now has or may hereafter acquire with respect to any damage to the Property, the Improvements or the Fixtures and any and all proceeds of insurance in effect with respect to the Improvements or the Fixtures, including, without limitation, any title insurance, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the Property, the Improvements or the Fixtures, including without limitation any awards resulting from a change of grade of streets or as the result of any other damage to the Property, the Improvements or the Fixtures for which compensation shall be given by any governmental authority (all of the foregoing estate, right, title and interest and other claims or
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demand, and any such proceeds or awards being hereinafter collectively called “Damage Rights”); and
          TOGETHER WITH all estate, right, title, interest and other claim of the Mortgagor with respect to any parking facilities located other than on the Property and used or intended to be used in connection with the operation, ownership or use of the Property, any and all replacements and substitutions for the same, and any other parking rights, easements, covenants and other interests in parking facilities acquired by the Mortgagor for the use of tenants or occupants of the Improvements (all of the foregoing estate, right, title, interest and other claim being hereinafter collectively called “Parking Rights”); and
          TOGETHER WITH all estate, right, title and interest of the Mortgagor in respect of any and all air rights, development rights, zoning rights or other similar rights or interests that benefit or are appurtenant to the Property or the Improvements (all of the foregoing estate, right, title and interest being hereinafter collectively called “Air and Development Rights”);
          All of the foregoing Easements and Rights of Way, Adjacent Rights, Improvements, Fixtures, Mineral and Related Rights, Rents, Damage Rights, Parking Rights and Air and Development Rights being sometimes hereinafter referred to collectively as the “Ancillary Rights and Properties” and [the Lease,]24 the Property and Ancillary Rights and Properties being sometimes hereinafter referred to collectively as the “Mortgage Estate”;
          TO HAVE AND TO HOLD the Mortgage Estate with all privileges and appurtenances thereunto belonging, to the Mortgagee and its successors and assigns, forever, upon the terms and conditions and for the uses hereinafter set forth;
          PROVIDED ALWAYS, that if the principal of and interest on the Loans under the Credit Agreement and all of the other Obligations shall be paid in full, and the Mortgagor shall abide by and comply with each and every covenant contained herein and in the Loan Instruments, then this Mortgage and the Lien and estate hereby granted shall cease, terminate and become void.
          This Mortgage, [the Guaranty,] the Credit Agreement, the Loan Documents and any other instrument given to evidence or further secure the payment and performance of any Obligation are sometimes hereinafter collectively referred to as the “Loan Instruments”.
          TO PROTECT THE SECURITY OF THIS MORTGAGE, THE MORTGAGOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

[24]	Insert if mortgage is a leasehold mortgage
Mortgage

ARTICLE 1
Particular Covenants and Agreements of the Mortgagor
          Section 1.01. Title, Etc. The Mortgagor represents and warrants that [(a) the Lease is in full force and effect and there are no defaults thereunder and, to the knowledge of the Mortgagor, no event has occurred and is continuing that with notice or lapse of time or both will result in such a default and (b) the Mortgagor is lawfully seized and possessed of a valid and subsisting leasehold estate in and to the Property and is the owner of the related Ancillary Rights and Properties with respect to the Lease,]25 [it has good and marketable fee simple title in and to the Property and the related Ancillary Rights and Properties,]26 in each case subject to no mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance or adverse claim of any nature, except those permitted under the Credit Agreement.
          The Mortgagor represents and warrants that it has the full power and lawful authority to grant, bargain, sell, release, convey, warrant, assign, transfer, mortgage, pledge, set over and confirm unto the Mortgagee the Mortgage Estate as hereinabove provided and warrants that it will forever defend the title to the Mortgage Estate and the validity and priority of the Lien or estate hereof against the claims and demands of all persons whomsoever.
          Section 1.02. Further Assurances; Filing; Re-Filing; Etc.
          (a) Further Instruments. The Mortgagor shall execute, acknowledge and deliver, from time to time, such further instruments as the Mortgagee may require to accomplish the purposes of this Mortgage.
          (b) Filing and Re-Filing. The Mortgagor, immediately upon the execution and delivery of this Mortgage, and thereafter from time to time, shall cause this Mortgage, any security agreement or mortgage supplemental hereto and each instrument of further assurance to be filed, registered or recorded and re-filed, re-registered or re-recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and perfect the Lien or estate of this Mortgage upon the Mortgage Estate.
          (c) Fees and Expenses. The Mortgagor shall pay all filing, registration and recording fees, all re-filing, re-registration and re-recording fees, and all expenses incident to the

[25]	Insert if mortgage is a leasehold mortgage

[26]	Insert if mortgage is a fee mortgage
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execution, filing, recording and acknowledgment of this Mortgage, any security agreement or mortgage supplemental hereto and any instrument of further assurance, and all Federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing and recording of this Mortgage or any of the other Loan Instruments, any security agreement or mortgage supplemental hereto or any instruments of further assurance.
          Section 1.03. Insurance; Foreclosure. In the event of foreclosure of the Lien of this Mortgage or other transfer of title or assignment of the Mortgage Estate in extinguishment, in whole or in part, of the Obligations, all right, title and interest of the Mortgagor in and to all policies of casualty insurance covering all or any part of the Mortgage Estate shall [, subject to the rights of the lessor under the Lease,]25 inure to the benefit of and pass to the successors in interest to the Mortgagor or the purchaser or grantee of the Mortgage Estate or any part thereof.
          Section 1.04. Impositions.
          (a) Payment of Impositions. The Mortgagor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments, water and sewer rates, utility charges and all other governmental or non-governmental charges or levies now or hereafter assessed or levied against any part of the Mortgage Estate (including, without limitation, non-governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgage Estate) or upon the Lien or estate of the Mortgagee therein (collectively, “Impositions”), as well as all claims for labor, materials or supplies that, if unpaid, might by law become a prior Lien thereon, and within 10 days after request by the Mortgagee will exhibit receipts showing payment of any of the foregoing; provided, however, that if by law any such Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), the Mortgagor may pay the same in installments (together with accrued interest on the unpaid balance thereof) as the same respectively become due, before any fine, penalty or cost attaches thereto.
          (b) Right to Contest Impositions. Notwithstanding anything contained in Section 1.04(a) to the contrary, the Mortgagor at its expense may, after prior notice to the Mortgagee, contest the amount or validity or application, in whole or in part, of any Imposition or Lien therefor or any claims of mechanics, materialmen, suppliers or vendors or Lien thereof, and may withhold payment of the same pending such proceedings if permitted by law and if in accordance with the Credit Agreement.

[27]	Insert if mortgage is a leasehold mortgage
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          Section 1.05. Limitations of Use. The Mortgagor shall not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses that may be made of the Property and the Improvements or any part thereof that would have a material adverse effect on the value of the Property or the Improvements. Except as otherwise permitted under the Loan Instruments, the Mortgagor shall comply in all material respects with the provisions of all leases, licenses, agreements and private covenants, conditions and restrictions that at any time are applicable to the Mortgage Estate.
          Section 1.06. Actions to Protect Mortgage Estate. If the Mortgagor shall fail to (a) [perform and observe any of the terms, covenants or conditions required to be performed or observed by it under the Lease,]28 (b) effect the insurance required by and as provided in Section 5.05 of the Credit Agreement, (c) make the payments required by Section 1.04 or (d) perform or observe any of its other covenants or agreements hereunder, the Mortgagee may, without obligation to do so, and upon notice to the Mortgagor (except in an emergency) effect or pay the same. To the maximum extent permitted by law, all sums, including reasonable attorneys’ fees and disbursements, so expended or expended to sustain the Lien or estate of this Mortgage or its priority, or to protect or enforce any of the rights hereunder, or to recover any of the Obligations, shall be a Lien on the Mortgage Estate, shall be deemed to be added to the Obligations secured hereby, and shall be paid by the Mortgagor within 10 days after demand therefor, together with interest thereon at the default rate provided for in the Credit Agreement.
          Section 1.07. Estoppel Certificates. The Mortgagor, within ten days after written request therefor, shall furnish the Mortgagee a written statement, duly acknowledged, of the amount of the Obligations then secured by this Mortgage and whether to their knowledge any offsets or defenses exist against any such Obligations.
          Section 1.08. Notice Regarding Special Flood Hazards. The Mortgagor hereby acknowledges that it realizes that the Property [is][is not][is partially] in a zone identified by the Director of the Federal Emergency Management Agency as a special flood hazard zone described in 12 C.F.R. § 22.2 and that it has received, prior to the making of the Loans and the incurrence of any other indebtedness constituting part of the Obligations secured by this Mortgage, the notice regarding Federal disaster relief assistance referred to in the Appendix to 12 C.F.R. Part 22.
          [Section 1.09. Leasehold Interests.

[28]	Insert if mortgage is a leasehold mortgage.
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          (a) Leasehold Interests Generally. The Mortgagor shall (i) promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by the Mortgagor under the Lease and do all things necessary to preserve and to keep unimpaired its rights thereunder, (ii) promptly notify the Mortgagee of any default by the Mortgagor under the Lease in the performance of any of the terms, covenants or conditions on the part of the Mortgagor to be performed or observed thereunder or of the giving of any notice by the lessor to the Mortgagor of any default under the Lease or of the lessor’s intention to exercise any remedy reserved to the lessor thereunder and (iii) promptly cause a copy of each such notice given by the lessor under the Lease to the Mortgagor to be delivered to the Mortgagee.
          (b) Right to Cure Defaults. If the Mortgagor shall fail promptly to perform or observe any of the terms, covenants or conditions required to be performed by it under the Lease, including, without limitation, payment of all rent and other charges due thereunder, the Mortgagee may, without obligation to do so, and upon notice to the Mortgagor (except in an emergency), take such action as is appropriate to cause such terms, covenants or conditions to be promptly performed or observed on behalf of the Mortgagor but no such action by the Mortgagee shall release the Mortgagor from any of its obligations under this Mortgage. Upon receipt by the Mortgagee from the lessor under the Lease of any notice of default by the Mortgagor thereunder, the Mortgagee may rely thereon and take any action as aforesaid to cure such default even though the existence of such default or the nature thereof be questioned or denied by the Mortgagor or by any party on behalf of the Mortgagor.
          (c) No Modification Without Consent. The Mortgagor shall not surrender its leasehold estate and interests under the Lease, nor terminate or cancel the Lease, and the Mortgagor shall not materially modify, change, supplement, alter or amend the Lease orally or in writing, and the Mortgagor does hereby expressly release, relinquish and surrender unto the Mortgagee all its right, power and authority, if any, to materially modify, change, supplement, alter or amend the Lease in any way, and any attempt on the part of the Mortgagor to exercise any such right without the consent of the Mortgagee shall be null and void.
          (d) Release or Forbearance. No release or forbearance of any of the Mortgagor’s obligations under the Lease, pursuant to the terms thereof or otherwise, shall release the Mortgagor from any of its obligations under this Mortgage.
          (e) No Merger of Interests. Neither the fee title to the property demised by the Lease nor the leasehold estate created by the Lease shall merge, but shall always remain separate and distinct, notwithstanding the union of the aforesaid estates either in the lessor or the Mortgagor under the Lease or in a third party by purchase or otherwise, unless the Mortgagee shall, at its option, execute and record a document evidencing its intent to merge such estates. If the Mortgagor acquires the fee title or any other estate, title or interest in any Property covered
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by the Lease, this Mortgage shall attach to, be a Lien upon and spread to the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the Lien of this Mortgage. The Mortgagor shall notify the Mortgagee of any such acquisition by the Mortgagor and, on written request by the Mortgagee, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the opinion of the Mortgagee be required to carry out the intent and meaning hereof.
          (f) Obligations of Lessor. The Mortgagor shall enforce the obligations of the lessor under the Lease to the end that the Mortgagor may enjoy all of the rights granted to it under the Lease and shall promptly notify the Mortgagee of any material default by the lessor under the Lease, in the performance or observance of any of the terms, covenants and conditions on the part of the lessor to be performed or observed under the Lease and the Mortgagor shall promptly advise the Mortgagee of the occurrence of any event of default under the Lease.
          (g) No-Default Certificates. The Mortgagor shall use commercially reasonable efforts to obtain from the lessor under the Lease and deliver to the Mortgagee, within 20 days after demand from the Mortgagee, a statement in writing certifying that the Lease is unmodified (or, if modified, how modified) and in full force and effect and the dates to which the rent and other charges, if any, have been paid in advance, and stating whether or not, to the best knowledge of the signer of such certificate, the Mortgagor is in default in the performance of any covenant, agreement or condition contained in the Lease, and, if so, specifying each such default of which the signer may have knowledge.
          (h) Renewals and Extensions. Unless the exercise of any option, now existing or hereafter created, to renew or extend the term of the Lease would, in the Mortgagor’s reasonable business judgment, be inadvisable, the Mortgagor shall, at least six months, or such lesser period as may be permitted in the Lease, prior to the last day upon which the Mortgagor may validly exercise such option, (i) exercise such option in such manner as will cause the term of the Lease to be effectively renewed or extended for the period provided by such option and (ii) give immediate notice thereof to the Mortgagee, it being understood that in the event of the failure of the Mortgagor to do so, the Mortgagee shall have, and is hereby granted, the irrevocable right to exercise any such option, either in its own name and behalf, or in the name and behalf of the Mortgagor, as the Mortgagee shall in its sole discretion determine.
          (i) Notifications of Changes in Rent. The Mortgagor shall promptly notify the Mortgagee of any change in the rent or other charges payable under the Lease, except for changes made pursuant to the provisions of the Lease.
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          (j) Notifications Concerning Proceeds. In the event that any proceeds of insurance on any part of the Mortgage Estate, or any condemnation proceeds, shall be deposited with any person pursuant to the requirements of the Lease, the Mortgagor shall promptly notify the Mortgagee of the name and address of the person with whom such proceeds have been deposited and of the amount so deposited.]29
ARTICLE 2
Assignment of Rents, Issues and Profits
          Section 2.01. Assignment of Rents, Issues and Profits. The Mortgagor hereby assigns and transfers to the Mortgagee, FOR THE PURPOSE OF SECURING the Obligations, all Rents, and hereby gives to and confers upon the Mortgagee the right, power and authority to collect the same. The Mortgagor irrevocably appoints the Mortgagee its true and lawful attorney-in-fact, at its option at any time and from time to time following the occurrence and during the continuance of a Default, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of the Mortgagor or otherwise, for Rents and apply the same to the Obligations as provided in paragraph (a) of Section 4.03; provided, however, that the Mortgagor shall have the right to collect Rents at any time prior to the occurrence of a Default (but not more than one month in advance, except in the case of security deposits).
          Section 2.02. Collection Upon Default. To the extent permitted by law, upon the occurrence of any Default, the Mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations or the solvency of the Mortgagor, enter upon and take possession of the Property, the Improvements and the Fixtures or any part thereof, in its own name, sue for or otherwise collect Rents including those past due and unpaid, and, apply the same, less costs and expenses of operation and collection, including attorneys’ fees and disbursements, to the payment of the Obligations as provided in paragraph (a) of Section 4.03, and in such order as the Mortgagee may determine. The collection of Rents or the entering upon and taking possession of the Property, the Improvements or the Fixtures or any part thereof, or the application thereof as aforesaid, shall not cure or waive any Default or notice thereof or invalidate any act done in response to such Default or pursuant to notice thereof.

[29]	Insert if mortgage is a leasehold mortgage
Mortgage

ARTICLE 3
Security Agreement
          Section 3.01. Creation of Security Interest. The Mortgagor hereby grants to the Mortgagee a security interest in the Fixtures for the purpose of securing the Obligations. The Mortgagee shall have, in addition to all rights and remedies provided herein and in the other Loan Instruments, all the rights and remedies of a secured party under the Uniform Commercial Code of the state in which the applicable portion of the Fixtures is located. A statement describing the portion of the Mortgage Estate comprising the fixtures hereby secured is set forth in the granting clauses of this Mortgage. The Mortgagor represents and warrants to the Mortgagee that the Mortgagor is the record owner of the Mortgage Estate, the employer identification number of the Mortgagor is [                         ] and the organizational identification number of the Mortgagor is [                         ].
          Section 3.02. Warranties, Representations and Covenants. The Mortgagor hereby warrants, represents and covenants that: (a) the Fixtures will be kept on or at the Property and the Mortgagor will not remove any Fixtures from the Property, except as permitted under the Loan Instruments and except such portions or items of the Fixtures that are consumed or worn out in ordinary usage, all of which shall be promptly replaced by the Mortgagor, except as otherwise expressly provided in the Loan Instruments, (b)all covenants and obligations of the Mortgagor contained herein relating to the Mortgage Estate shall be deemed to apply to the Fixtures whether or not expressly referred to herein and (c) this Mortgage constitutes a security agreement and “fixture filing” as those terms are used in the applicable Uniform Commercial Code. The Mortgagor is the “Debtor” and its name and mailing address are set forth on Page 1 hereof. The Mortgagee is the “Secured Party” and its name and mailing address from which information relative to the security interest created hereby are also set forth on Page 1 hereof. The information provided in this Section 3.02 is provided so that this Mortgage shall comply with the requirements of the Uniform Commercial Code as in effect in the state in which the Mortgage Estate is located for a mortgage instrument to be filed as a financing statement.
ARTICLE 4
Defaults; Remedies
          Section 4.01. Defaults. If any Event of Default (herein, a “Default”) under the Credit Agreement shall occur and be continuing and, as more particularly provided in the Credit Agreement, the principal of and accrued interest on the extensions of credit and all other Obligations under the Credit Agreement shall be declared, or become, due and payable, then the
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obligations of the Mortgagor [in respect of its guarantee under the Guaranty]30 [in respect of its guarantee under the Guaranty and under the Credit Agreement]31 shall become due and payable, without presentment, demand, protest or other formalities of any kind, all of which have been waived pursuant to the Credit Agreement.
          Section 4.02. Default Remedies.
          (a) Remedies Generally. If a Default shall have occurred and be continuing, this Mortgage may, to the maximum extent permitted by law, be enforced, and the Mortgagee may exercise any right, power or remedy permitted to it hereunder, under the Credit Agreement or under any of the other Loan Instruments or by law, and, without limiting the generality of the foregoing, the Mortgagee may, personally or by its agents, to the maximum extent permitted by law:
          (i) enter into and take possession of the Mortgage Estate or any part thereof, exclude the Mortgagor and all persons claiming under the Mortgagor whose claims are junior to this Mortgage, wholly or partly therefrom, and use, operate, manage and control the same either in the name of the Mortgagor or otherwise as the Mortgagee shall deem best, and upon such entry, from time to time at the expense of the Mortgagor and the Mortgage Estate, make all such repairs, replacements, alterations, additions or improvements to the Mortgage Estate or any part thereof as the Mortgagee may deem proper and, whether or not the Mortgagee has so entered and taken possession of the Mortgage Estate or any part thereof, collect and receive all Rents and apply the same to the payment of all expenses that the Mortgagee may be authorized to make under this Mortgage, the remainder to be applied to the payment of the Obligations until the same shall have been repaid in full; if the Mortgagee demands or attempts to take possession of the Mortgage Estate or any portion thereof in the exercise of any rights hereunder, the Mortgagor shall promptly turn over and deliver complete possession thereof to the Mortgagee; and
          (ii) personally or by agents, with or without entry, if the Mortgagee shall deem it advisable:
     (x) sell the Mortgage Estate at a sale or sales held at such place or places and time or times and upon such notice and otherwise in such manner as may be required by law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and from time to time adjourn any such sale by

[30]	Use if Mortgagor is a Guarantor

[31]	Use if Borrower is Mortgagor
Mortgage

announcement at the time and place specified for such sale or for such adjourned sale without further notice, except such as may be required by law;
     (y) proceed to protect and enforce its rights under this Mortgage, by suit for specific performance of any covenant contained herein or in the Loan Instruments or in aid of the execution of any power granted herein or in the Loan Instruments, or for the foreclosure of this Mortgage (as a mortgage or otherwise) and the sale of the Mortgage Estate under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right as the Mortgagee shall deem most effectual for such purpose, provided, that in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgage Estate, this Mortgage shall continue as a Lien on, and security interest in, the remaining portion of the Mortgage Estate; or
     (z) exercise any or all of the remedies available to a secured party under the applicable Uniform Commercial Code, including, without limitation:
     (1) either personally or by means of a court appointed receiver, take possession of all or any of the Fixtures and exclude therefrom the Mortgagor and all persons claiming under the Mortgagor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of the Mortgagor in respect of the Fixtures or any part thereof; if the Mortgagee demands or attempts to take possession of the Fixtures in the exercise of any rights hereunder, the Mortgagor shall promptly turn over and deliver complete possession thereof to the Mortgagee;
     (2) without notice to or demand upon the Mortgagor, make such payments and do such acts as the Mortgagee may deem necessary to protect its security interest in the Fixtures, including, without limitation, paying, purchasing, contesting or compromising any encumbrance that is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority paying all expenses incurred in connection therewith;
     (3) require the Mortgagor to assemble the Fixtures or any portion thereof, at a place designated by the Mortgagee and reasonably convenient to both parties, and promptly to deliver the Fixtures to the Mortgagee, or an agent or representative designated by it; the Mortgagee, and its agents
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and representatives, shall have the right to enter upon the premises and property of the Mortgagor to exercise the Mortgagee’s rights hereunder; and
     (4) sell, lease or otherwise dispose of the Fixtures, with or without having the Fixtures at the place of sale, and upon such terms and in such manner as the Mortgagee may determine (and the Mortgagee or any Lender may be a purchaser at any such sale).
          (b) Appointment of Receiver. If a Default shall have occurred and be continuing, the Mortgagee, to the maximum extent permitted by law, shall be entitled, as a matter of right, to the appointment of a receiver of the Mortgage Estate, without notice or demand, and without regard to the adequacy of the security for the Obligations or the solvency of the Mortgagor. The Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Mortgagee in case of entry and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgage Estate, unless such receivership is sooner terminated.
          (c) Rents. If a Default shall have occurred and be continuing, the Mortgagor shall, to the maximum extent permitted by law, pay monthly in advance to the Mortgagee, or to any receiver appointed at the request of the Mortgagee to collect Rents, the fair and reasonable rental value for the use and occupancy of the Property, the Improvements and the Fixtures or of such part thereof as may be in the possession of the Mortgagor. Upon default in the payment thereof, the Mortgagor shall vacate and surrender possession of the Property, the Improvements and the Fixtures to the Mortgagee or such receiver, and upon a failure so to do may be evicted by summary proceedings.
          (d) Sale. In any sale under any provision of this Mortgage or pursuant to any judgment or decree of court, the Mortgage Estate, to the maximum extent permitted by law, may be sold in one or more parcels or as an entirety and in such order as the Mortgagee may elect, without regard to the right of the Mortgagor or any person claiming under the Mortgagor to the marshalling of assets. The purchaser at any such sale shall take title to the Mortgage Estate or the part thereof so sold free and discharged of the estate of the Mortgagor therein, the purchaser being hereby discharged from all liability to see to the application of the purchase money. Any person, including Mortgagee or any Lender, may purchase at any such sale. Upon the completion of any such sale by virtue of this Section 4.02 the Mortgagee shall execute and deliver to the purchaser an appropriate instrument that shall effectively transfer all of the Mortgagor’s estate, right, title, interest, property, claim and demand in and to the Mortgage Estate or portion thereof so sold, but without any covenant or warranty, express or implied. The
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Mortgagee is hereby irrevocably appointed the attorney-in-fact of the Mortgagor in its name and stead to make all appropriate transfers and deliveries of the Mortgage Estate or any portions thereof so sold and, for that purpose, the Mortgagee may execute all appropriate instruments of transfer, and may substitute one or more persons with like power, the Mortgagor hereby ratifying and confirming all that said attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Mortgagor shall ratify and confirm, or cause to be ratified and confirmed, any such sale or sales by executing and delivering, or by causing to be executed and delivered, to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for such purpose, and as may be designated in such request. Any sale or sales made under or by virtue of this Mortgage, to the extent not prohibited by law, shall operate to divest all the estate, right, title, interest, property, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in, to and under the Mortgage Estate, or any portions thereof so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, by, through or under the Mortgagor. The powers and agency herein granted are coupled with an interest and are irrevocable.
          (e) Possession of Loan Instruments Not Necessary. All rights of action under the Loan Instruments and this Mortgage may be enforced by the Mortgagee without the possession of the Loan Instruments and without the production thereof at any trial or other proceeding relative thereto.
          Section 4.03. Application of Proceeds.
          (a) Application of Proceeds Generally. The proceeds of any sale made either under the power of sale hereby given or under a judgment, order or decree made in any action to foreclose or to enforce this Mortgage, or of any monies held by the Mortgagee hereunder shall, to the maximum extent permitted by law, be applied as provided in Section 7.02(b) of the Credit Agreement.
          (b) Liability for Deficiencies. No sale or other disposition of all or any part of the Mortgage Estate pursuant to Section 4.02 shall be deemed to relieve the Mortgagor of its obligations under the Credit Agreement or any other Loan Instrument except to the extent the proceeds thereof are applied to the payment of such obligations. Except as otherwise provided in the Loan Instruments, if the proceeds of sale, collection or other realization of or upon the Mortgage Estate are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Mortgagor shall remain liable for any deficiency.
          Section 4.04. Right to Sue. The Mortgagee shall have the right from time to time to sue for any sums required to be paid by the Mortgagor under the terms of this Mortgage as the
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same become due, without regard to whether or not the Obligations shall be, or have become, due and without prejudice to the right of the Mortgagee thereafter to bring any action or proceeding of foreclosure or any other action upon the occurrence of any Default existing at the time such earlier action was commenced.
          Section 4.05. Powers of the Mortgagee. The Mortgagee may at any time or from time to time renew or extend this Mortgage or (with the agreement of the Mortgagor) alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof or thereof, in whole or in part, and may release any portion of the Mortgage Estate or any other security, and grant such extensions and indulgences in relation to the Obligations, or release any person liable therefor as the Mortgagee may determine without the consent of any junior lienor or encumbrancer, without any obligation to give notice of any kind thereto, without in any manner affecting the priority of the Lien and estate of this Mortgage on or in any part of the Mortgage Estate, and without affecting the liability of any other person liable for any of the Obligations.
          Section 4.06. Remedies Cumulative.
          (a) Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Mortgage, or under applicable law, whether now or hereafter existing; the failure of the Mortgagee to insist at any time upon the strict observance or performance of any of the provisions of this Mortgage or to exercise any right or remedy provided for herein or under applicable law, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof.
          (b) Other Security. The Mortgagee shall be entitled to enforce payment and performance of any of the obligations of the Mortgagor and to exercise all rights and powers under this Mortgage or under any Loan Instrument or any laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, Lien, assignment or otherwise; neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect the Mortgagee’s right to realize upon or enforce any other security now or hereafter held by the Mortgagee, it being stipulated that the Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may determine; every power or remedy given by the Credit Agreement, this Mortgage or any of the other Loan Instruments to the Mortgagee, or to which the Mortgagee is otherwise entitled, may be exercised, concurrently or independently, from time
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to time and as often as may be deemed expedient by the Mortgagee, and the Mortgagee may pursue inconsistent remedies.
          Section 4.07. Waiver of Stay, Extension, Moratorium Laws; Equity of Redemption. To the maximum extent permitted by law, the Mortgagor shall not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, that may affect observance or performance of the provisions of this Mortgage; nor claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of the Mortgage Estate or any portion thereof prior to any sale or sales thereof that may be made under or by virtue of Section 4.02; and the Mortgagor, to the extent that it lawfully may, hereby waives all benefit or advantage of any such law or laws. The Mortgagor for itself and all who may claim under it, hereby waives, to the maximum extent permitted by applicable law, any and all rights and equities of redemption from sale under the power of sale created hereunder or from sale under any order or decree of foreclosure of this Mortgage and (if a Default shall have occurred) all notice or notices of seizure, and all right to have the Mortgage Estate marshalled upon any foreclosure hereof. The Mortgagee shall not be obligated to pursue or exhaust its rights or remedies as against any other part of the Mortgage Estate and the Mortgagor hereby waives any right or claim of right to have the Mortgagee proceed in any particular order.
ARTICLE 5
Miscellaneous
          Section 5.01. Release by Mortgagee. Upon the termination of the Commitments under and as defined in the Credit Agreement and the payment in full of the Obligations, the Mortgagee shall release the Lien of this Mortgage, or upon the request of the Mortgagor, and at the Mortgagor’s expense, assign this Mortgage without recourse to the Mortgagor’s designee, or to the person or persons legally entitled thereto, by an instrument duly acknowledged in form for recording.
          Section 5.02. Notices. All notices, demands, consents, requests or other communications (collectively, “notices”) that are permitted or required to be given by any party to the other hereunder shall be in writing and given in the manner specified in the Credit Agreement.
          Section 5.03. Amendments; Waivers; Etc. This Mortgage cannot be modified, changed or discharged except by an agreement in writing, duly acknowledged in form for recording, signed by the Mortgagor and the Mortgagee with the consent of the Lenders as
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provided in the Credit Agreement. For purposes hereof, a statement by the Mortgagee in any modification or supplement to this Mortgage to the effect that such modification or supplement has been consented to by the Lenders as provided in the Credit Agreement shall be conclusive evidence of such consent and it shall not be necessary for a copy of such consent to be recorded with such modification or supplement as a condition to such modification or supplement being recorded in the appropriate real estate records.
          Section 5.04. Successors and Assigns. This Mortgage applies to, inures to the benefit of and binds the Mortgagor and the Mortgagee and their respective successors and assigns and shall run with the Property.
          Section 5.05. Captions. The captions or headings at the beginning of Articles, Sections and paragraphs hereof are for convenience of reference and are not a part of this Mortgage.
          Section 5.06. Severability. If any term or provision of this Mortgage or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the maximum extent permitted by law. If any portion of the Obligations shall for any reason not be secured by a valid and enforceable Lien upon any part of the Mortgage Estate, then any payments made in respect of the Obligations (whether voluntary or under foreclosure or other enforcement action or procedure or otherwise) shall, for purposes of this Mortgage (except to the extent otherwise required by applicable law) be deemed to be made (i) first, in respect of the portion of the Obligations not secured by the Lien of this Mortgage, (ii) second, in respect of the portion of the Obligations secured by the Lien of this Mortgage, but which Lien is on less than all of the Mortgage Estate, and (iii) last, to the portion of the Obligations secured by the Lien of this Mortgage, and which Lien is on all of the Mortgage Estate.
          Section 5.07. Repayment of Secured Amount. The secured amount under this Mortgage shall be reduced only by the last and final sums that the Mortgagor repays with respect to the Obligations and shall not be reduced by any intervening repayments of the Obligations by the Mortgagor. So long as the balance of the Obligations exceeds the secured amount under this Mortgage, any payments and repayments of the Obligations by the Mortgagor shall not be deemed to be applied against, or to reduce, the portion of the Obligations secured by this Mortgage.
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          IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor as of the day and year first above written.

[NAME OF MORTGAGOR]
By:
Name:
Title:

Mortgage

[STATE/COMMONWEALTH] OF                               )
: ss.:
COUNTY OF                      )
On the       day of                     , 2010, before me, the undersigned, a notary public in and for said [state/commonwealth], personally appeared                                                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument the individual or the person upon behalf of which the individual acted executed the instrument.

Notary Public

[SEAL]
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SCHEDULE I
DESCRIPTION OF [LEASE AND]32
PROPERTY
[That certain [lease/lease agreement] dated as of                      ___,       between the Mortgagor, as lessee, and                     , as lessor, [a memorandum of which is] recorded in volume       at page       of the                      Records of                      County,                      on                                         ,           , and the leasehold estate created thereby affecting the following land and premises located in                           County,                     :]33
[See attached legal description]

[32]	Insert if mortgage is a leasehold mortgage

[33]	Insert if mortgage is a leasehold mortgage
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EXHIBIT F
to
Credit Agreement
dated as of August 4, 2010
by and among
The GEO Group, Inc.,
as Borrower,
the lenders party thereto,
as Lenders,
and
BNP Paribas,
as Administrative Agent
FORM OF JOINDER AGREEMENT
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FORM OF JOINDER AGREEMENT
     THIS JOINDER AGREEMENT, dated as of the       day of                     , 20      (the “Agreement”), to the Collateral Agreement referred to below is entered into by and among                     , a corporation organized under the laws of                      (the “New Subsidiary”),                     , a corporation organized under the laws of                      (the “Pledgor”), and BNP PARIBAS, as administrative agent (the “Administrative Agent”). All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement or the applicable Security Document referred therein.
Statement of Purpose
     The GEO Group, Inc., the Lenders and the Administrative Agent are parties to the Credit Agreement dated as of August 4, 2010 (as supplemented hereby and as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”). In connection with the Credit Agreement, the Borrower, certain of its Subsidiaries and the Administrative Agent have also entered into the Collateral Agreement referred to therein. In addition, the Borrower and the Restricted Subsidiaries may from time to time be obligated to the Hedge Counterparties in respect of one or more Hedging Agreements.
     Pursuant to                     .34 In connection with the Credit Agreement, the New Subsidiary is required to execute, among other documents, a joinder agreement in order to become a Grantor under the Collateral Agreement and the Pledgor is required to execute, among other things, a joinder agreement, in order to pledge                      percent (     %) of the capital stock or other equity interests of the New Subsidiary.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
     1.01 Collateral Agreement Joinder.
          (a) Joinder to the Collateral Agreement.
     i) In order to secure the Credit Agreement in accordance with the terms thereof, and to secure the payment and performance of all of the Obligations, the New Subsidiary hereby grants to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, a continuing security interest in and to all of the New Subsidiary’s right, title and interest in and to all Collateral whether now or hereafter owned or acquired by the New Subsidiary or in which the New Subsidiary now has or hereafter has or acquires any rights, and wherever located (the “New Collateral”).
     ii) The security interests are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or transfer to the Administrative Agent or any other Secured Party any obligation or liability, or in any

[34]	Insert description of agreement or transaction relating to creation of New Subsidiary.
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way affect or modify, any obligation or liability of the New Subsidiary with respect to any of the New Collateral or any transaction in connection therewith.
     iii) The New Subsidiary hereby agrees that it is a party to the Collateral Agreement as if a signatory thereof on the Effective Date of the Credit Agreement, and the New Subsidiary shall comply with all of the terms, covenants, conditions and agreements and hereby makes each representation and warranty, in each case set forth therein. The New Subsidiary hereby agrees that each reference to a “Grantor” or the “Grantors” in the Collateral Agreement and other Loan Documents shall include the New Subsidiary. The New Subsidiary agrees that “Collateral” as used therein shall include all New Collateral pledged pursuant hereto and the Collateral Agreement and “Collateral Agreement” or “Agreement” as used therein shall mean the Collateral Agreement as supplemented hereby.
          b) Filing Information and Perfection.
     i) Attached hereto as Annex A are updated Schedules to the Collateral Agreement revised to include all required information with respect to the New Subsidiary.
     ii) The New Subsidiary hereby agrees that it shall deliver to the Administrative Agent such certificates or other documents and take such action as the Administrative Agent shall reasonably request in order to effectuate the terms hereof and the Collateral Agreement.
          c) Additional Pledge.
     i) [The Pledgor hereby confirms and reaffirms the security interest in the Collateral granted to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, under the Collateral Agreement and, as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Lenders to make their extensions of credit under the Credit Agreement and to induce the Hedge Counterparties to make their extensions of credit under the Hedging Agreements, the Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, all of the issued and outstanding shares of capital stock of the New Subsidiary listed on Annex B, together with all stock certificates, options, or rights of any nature whatsoever which may be issued or granted by the New Subsidiary in respect of such stock (the “Additional Investment Property”; as used in the Collateral Agreement as supplemented hereby, “Investment Property” shall be deemed to include the Additional Investment Property) and hereby grants to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, a first priority security interest in the Additional Investment Property and all Proceeds thereof.] [The Pledgor hereby confirms and reaffirms the security interest in the Collateral granted to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, under the Collateral Agreement and, as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Lenders to make their extensions of credit under the Credit Agreement and to induce the Hedge Counterparties to make their extensions of credit under the Hedging Agreements, the
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Pledgor hereby grants to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, a first priority security interest in the entire partnership or membership interest of Pledgor (the “Additional Partnership/LLC Interest”) in the New Subsidiary listed on Annex B and all Proceeds thereof; as used in the Collateral Agreement as supplemented hereby, “Partnership/LLC Interests” shall be deemed to include the Additional Partnership/LLC Interest.]
     ii) The Pledgor hereby represents and warrants, with respect to itself, that the representations and warranties contained in Article III of the Collateral Agreement are true and correct on the date of this Agreement with references therein to the [“Investment Property” to include the Additional Investment Property] or [“Partnership/LLC Interests” to include the Additional Partnership/LLC Interest], with references therein to the “Subsidiary Issuer” to include the New Subsidiary, and with references to the “Grantor” to mean the Pledgor.
          d) Perfection. The Pledgor hereby agrees to deliver to the Administrative Agent such certificates and other documents and take such other action as shall be reasonably requested by the Administrative Agent in order to effectuate the terms hereof and the Collateral Agreement.
     2.01 Effectiveness. This Agreement shall become effective upon receipt by the Administrative Agent of (i) an executed counterpart hereof, (ii) the Additional Investment Property or the Additional Partnership/LLC Interest, as applicable, and the other agreements and documents required to be delivered pursuant to Section 1.01 and (iii) any other agreement or document required to be delivered in accordance with Section 5.09 of the Credit Agreement (including, without limitation, any other agreement or document required to be delivered in connection with any Security Document).
     3.01 General Provisions.
          (a) Acknowledgement. The New Subsidiary hereby acknowledges that it has received a copy of the Loan Documents and that it has read and understands the terms thereof.
          (b) Limited Effect. Except as supplemented hereby, each Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Administrative Agent or any other Secured Party may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.
          (c) Costs and Expenses. The New Subsidiary hereby agrees that it shall pay or cause to be paid all of its reasonable and customary out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and disbursements of counsel.
          (d) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by telecopy) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          (e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
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NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.
[Signature Page Follows]
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     IN WITNESS WHEREOF the undersigned hereby causes this Agreement to be executed and delivered as of the date first above written.

NEW SUBSIDIARY: [NEW SUBSIDIARY]
By:
Name:
Title:

PLEDGOR: [PLEDGOR]
By:
Name:
Title:

ADMINISTRATIVE AGENT: BNP PARIBAS, as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT G
to
Credit Agreement
dated as of August 4, 2010
by and among
The GEO Group, Inc.,
as Borrower,
the lenders party thereto,
as Lenders,
and
BNP Paribas,
as Administrative Agent
FORM OF OPINION OF COUNSEL TO THE BORROWER

EXHIBIT H
to
Credit Agreement
dated as of August 4, 2010
by and among
The GEO Group, Inc.,
as Borrower,
the lenders party thereto,
as Lenders,
and
BNP Paribas,
as Administrative Agent
FORM OF OPINION OF SPECIAL COUNSEL

EXHIBIT I
to
Credit Agreement
dated as of August 4, 2010
by and among
The GEO Group, Inc.,
as Borrower,
the lenders party thereto,
as Lenders,
and
BNP Paribas,
as Administrative Agent
FORM OF LENDER ADDENDUM

Form of Lender Addendum
          Reference is made to the Credit Agreement dated as of August 4, 2010 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among THE GEO GROUP, INC., a Florida corporation (the “Borrower”), the lenders who are or may become a party thereto, as Lenders, and BNP PARIBAS, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.
          The undersigned Person by executing this Lender Addendum shall be deemed to have executed a counterpart of the Credit Agreement.
          By executing this Lender Addendum, the undersigned Person hereby agrees (a) to the terms of the Credit Agreement and (b) to become a party thereto as a [                    ] Lender with a [                    ] Loan Commitment in the amount set forth below.
          This Lender Addendum shall be construed in accordance with and governed by the law of the State of New York. This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
          IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this [                    ] day of August, 2010.
[                    ] Commitment          $[                    ]
[Signature pages to follow]

[ ], as Lender
By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed: THE GEO GROUP, INC.
By:
Name:
Title:

BNP PARIBAS, as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 3.06
to
Disclosure Supplement
Dated as of August 4, 2010
Litigation
The Borrower and its Subsidiaries are currently involved in various actions, suits and/or proceedings. Except for the matters listed below, none of the actions, suits and/or proceedings in which the Borrower or its Subsidiaries are currently involved could, individually, as of the Closing Date, result in a Material Adverse Effect:
1. In June 2004, the Borrower received notice of a third-party claim for property damage incurred during 2002 and 2001 at several detention facilities that the Borrower’s Australian subsidiary formerly operated pursuant to its discontinued operation. The claim relates to property damage caused by detainees at the detention facilities. The notice was given by the Australian government’s insurance provider and did not specify the amount of damages being sought. In May 2005, the Borrower received additional correspondence indicating that the insurance provider still intends to pursue the claim against the Borrower’s Australian subsidiary. Although the claim is in the initial stages and the Borrower is still in the process of fully evaluating its merits, the Borrower believes that it has defenses to the allegations underlying the claim and intends to vigorously defend the Borrower’s rights with respect to this matter. While the insurance provider has not quantified its damage claim and the outcome of this matter discussed above cannot be predicted with certainty, based on information known to date, and management’s preliminary review of the claim, the Borrower believes that, if settled unfavorably, this matter could have a material adverse effect on the Borrower’s financial condition, results of operations and cash flows. The Borrower is uninsured for any damages or costs that it may incur as a result of this claim, including the expenses of defending the claim. The Borrower has accrued a reserve related to this claim based on its estimate of the most probable costs that may be incurred based on the facts and circumstances known to date, and the advice of its legal counsel.
2. During the fourth fiscal quarter of 2009, the Internal Revenue Service (IRS) completed its examination of our U.S. federal income tax returns for the years 2002 through 2005. Following the examination, the IRS notified us that it proposes to disallow a deduction that we realized during the 2005 tax year. Due to our receipt of the proposed IRS audit adjustment for the disallowed deduction, we have reassessed the probability of potential settlement outcomes with respect to the proposed adjustment, which is now under review by the IRS’s appeals division. Based on this reassessment, we have provided an additional accrual of $4.9 million during the fourth quarter of 2009. We have appealed this proposed disallowed deduction with the IRS’s appeals division and believe we have valid defenses to the IRS’s position. However, if the disallowed deduction were to be sustained in full on appeal, it could result in a potential tax exposure to us of $15.4 million. We believe in the merits of our position and intend to defend our rights vigorously, including our rights to litigate the matter if it cannot be resolved favorably at the IRS’s appeals level. If this matter is resolved unfavorably, it may have a material adverse effect on our financial position, results of operations and cash flows.
     3. We are currently under examination by the Internal Revenue Service for our U.S. income tax returns for fiscal years 2006 through 2008 and currently expect this examination to be concluded in 2010. Based on the status of the audit to date, we do not currently expect the outcome of the audit to have a material adverse impact on our financial condition, results of operation or cash flows.
     4. On April 27, 2010, a putative stockholder class action was filed in the District Court for Harris County, Texas by Todd Shelby against Cornell, members of the Cornell board of directors, individually, and GEO. The plaintiff filed an amended complaint on May 28, 2010. The amended complaint alleges, among other things, that the Cornell directors, aided and abetted by Cornell and GEO, breached their fiduciary duties in connection with the merger. Among other things, the amended complaint seeks to enjoin Cornell, its directors and GEO from completing the merger and seeks a constructive trust over any benefits improperly received by the defendants as a result of their alleged wrongful conduct. The parties have reached a settlement in principle, subject to confirmatory discovery, preparation and execution of a formal stipulation of settlement, final court approval of the settlement and dismissal of the action with prejudice.

SCHEDULE 3.14 PART A
to
Disclosure Supplement
Dated as of August 4, 2010
Material Agreements
1995 Registered Long Term FRN Note Program Instrument Australasian Correctional Investment Limited, as the Issuer, and AMP Investment Services Pty Limited, as FRN Trustee, and AMP Investment Services Pty Limited, as Security Trustee, for up to A$55,500,000
Revolving Credit Facility, dated July 17 2009, between Australasian Correctional Investment Limited and Australia and New Zealand Banking Group Limited, for up to A$3,000,000
Revolving Credit Facility, dated October 20, 2009, between The GEO Group Australia Pty Limited and Australia and New Zealand Banking Group Limited, for up to A$8,029,000
2000 Common Terms Agreement between BoE Merchant Bank (a division of BoE Bank Limited), Firstrand Bank Limited, Kensani Consortium (Proprietary) Limited, South African Custodial Services (Louis Trichardt) (Proprietary) Limited, and Rand Merchant Bank Limited, for up to R 398,426,478.00
Guarantee & Put Agreement Between The Geo Group, Inc. (formerly Wackenhut Corrections Corporation) & South African Custodial Holdings, Ltd. (formerly Wackenhut Corrections Corp. South Africa Pty Limited) & BOE Merchant Bank & South African Custodial Services (Pty) Limited for up to R 30,000,000.00
Guarantee & Put Agreement Between The Geo Group, Inc. & South African Custodial Holdings, Ltd. & Firstrand Bank Limited & South African Custodial Services (Pty) Limited for up to R 30,000,000.00
Guarantee By South African Custodial Holdings, Ltd. in favor of Rand Merchant Bank Limited representing a performance guarantee
Corporate Guarantee by The Geo Group, Inc. in favor of South African Custodial Services (Pty) Limited, for up to R 20,000,000
Corporate Guarantee entered into by The Geo Group, Inc. in favor of the Trustee for the time being of the South African Custodial Services Security Trust for R 8,422,404 subject to indexed annual increases

Indemnification Agreement, dated June 20, 1996, between Miramichi Youth Centre Management Inc. as Trustee for the New Brunswick Youth Centre Trust and Canadian Correctional Management Inc., (fka. Wackenhut Corrections Canada Inc.) for up to Canadian $2,500,000
Letter of Credit of Australasian Correctional Investment Ltd. in favor of Department of Justice of Victoria issued by ANZ Banking Group Ltd in the amount of A$3,000,000.00
Letter of Credit of The GEO Group Australia Pty Ltd. in favor of Department of Corrective Services NSW issued by ANZ Banking Group Ltd in the amount of A$4,000,000
Letter of Credit of The GEO Group Australia Pty Ltd in favor of The Department of Corrective Services (Qld) issued by ANZ Banking Group Ltd in the amount of A$2,000,000
Loan by The GEO Group Inc. to South African Custodial Holdings Pty. Ltd., in the amount of R23,725,000
The GEO Group, Inc. 7 3/4 Senior Notes due 2017 issued on October 7, 2009 in the amount of $250,000,000
Loan by Canadian Correctional Management, Inc. to The GEO Group, Inc., in the amount of C$1,800,000
Loan by Correctional Services Corporation to CSC of Tacoma, LLC, in the amount of $8,000,000
Loan by Correctional Services Corporation to South Texas Local Development Corporation, in the amount of $5,000,000
Loan by The GEO Group, Inc. to Just Care, Inc., in the amount of $14,500,000
South Texas Detention Complex Local Development Corporation Taxable Revenue Bonds issued August 1, 2004, with $32,105,000 outstanding
CSC of Tacoma, LLC Taxable Revenue Bonds issued October 1, 2003 with $31,605,000 outstanding
The GEO Group Capital Lease of Arizona State Prison Phoenix-West from Correctional Services Corporation commencing November 4, 2005 with $7,738,750 outstanding
The GEO Group Capital Lease of Arizona State Prison Florence-West from Correctional Services Corporation commencing November 4, 2005 with $9,483,333 outstanding

SCHEDULE 3.14 PART B
to
Disclosure Supplement
Dated as of August 4, 2010
Liens
Form UCC-1 Financing Statement, filed September 15, 2005, File No. 52865492 by GEO RE Holdings LLC as Debtor, in favor of BNP Paribas as Secured Party.
Form UCC-1 Financing Statement, filed June 27, 2003, File No. 31645160 by Correctional Services Corporation as Debtor, in favor of U.S. Bank National Association as Bond Trustee under Indenture of Trust dated as of June 1, 2003 as Secured Party.
Form UCC-1 Financing Statement, filed September 24, 2004, File No. 42688978 by Correctional Services Corporation as Debtor, in favor of U.S. Bank National Association as Secured Party.
Form UCC-1 Financing Statement, filed April 17, 2006, File No. 61388693 by Correctional Services Corporation as Debtor, in favor of U.S. Bank National Association and ACA Financial Guaranty Corporation as Secured Parties.
Form UCC-1 Financing Statement, filed September 15, 2005, File No. 52865468 by Correctional Services Corporation as Debtor, in favor of BNP Paribas as Secured Party.
Form UCC-1 Financing Statement, filed January 24, 2007, File No. 20070314558 by GEO Holdings I, Inc. as Debtor, in favor of BNP Paribas as Secured Party.
Form UCC-1 Financing Statement, filed January 24, 2007, File No. 20070316405 by CPT Operating Partnership L.P. as Debtor, in favor of BNP Paribas as Secured Party.
Form UCC-1 Financing Statement, filed January 24, 2007, File No. 20070316561 by CPT Limited Partner LLC as Debtor, in favor of BNP Paribas as Secured Party.
Form UCC-1 Financing Statement, filed January 24, 2007, File No. 20070316348 by Correctional Properties Prison Finance LLC as Debtor, in favor of BNP Paribas as Secured Party.
Form UCC-1 Financing Statement, filed January 24, 2007, File No. 20070314368 by Public Properties Development and Leasing LLC as Debtor, in favor of BNP Paribas as Secured Party.

Form UCC-1 Financing Statement, filed January 24, 2007, File No. 20070316298 by GEO Acquisition II, Inc. as Debtor, in favor of BNP Paribas as Secured Party.
Mortgage of Land of Australasian Correctional Investment Ltd., created October 12, 1995, in favor of AMP Investment Services Pty. Ltd.

SCHEDULE 3.16 PART A
to
Disclosure Supplement
Dated as of August 4, 2010
Subsidiaries

	Jurisdiction of	Jurisdiction(s) in Which Qualified
Entity Name	Organization	to do Business
The GEO Group, Inc.	Florida	All 50 States, Washington D.C. and Puerto Rico
GEO International Holdings, Inc.	Delaware	Delaware
GEO RE Holdings LLC	Delaware	Delaware
WCC Financial, Inc.	Delaware	Delaware
WCC Development, Inc.	Florida	Florida, Utah, Massachusetts, New Mexico, New Jersey, Wisconsin, New Hampshire, Tennessee, Arizona, Minnesota
WCC/FL/01, Inc.	Florida	Florida
WCC/FL/02, Inc.	Florida	Florida
GEO Design Services, Inc.	Florida	Florida
GEO Care, Inc.	Florida	All 50 States except New York and Michigan
The GEO Group UK Ltd.	United Kingdom	United Kingdom
Premier Custodial Development Ltd.	United Kingdom	United Kingdom
South African Custodial Holdings Pty Ltd.	South Africa	South Africa
GEO NZ Limited	New Zealand	New Zealand
The GEO Group Australasia Pty, Ltd.	Australia	Australia
GEO Australasia Pty, Ltd.	Australia	Australia
The GEO Group Australia Pty, Ltd.	Australia	Australia
Premier Employment Services, Ltd.	Australia	Australia
Australasian Correctional Investments, Ltd.	Australia	Australia
Pacific Rim Employment Pty, Ltd.	Australia	Australia
Strategic Healthcare Solutions Pty, Ltd.	Australia	Australia
Wackenhut Corrections Corporation N.V.	Curacao	Curacao
Canadian Correctional Management, Inc.	Canada	Canada
Miramichi Youth Centre Management, Inc.	Canada	Canada
Wackenhut Corrections Puerto Rico, Inc.	Puerto Rico	Puerto Rico
Correctional Services Corporation	Delaware	Delaware, Florida, Mississippi, New York, Texas, Washington, Wyoming, Georgia, Maryland, Virginia, Oklahoma, Arkansas, Illinois and Louisiana
CSC of Tacoma, LLC	Delaware	Delaware and Washington, D.C.
GEO Acquisition II, Inc.	Delaware	Delaware
CPT Limited Partner, LLC	Delaware	Delaware
CPT Operating Partnership L.P.	Delaware	California, Colorado, Delaware, Florida, Louisiana, New Jersey, New Mexico, New York, Oklahoma and Texas

	Jurisdiction of	Jurisdiction(s) in Which Qualified
Entity Name	Organization	to do Business
Correctional Properties Prison Finance LLC	Delaware	Delaware
Public Properties Development and Leasing LLC	Delaware	Delaware, Colorado
GEO Holdings I, Inc.	Delaware	Delaware
Just Care, Inc.	Delaware	Delaware, South Carolina
GEO Transport, Inc.	Florida	Florida, Arizona, California, Colorado, Illinois, Louisiana, Texas, Washington, New York
GEO Acquisition III, Inc.	Delaware	Delaware

SCHEDULE 3.16 PART A
to
Disclosure Supplement
Dated as of August 4, 2010
Subsidiaries and Ownership

Shareholders and/or
Members and Shares
and/or Percentage
Entity Name	Capitalization	Interests Owned
The GEO Group, Inc. (“GEO”)	90,000,000 shares of common stock, par value $.01 per share, 68,917,253 shares issued, 48,963,425 shares outstanding at 7/29/10. 19,953,828 shares are held in treasury; 30,000,000 shares of preferred stock, par value $.01 per share, no shares issued and outstanding at 7/29/10; Stock options to purchase 1,560,262 shares of common stock issued and outstanding at 7/29/10.	See Proxy Statement, dated July 4, 2010.

GEO International Holdings, Inc.	100 shares of common stock authorized, 100 shares issued; 100 shares of preferred stock authorized, 100 shares issued	GEO owns 100%

GEO RE Holdings LLC(*)	N/A	GEO owns 100%

WCC Financial, Inc.	3,000 shares of common stock authorized/1,000 shares issued	GEO owns 100%

WCC Development, Inc.	100,000 shares of common stock authorized/100,000 shares issued	GEO owns 100%

WCC/FL/01, Inc.	100,000 shares of common stock authorized/100,000 shares issued	GEO owns 100%

WCC/FL/02, Inc.	100,000 shares of common stock authorized/100,000 shares issued	GEO owns 100%

GEO Design Services, Inc.	100,000 shares of common stock authorized/100,000 shares issued	GEO owns 100%

GEO Care, Inc. (*)	100,000 shares of common stock authorized/100,000 shares issued	GEO owns 100%

The GEO Group UK Ltd.	1,000,000 shares of common stock authorized/125,002 shares issued	GEO owns 100%

South African Custodial Holdings Pty Ltd.	1 share of common stock authorized/1 share issued	GEO owns 100%

The GEO Group Australasia Pty, Ltd.	100,000,000 shares of common stock authorized/6,840,056 shares issued	GEO owns 100%

GEO Australasia Pty, Ltd.	1,000,000 shares of common stock	The GEO Group

Shareholders and/or
Members and Shares
and/or Percentage
Entity Name	Capitalization	Interests Owned
	authorized/2 shares issued	Australasia — 100%

The GEO Group Australia Pty, Ltd.	1,000,000 shares of common stock authorized/100,000 shares issued	GEO Australasia — 100%

Premier Employment Services, Ltd.	1 share of common stock authorized/1 share issued	The GEO Group Australia — 100%

Australasian Correctional Investments, Ltd.	100,000,000 shares of common stock authorized/5,440,504 shares issued	The GEO Group Australasia — 100%

Pacific Rim Employment Pty, Ltd.	1 share of common stock authorized/1 share issued	The GEO Group Australasia — 100%

Strategic Healthcare Solutions Pty, Ltd.	1 share of common stock authorized/1 share issued	The GEO Group Australia — 100%

Wackenhut Corrections Corporation N.V.	100 shares of common stock authorized/20 shares issued at the time of incorporation on 11/8/99	GEO owns 100%

Canadian Correctional Management, Inc.	Unlimited shares of common stock authorized/100 shares issued	GEO owns 100%

Miramichi Youth Centre Management, Inc.	Unlimited shares of common stock authorized/100 shares issued	GEO owns 100%

Wackenhut Corrections Puerto Rico, Inc.	65,000 shares of common stock authorized/65,000 shares issued	GEO owns 100%

Correctional Services Corporation (“CSC”) (*)	1,000 shares of common stock authorized/100 shares issued	GEO owns 100%

CSC of Tacoma, LLC	N/A	CSC owns 100%

GEO Acquisition II, Inc. (*)	1,000 shares of common stock authorized/1,000 shares issued	GEO Holdings I, Inc. owns 100%

CPT Limited Partner, LLC (*)	N/A	GEO Acquisition II, Inc. owns 100%

CPT Operating Partnership L.P. (*)	N/A	CPT Limited Partner, LLC 1% limited partner; GEO Acquisition II, Inc. 98% limited partner and 1% general partner

Correctional Properties Prison Finance LLC (*)	N/A	CPT Operating Partnership L.P. owns 100%

Public Properties Development and Leasing LLC (*)	N/A	CPT Operating Partnership L.P. owns 100%

GEO Holdings I, Inc. (*)	3,000 shares of common stock authorized/3,000 shares issued	GEO owns 100%

Just Care, Inc. (*)	10,000,000 shares of common stock authorized/6,195,592 shares issued	GEO Care: 6,193,592 shares Tull: 1,000 shares Bronc: 1,000 shares

Shareholders and/or
Members and Shares
and/or Percentage
Entity Name	Capitalization	Interests Owned
GEO Transport, Inc. (*)	1,000 shares of common stock authorized/1,000 shares issued	GEO owns 100%

GEO Acquisition III, Inc. (*)	1,000 shares of common stock authorized/1,000 shares issued	GEO owns 100%

(*)	Restricted Subsidiary

SCHEDULE 3.16 PART B
to
Disclosure Supplement
Dated as of August 4, 2010
Investments
Investment in Just Care, Inc by GEO Care, Inc in the amount of *
Investment by The GEO Group, Inc. in South African Custodial Services, Pty. Ltd., in the amount of *
Investment by The GEO Group, Inc. in Australian Correctional Management, in the amount of *
Investment by The GEO Group, Inc. in Canadian Correctional Management, in the amount of *
Investment by The GEO Group, Inc. in Correctional Services Corporation, in the amount of *
Investment in CentraCore Properties Trust *
Investment by The GEO Group, Inc. in The GEO Group UK Ltd. in the amount of *
Advance by The GEO Group, Inc. to WCC Financial, Inc., in the amount of *
Loan by Correctional Services Corporation to CSC of Tacoma, LLC, in the amount of *
Loan by Correctional Services Corporation to South Texas Local Development Corporation, in the amount of *
Loan by The GEO Group, Inc. to Just Care, Inc., in the amount of *
Loan by The GEO Group, Inc. to South Africa Custodial Holdings Pty. Ltd., in the amount of *
Loan by Canadian Correctional Management, Inc. to The GEO Group, Inc., in the amount of CAN *
Investment in Kensami Corrections (Pty) Ltd., in the amount of *
Certified Securities Held by Grantors
Securities Accounts (including cash management accounts that are Investment Property) and Uncertified Securities Held by Grantors:

*	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Financial Institution	Account Number	Address of Financial Institution	Account Purpose
Bank of America	*	200 N. College Street 3rd Floor, NC1-004-03-45 Charlotte, NC 28255	Investment Account

TD Ameritrade	*	PO Box 2209 Omaha, NE 68103-2209	Investment Account

*	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

SCHEDULE 3.17
to
Credit Agreement
Dated as of August 4, 2010
Real Estate Owned
Guadalupe County Correctional Facility
P.O. Box 520
South Highway 54
Santa Rosa, NM 88435
Estimated Value *
Owner: The GEO Group, Inc.
*Subject to Mortgage
**Located within Flood Zone
North Lake Correctional Facility
1805 West 32nd Street
Baldwin, MI 49304
Estimated Value *
Owner: The GEO Group, Inc.
*Subject to Mortgage
**Located within Flood Zone
Rivers Correctional Institution
145 Parkers Fishers Road
Winton, NC 27986
Estimated Value *
Owner: The GEO Group, Inc.
*Subject to Mortgage
**Located within Flood Zone
Val Verde Correctional Facility
253 FM 2523 Hamilton Lane
Del Rio, TX 78840
Estimated Value *
Owner: The GEO Group, Inc.
*Subject to Mortgage
**Located within Flood Zone

*	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Central Valley Modified Community Correctional Facility
254 Taylor Avenue
McFarland, CA 93250
Estimated Value *
Owner: CPT Operating Partnership, L.P.
**Located within Flood Zone
Golden State Modified Community Correctional Facility
611 Frontage Road
McFarland, CA 93250
Estimated Value *
Owner: CPT Operating Partnership, L.P.
*Subject to Mortgage
**Located within Flood Zone
Desert View Modified Community Correctional Facility
P.O. Box 3000
10450 Rancho Road
Adelanto, CA 92301
Estimated Value *
Owner: CPT Operating Partnership, L.P.
*Subject to Mortgage
**Located within Flood Zone
Mesa Verde Modified Community Correctional Facility
425 Golden State Highway
Bakersfield, CA
Estimated Value *
Owner: CPT Operating Partnership, L.P.
McFarland Community Correctional Facility

Mailing:	Site:
P.O. Box 637	120 Taylor Avenue
McFarland, CA 93250-0637	McFarland, CA 93250
Estimated Value *
Owner: CPT Operating Partnership, L.P.
**Located within Flood Zone
Karnes County Correctional Center
810 Commerce Street
Karnes City, TX 78118
Estimated Value *
Owner: CPT Operating Partnership, L.P.
*Subject to Mortgage
**Located within Flood Zone

*	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Lawton Correctional Facility
8607 South East Flower Mound Road
Lawton, OK 73501
Estimated Value *
Owner: CPT Operating Partnership, L.P.
*Subject to Mortgage
**Located within Flood Zone
Aurora/I.C.E. Processing Center
11901 East 30th Avenue
Aurora, CO 80010
Estimated Value *
Owner: CPT Operating Partnership, L.P.
*Subject to Mortgage
**Located within Flood Zone
Queens Private Correctional Facility
182-22 150th Avenue
Jamaica, NY 11413
Estimated Value *
Owner: CPT Operating Partnership, L.P.
*Subject to Mortgage
**Located within Flood Zone
LaSalle Correctional Facility
830 Pine Hill Road
Jena, LA
Estimated Value *
Owner: CPT Operating Partnership, L.P.
*Subject to Mortgage
**Located within Flood Zone
Broward Transitional Center
3900 North Powerline Road
Pompano Beach, FL 33073
Estimated Value *
Owner: The GEO Group, Inc.
*Subject to Mortgage
**Located within Flood Zone
Rio Grande Detention Center
1001 San Rio Blvd.
Laredo, TX 78046
Estimated Value *
Owners: The GEO Group, Inc.
*Subject to Mortgage

*	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Dessert Sands Correctional Facility
Adelanto, CA
Owner: The GEO Group, Inc.
*Subject to Mortgage
Delaney Hall
451-479 Doremus Avenue
Newark, NJ
Estimated Value * (as is without addition)
Owner: CPT Operating Partnership, L.P.
*Subject to Mortgage
OTHER REAL ESTATE:
Industrial Building
182-11 150th Road
Springfield Gardens, NY 11413
Estimated Value *
Owner: The GEO Group, Inc.
**Located within Flood Zone
VACANT LAND:
*
160 Acres
*
Estimated Value *
Owner: The GEO Group, Inc.

23 Acres
*
Estimated Value *
Owner: The GEO Group, Inc.
*
*
Estimated Value *
Owner: The GEO Group, Inc.
6 Acres
*
*
Estimated Value *
Owner: The GEO Group, Inc.

*	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

California
40-Acre Land Purchase
*
Assessors Parcel *
Estimated Value *
Owner: The GEO Group, Inc.
4.4 Acres
*
*
Estimated Value *
Owner: The GEO Group, Inc.
4.3 Acres
*
*
Estimated Value *
Owner: The GEO Group, Inc.
11.1 Acres
*
*
Estimated Value *
Owner: The GEO Group, Inc.
10.9 Acres
*
*
Estimated Value *
Owner: The GEO Group, Inc.
*
34 Acres
*
*
Estimated Value *
Owner: The GEO Group, Inc.
70 Acres
*
*
Estimated Value *
Owner: CPT Operating Partnership, L.P.

*	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

*
40 Acres
*
Estimated Value *
Owner: The GEO Group, Inc.
51 Acres
*
Estimated Value *
Owner: The GEO Group, Inc.
70 Acres
*
Estimated Value *
Owner: The GEO Group, Inc.
Vacant Land Owned
*
*
Estimated Value
Owner: The GEO Group, Inc.
*
440 Acres
*
*
Estimated Value *
Owner: The GEO Group, Inc.
68 Acres
*
Estimated Value *
Owner: The GEO Group, Inc.
*
Vacant Lot *
*
*
Estimated Value *
Owner: The GEO Group, Inc.

*	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

*
250 Acres
* Estimated Value *
Owner: The GEO Group, Inc.
*
*
160 Acres
Estimated Value *
Owner: The GEO Group, Inc.
200 Acres
Estimated Value *
Owner: The GEO Group, Inc.
40 Acres
Estimated Value *
Owner: The GEO Group, Inc.
*
21 Acres
*
Estimated Value *
Owner: The GEO Group, Inc.
29 Acres
*
Karnes City, Tx
Estimated Value *
Owner: The GEO Group, Inc.
*
108 Acres
*
Estimated Value *
Owner: The GEO Group, Inc.

*	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

*
*
*
*
Estimated Value *
Owner: Correctional Services Corporation
200 Acres
*
*
Estimated Value *
Owner: The GEO Group, Inc.
Leased Property
     1. (CPT Master Lease) That certain Master Agreement to Lease between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 1998 (the “CPT Master Lease”) including the following agreements that are subject to the CPT Master Lease:
     (a) (Central Valley, CA) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings LLC), as Tenant, dated April 28, 1998 for the Central Valley Correctional Facility located in McFarland, Kerns County, California. *Subject to Mortgage
     (i) (Central Valley, CA) That certain First Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings LLC), as Tenant, dated April 28, 2008 for the Central Valley Correctional Facility located in McFarland, Kerns County, California.
     (ii) (Central Valley, CA) That certain Second Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings LLC), as Tenant, dated June 20, 2008 for the Central Valley Correctional Facility located in McFarland, Kerns County, California.
     (b) (Desert View, CA) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings LLC), as Tenant, dated April 28, 1998 for the Desert View Correctional Facility located in Adelanto, San Bernardino County, California. *Subject to Mortgage

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

     (i) (Desert View, CA) That certain First Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings LLC), as Tenant, dated April 28, 2008 for the Desert View Correctional Facility located in Adelanto, San Bernardino County, California.
     (ii) (Desert View, CA) That certain Second Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings LLC), as Tenant, dated June 20, 2008 for the Desert View Correctional Facility located in Adelanto, San Bernardino County, California.
     (c) (Golden State, CA) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings LLC), as Tenant, dated April 28, 1998 for the Golden State Correctional Facility located in McFarland, Kerns County, California. *Subject to Mortgage
     (i) (Golden State, CA) That certain First Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings LLC), as Tenant, dated April 28, 2008 for the Golden State Correctional Facility located in McFarland, Kerns County, California.
     (ii) (Golden State, CA) That certain Second Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings LLC), as Tenant, dated June 20, 2008 for the Golden State Correctional Facility located in McFarland, Kerns County, California.
     (d) (McFarland, CA) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings LLC), as Tenant, dated April 28, 1998 for the McFarland Community Correctional Facility located in McFarland, Kerns County, California. *Subject to Mortgage
     (i) (McFarland, CA) That certain Third Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings LLC), as Tenant, dated November 2008 for the McFarland Community Correctional Facility located in McFarland, Kerns County, California.
     (e) (Aurora, CO) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 1998 for the Aurora INS Processing Center located in Aurora, Adams County, Colorado. *Subject to Mortgage
     (i) (Aurora, CO) That certain First Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc.

(f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 2008 for the Aurora INS Processing Center located in Aurora, Adams County, Colorado.
     (ii) (Aurora, CO) That certain Second Amendment toLease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated June 30, 2008 for the Aurora INS Processing Center located in Aurora, Adams County, Colorado.
     (f) (Lea County, NM) That certain Lease Agreement as amended by that certain First Amendment to Lease Agreement and Memorandum of Lease between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated January 15, 1999 for the Hobbs, New Mexico Correctional and Detention Facility. *Subject to Mortgage**Located within Flood Zone
     (i) (Lea County, NM) That certain First Amendment to Lease Agreement as amended by that certain First Amendment to Lease Agreement and Memorandum of Lease between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated June 20, 2008 for the Hobbs, New Mexico Correctional and Detention Facility.
     (g) (Queens, NY) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 1998 for the Queens Private Correctional Facility, New York, Queens County, New York. *Subject to Mortgage
     (i) (Queens, NY) That certain First Amendment Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated June 20, 2008 for the Queens Private Correctional Facility, New York, Queens County, New York.
     (h) (Karnes County, TX) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 1998 for the Karnes County Correctional Facility, Karnes County, Texas. *Subject to Mortgage
     (i) (Karnes County, TX) That certain First Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated June 20 2008 for the Karnes County Correctional Facility, Karnes County, Texas.
     (i) (Lawton, OK) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated January 15, 1999 for the Lawton, Oklahoma Correction and Detention Facility. *Subject to Mortgage

     (i) (Lawton, OK) That certain First Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc., as Tenant, dated May 27, 2005 for the Lawton, Oklahoma Correction and Detention Facility.
     (ii) (Lawton, OK) That certain Third Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc., as Tenant, dated November 2008 for the Lawton, Oklahoma Correction and Detention Facility.
     2. (Western Region Detention Facility) That certain Standard Form Lease Agreement (Ground Lease of Undeveloped Property), as may be amended, between the County of San Diego, as Lessor, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Lessee, dated March 19, 1999 for the Central Jail Detention Facility, San Diego County, California.
     3. (North Texas) That certain Lease Agreement, as may be amended, between Fort Worth Industrial Development, Inc., as Lessor, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Lessee, effective as of October 1, 1996 for that certain premises located in Tarrant County, Texas, as more particularly described in the Lease Agreement.
     4. (Central, Texas) That certain Lease Agreement, as may be amended, between Bexar County, Texas, as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated October 1, 1996 for that certain premises located in Bexar County, Texas, as more particularly described in the Lease Agreement.
     5. (Bronx, NY) That certain Lease Agreement, as may be amended, between Creston Realty Associates, as Landlord, and Correctional Services Corporation, as Tenant, dated October 1, 1996 for that certain premises located in Bronx, New York, as more particularly described in the Lease Agreement.
     (a) (Bronx, NY) That certain First Amendment to Lease Agreement between Creston Realty Associates, as Landlord, and Correctional Services Corporation, as Tenant, dated October 1, 2001 for that certain premises located in Bronx, New York, as more particularly described in the Lease Agreement.
     (b) (Bronx, NY) That certain Second Amendment to Lease Agreement between Creston Realty Associates, as Landlord, and Correctional Services Corporation, as Tenant, dated October 1, 2006 for that certain premises located in Bronx, New York, as more particularly described in the Lease Agreement.
     6. (Brooklyn, NY) That certain Lease Agreement, as may be amended, between Myrtle Avenue Family Center, Inc., as Owner, and Correctional Services Corporation, as Tenant, dated January 1, 1994 for that certain premises located in Brooklyn, New York, as more particularly described in the Lease Agreement.
     (a) (Brooklyn, NY) That certain First Amendment to Lease Agreement between Myrtle Avenue Family Center, Inc., as Owner, and Correctional Services

Corporation, as Tenant, dated December 31, 2003 for that certain premises located in Brooklyn, New York, as more particularly described in the Lease Agreement.
     7. (Ft. Worth, TX) That certain Lease Agreement, as may be amended, between Regions Enterprises, Inc., as Landlord, and Correctional Services Corporation, as Tenant, dated May 16, 1994 for that certain premises located in Ft. Worth, Texas, as more particularly described in the Lease Agreement.
     8. (Frio County, TX) That certain Lease Agreement, as may be amended, between Frio County as Lessor, and Correctional Services Corporation, as Lessee, dated November 26, 1997 for that certain premises located in Pearsall, Texas, as more particularly described in the Lease Agreement.
     (a) (Frio County, TX) That certain First Amendment to Lease Agreement, as may be amended, between Frio County, as Lessor, and Correctional Services Corporation, as Lessee, dated January 1, 2001 for that certain premises located in Pearsall, Texas, as more particularly described in the Lease Agreement.
     (b) (Frio County, TX) That certain Second Amendment to Lease Agreement, as may be amended, between Frio County, as Lessor, and Correctional Services Corporation, as Lessse, dated February 22, 2001 for that certain premises located in Pearsall, Texas, as more particularly described in the Lease Agreement.
     10. (Florence West) That certain Management Agreement, as may be amended, between Florence West Prison LLC, as Owner, and Correctional Services Corporation, as Manager, dated December 1, 2002 for that certain premises located in Florence, Arizona, as more particularly described in the Management Agreement.
     11. (Phoenix West) That certain Operating Agreement, as may be amended, between Phoenix West Prison, LLC, as Owner, and Correctional Services Corporation, as Manager, dated July 1, 2002 for that certain premises located in West Phoenix, AZ, as more particularly described in the Lease Agreement.
     12. (Val Verde, TX) That certain Novated Lease Agreement, as may be amended, between Val Verde County, as Lessor, and Wackenhut Corrections Corporation, as Lessee, dated May 24, 1999 for that certain premises located in Pearsall, Texas, as more particularly described in the Lease Agreement. (Note: In 2003 Wackenhut Corrections Corporation filed articles of amendment in the State of Florida to change its name to The GEO Group, Inc., however, we are not certain if the Val Verde public records reflect the name change). *Subject to Mortgage
     13. (R. A. Deyton) That certain Lease Agreement, as may be amended, between Clayton County, as Lessor, and The GEO Group Inc., as Lessee, dated April 23, 2007 for that certain premises located in Jonesboro, Georgia as more particularly described in the Lease Agreement.
     14. (Just Care) That certain Lease Agreement, as may be amended, between South Carolina Department of Mental Health, as Lessor, and Just Care Inc., as Lessee, dated May 2,

1997 for that certain premises located in Columbia, South Carolina, as more particularly described in the Lease Agreement. *Subject to Mortgage
     (i) (Just Care) That certain Tenth Amendment to Lease Agreement, as may be amended, between South Carolina Department of Mental Health, as Lessor, and Just Care Inc., as Lessee, dated June 26, 2010 for that certain premises located in Columbia, South Carolina, as more particularly described in the Lease Agreement.
     15. (Hobbs, NM — Lea County Correctional Facility) Lease Agreement Dated December 2, 1997 by and between Lea County, New Mexico, a Political Subdivision, as Lessor, and First Security Bank, National Association not individually but solely as Owner Trustee under Wackenhut Corrections Trust 1997-1, as Lessee, as amended by that certain Amended and Restated Lease Agreement dated October 19, 1998, as further assigned in that certain Assignment and Conveyance of Leasehold Interest Under 98 Year Lease dated October 30, 1998, by and between First Security Bank, National Association, not individually but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1, as Assignor and CPT Operating Partnership L.P., as Assignee. *Subject to Mortgage
     16. (Tacoma, WA — Northwest Detention Center) That certain Use Agreement, as may be amended, between CSC of Tacoma, LLC, as Owner / Lessor, and Correctional Services Corporation., as Lessee / Operator, dated June 30, 2003 for that certain premises located in Tacoma, Washington as more particularly described in the Lease Agreement.
     17. (Central Arizona) That certain Management Agreement, as may be amended, between Florence West Prison Expansion, LLC, as Owner / Lessor, and Correctional Services Corporation., as Lessee / Operator, dated August 1, 2004 for that certain premises located in Florence, Arizona as more particularly described in the Lease Agreement.
     18. (South Texas Detention) That certain Operating Agreement, as may be amended, between South Texas Detention Complex Local Corporation, as Borrower / Owner / Lessor, and Correctional Services Corporation., as Lessee / Manager, dated February 10, 2006 for that certain premises located in Pearsall, Texas as more particularly described in the Lease Agreement.
     19. (Western Region Office) That certain Lease Agreement, as may be amended, between TRIZEC 6100 HHC, LLC, as Lessor, and The GEO Group Inc., as Lessee, dated March, 2010 for that certain premises located in Los Angeles, California as more particularly described in the Lease Agreement.
     20. (Eastern Office) That certain Lease Agreement, as may be amended, between Ballantyne Two, LLC., as Lessor, and The GEO Group Inc., as Lessee, dated April 1, 2007 for that certain premises located in Charlotte, North Carolina as more particularly described in the Lease Agreement.
     21. (Central Region Office) That certain Lease Agreement, as may be amended, between NB Dental / Med Bldg GP LLC, as Lessor, and The GEO Group Inc., as Lessee, dated

August 1, 2006 for that certain premises located in New Braunfels, Texas as more particularly described in the Lease Agreement.
     (a) (Central Region Office) That certain First Amendment to Lease Agreement, as may be amended, between NB Dental / Med Bldg GP LLC as Lessor, and The GEO Group Inc., as Lessee, dated August 1, 2009 for that certain premises located in New Braunfels, Texas as more particularly described in the Lease Agreement.
     23. (Central Region Office — New) That certain Lease Agreement, as may be amended, between EQUASTONE 1777 TOWER, LP, as Lessor, and The GEO Group Inc., as Lessee, dated July 26, 2010 for that certain premises located in San Antonio, Texas as more particularly described in the Lease Agreement.
     23. (Corporate Office) That certain Lease Agreement, as may be amended, between Campro Investments, Ltd., as Lessor, and The GEO Group Inc., as Lessee, dated September 12, 2002 for that certain premises located in Boca Raton, Florida as more particularly described in the Lease Agreement.
     (a) (Corporate Office) That certain Ninth Amendment to Lease Agreement, as may be amended, between Campro Investments, Ltd., as Lessor, and The GEO Group Inc., as Lessee, dated October 27, 2010 for that certain premises located in Boca Raton, Florida as more particularly described in the Lease Agreement.

Schedule 3.19
to
Disclosure Supplement
Dated as of August 4, 2010
Employee Relations
Collective Bargaining Agreement, dated February 28, 2008, between International Union Security, Police and Fire Professionals of America (SPFPA) and its Amalgamated Local 151 and The GEO Group, Inc. (Desert View Facility)
Collective Bargaining Agreement, dated April 1, 2009, between United Federation of Security Officers, Inc. and its Local 500 Correctional Officers Queens, New York and The GEO Group, Inc. (Queens Facility)
Collective Bargaining Agreement, dated June 1, 2010, between International Union Security, Police and Fire Professionals of America (SPFPA) and its Amalgamated Local 903 and The GEO Group, Inc. (Aurora/ICE Processing Center)
Collective Bargaining Agreement, dated June 2, 2008, between International Union Security, Police and Fire Professionals of America (SPFPA) and its Amalgamated Local 304 and The GEO Group, Inc. (South Texas Detention Complex)
Collective Bargaining Agreement, dated July 1, 2007, between the Federation of Physicians and Dentists, NUHHCE, AFSCME, AFL-CIO and GEO Care, Inc. (South Florida State Hospital)
Fulham Correctional Officers Certified Agreement 2005, dated December 29, 2005, between The GEO Group Australia Pty Ltd & CPSU, Community and Public Sector Union
Fulham Correctional Centre, Catering Officers Certified Agreement 2005, dated 31 August 2005
Pacific Rim Employment Pty Ltd Healthcare Employees (Nurses) Certified Agreement 2004, dated 25 January 2005
Liquor Hospitality & Miscellaneous Union & The GEO Group Australia Pty Ltd NSW Non-Custodial Employees Certified Agreement 2004 (Junee Correctional Centre)
LHMU Junee Correctional Centre Correctional Officers 2006 Enterprise Agreement, between The GEO Group Australia Pty Ltd & Liquor Hospitality & Miscellaneous Union
Arthur Gorrie Correctional Centre — Correctional Officers-Certified Agreement 2006, between GEO and The Liquor Hospitality and Miscellaneous Union of Employees, dated March 17, 2006

Arthur Gorrie Correctional Centre — Non Custodial Interim-Certified Agreement 2006, between The GEO Group Australia Pty Ltd & The Liquor Hospitality & Miscellaneous Union of Employees, dated March 22, 2006
Arthur Gorrie Correctional Centre — Nurses-Certified Agreement 2005, between The GEO Group Australia Pty Ltd & Queensland Nurses Union of Employees, dated June 2005
Pacific Rim Labour Arrangement, dated April 10, 2001, between Australasian Correctional Management Pty. Ltd. and Pacific Rim Employment Pty. Ltd.
Kutama Sinthumule Correctional Centre — Organizational Rights Agreement between South African Custodial Management (PTY) Limited and Police, Prisons and Civil Riths Union (POPCRU) dated September 11, 2009.
Campsfield House Immigration Removal Centre — General Municipal Boiler Workers Union (GMB) — Collective Bargaining Agreement (wages and conditions) — January 2010
Harmondsworth Immigration Removal Centre — Prison Service Union (PSU) — Collective Bargaining Agreement (wages and conditions) — January 2010
LMHU Junee Correctional Centre — Correctional Officers — 2006 Collective Agreement (2008 Variation), expiring 31 August 2011. (Negotiating Parties The GEO Group Australia Pty Ltd & Liquor Hospitality & Miscellaneous Union)
Junee Correctional Centre Non-Custodial Employee Enterprise Agreement 2010 (Please note this new agreement is yet to be approved by the relevant tribunal), expiring 31 March 2013. (Negotiating Parties The GEO Group Australia Pty Ltd & Employees)
Arthur Gorrie Correctional Centre — Non Custodial (Cooks and Catering) Employees’ Enterprise Agreement 2009, expiring 1 January 2013. (Negotiating Parties The GEO Group Australia Pty Ltd & Liquor Hospitality & Miscellaneous Union)
Arthur Gorrie — Nurses Enterprise Agreement 2010, expiring 31 December 2012. (Negotiating Parties The GEO Group Australia Pty Ltd and Queensland Nurses Union of Employees)
Arthur Gorrie Correctional Centre — Correctional Officers — Certified Agreement 2006 (Extend and Varied Version), expiring 31 December 2011. (Negotiating Parties The GEO Group Australia Pty Ltd & Liquor Hospitality & Miscellaneous Union)

Arthur Gorrie Correctional Centre, Non — Custodial (Psychologist and Counsellor) Employees’ Enterprise Agreement 2010, expiring 1 January 2011. (Negotiating Parties The GEO Group Australia Pty Ltd and Liquor Hospitality & Miscellaneous Union)
Arthur Gorrie Correctional Centre — Non Custodial (Administration, Ground and Maintenance) Employees’ Collective Agreement 2007, dated 10 May. (Please note that this agreement has expired. New agreement subject to Fairwork Australia stamp approval). (Negotiating Parties The GEO Group Australia Pty Ltd and Liquor Hospitality & Miscellaneous Union)
Fulham Correctional Centre Catering Officers Collective Agreement 2008, expiring 23 October 2011. (Negotiating Parties The GEO Group Australia Pty Ltd and Employees)
Fulham Correctional Officers’ Certified Agreement 2005 (Extended and Varied Version), expiring 20 December 2011. (Negotiating Parties The GEO Group Australia Pty Ltd & CPSU, Community and Public Sector Union)
Pacific Rim (Nurses) Collective Agreement 2009, expiring 16 June 2012. (Negotiating Parties The GEO Group Australia Pty Ltd and The Australian Nursing Federation)
Parklea Correctional Centre — Correctional Officers Enterprise Agreement 2010, expiring 31 December 2010. (Negotiating Parties The GEO Group Australia Pty Ltd and Employees)
Parklea Correctional Centre Non — Custodial Individual Transitional Employment Agreement 2009, expiring 31 December 2010. (Negotiating Parties The GEO Group Australia Pty Ltd and Employees)

SCHEDULE 6.07
to
Disclosure Supplement
Dated as of August 4, 2010
Restrictive Agreements
None